As filed with the Securities and Exchange Commission on September 14, 2022

Registration No. 333-262412

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

Amendment No. 8 to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

U-BX Technology Ltd.

(Exact name of Registrant as specified in its charter)

Not Applicable

_________________

Cayman Islands	7370	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Zhongguan Science and Technology Park

No. 1 Linkong Er Road, Shunyi District, Beijing

People’s Republic of China

+86 10 0651-20297

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_________________

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue New York, NY 10017 T: 212-588-0022	Benjamin A. Tan, Esq. Sichenzia Ross Ference LLP 1185 6TH Avenue New York, NY 10036 T: 212-930-9700

_________________

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated September 14, 2022.

5,000,000 Ordinary Shares

U-BX Technology Ltd.

_________________

This is an initial public offering of our ordinary shares, par value $0.0001 (the “ordinary shares”). Prior to this offering, there has been no public market for our ordinary shares. We expect the offering price to be $5.00 per ordinary share (the “Offering Price”). This offering is contingent upon us listing our ordinary shares on Nasdaq or another national exchange. There is no guarantee or assurance that our ordinary shares will be approved for listing on the Nasdaq Capital Market or another national exchange.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “UBXG”. We cannot assure you that our application will be approved; however, if it is not approved, we will not complete this offering.

U-BX Technology Ltd., or U-BX, was incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations in China through Youjiayoubao (Beijing) Technology Limited, or U-BX China, and its subsidiaries based in China. U-BX is a holding company with no material operations of its own. We currently conduct our operations primarily through the PRC Operating Entities. Investors will not and may never directly hold equity interests in the PRC Operating Entities. After the dissolution of the VIE structure, U-BX now controls and receives the economic benefits of U-BX China and its subsidiaries’ business operation, if any, through equity ownership. Any references to “U-BX” are to U-BX Technology Ltd., the ultimate holding company and any references to “we”, “us”, “our Company,” “the Company,” or “our” are to U-BX Technology Ltd. (“U-BX”) and its subsidiaries. U-BX China and its subsidiaries, Jiangsu Jingmo Technology Co., Ltd., Jiangsu Youjiayouche Technology Co., Ltd. and Rudongyoujia Smart Technology Co., Ltd. conduct business operations, and there is no business or product division/concentration among all the subsidiaries.

This is an offering of the ordinary shares of U-BX, the Cayman Islands holding company. We conduct our business through Youjiayoubao (Beijing) Technology Co., Limited, or U-BX China, and its subsidiaries, Jiangsu Jingmo Technology Co., Ltd., Jiangsu Youjiayouche Technology Co., Ltd. and Rudongyoujia Smart Technology Co., Ltd. You will not and may never have direct ownership in the operating entities based in China. After the dissolution of the VIE structure, U-BX now controls and receives the economic benefits of U-BX China and its subsidiaries’ business operation, if any, through equity ownership.

We are subject to certain legal and operational risks associated with having substantially all business operations in China, including changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition, results of operations and the market price of the ordinary shares. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer securities to investor and could cause the value of offered securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on the daily business operation of U-BX China and its subsidiaries and U-BX’s ability to accept foreign investments and list on an U.S. or other foreign exchange. These risks may cause significant depreciation of the value of our ordinary shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors. See “Risk Factors — Risks Related to Doing Business in China” beginning on page 24.

Our ordinary shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

On December 2, 2021, the U.S. Securities and Exchange Commission (“SEC”) adopted final amendments to its rules implementing the HFCA ACT. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (Commission-Identified Issuers) and require Commission-Identified Issuers identified by the SEC to submit documentation and make disclosures required under the HFCA ACT. In addition, the final amendments also establish procedures the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCA ACT. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021. Pursuant to the HFCA ACT, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. According to the PCAOB, its December 2021 determinations under the HFCA Act remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

Our auditor, Wei, Wei & Co., LLP, is headquartered in New York, NY and has been inspected by the PCAOB on a regular basis, with the last inspection completed in August 2020, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. However, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, the securities regulatory authority of the State Council may establish a regulatory cooperation mechanism with securities regulatory authorities of another country or region for the implementation of cross-border supervision and administration. Article 177 further provides that overseas securities regulatory authorities shall not engage in activities pertaining to investigations or evidence collection directly conducted within the territories of the PRC, and that no Chinese entities or individuals shall provide documents and information in connection with securities business activities to any organizations and/or persons aboard without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council.

If our ordinary shares are prohibited from being traded on a national securities exchange or over-the counter under the HFCA ACT in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor, which has a presence in China, at such future time, Nasdaq may determine to delist our ordinary shares. If our ordinary shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our ordinary shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ordinary shares. See “Risk Factors — Risks Related to Doing Business in the People’s Republic of China — Our ordinary shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” on page 39 of this prospectus.

As a holding company, U-BX may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. As of the date of this prospectus, our Company, our subsidiaries have not distributed any earnings, nor do they have any plan to distribute earnings in the foreseeable future. As of the date of this prospectus, no dividends or other transfers have been made. U-BX and its subsidiaries have not distributed any earnings or settled any amounts owed under the previous VIE Agreements, nor does U-BX and its subsidiaries have any plan to distribute earnings or settle amounts in the foreseeable future. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our subsidiaries via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, there have been three occurrences of cash transfers between the holding company and its subsidiaries. On August 3, 2021, the holding company transferred $40 to U-BX HK; on August 5, 2021, the holding company transferred $1,000 to U-BX HK; on August 6, 2021, U-BX HK transferred $500 to the WFOE. All three cash transfers were for the purpose of testing if the recipients’ bank accounts work normally. There has been no dividends or distributions between the holding company, its subsidiaries or to investors.

As of the date of this prospectus amendment, cash transfers and/or transfers of other assets between our Company and our subsidiaries were as follows:

No.	Transfer From	Transfer To	Amount ($)	Date	Purpose
1	U-BX	U-BX HK	40	August 3, 2021	Transfer to test if the recipient’s bank account works normally
2	U-BX HK	U-BX HK	1,000	August 5, 2021	Transfer to test if the recipient’s bank account works normally
3	U-BX HK	U-BX WFOE	500	August 6, 2021	Transfer to test if the recipient’s bank account works normally

The holding company has limited operation and operation expenses. The holding company pays for its operating expenses from funds received from its investors for purchasing its ordinary shares. See “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries” beginning on page 4, and “Corporate History and Structure — Transfers of Cash to and from Our Subsidiaries” beginning on page 62. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, under PRC law, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. These reserves are not distributable as cash dividends. If any of our Chinese subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to U-BX. To date, there have not been any such dividends or other distributions from our Chinese subsidiaries to our subsidiary located outside of China. In addition, as of the date of this prospectus, none of our subsidiaries have issued any dividends or distributions to U-BX or its shareholders. Furthermore, as of the date of this prospectus, neither U-BX nor any of its subsidiaries have paid dividends or made distributions to their shareholders. U-BX is permitted under PRC laws and regulations as an offshore holding company to provide funding to its PRC subsidiaries in China through shareholder loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements. According to the relevant PRC regulations on foreign-invested enterprises in China, there are no quantity limits on U-BX’s ability to make capital contributions to its PRC subsidiaries. However, our PRC subsidiaries may not procure loans which exceed the difference between their respective registered capital and total investment amount as recorded in the Foreign Investment Comprehensive Management Information System. In the future, cash proceeds raised from overseas financing activities, including this offering, may continue to be transferred by U-BX to the PRC subsidiaries via capital contribution or shareholder loans, as the case may be. We intend to retain most, if not all, of our available funds and any future earnings after this offering to the development and growth of our business in China. We do not expect to pay dividends in the foreseeable future. Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary. See “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries” beginning on page 4 and “Corporate History and Structure — Transfers of Cash to and from Our Subsidiaries” beginning on page 62.

Investing in the ordinary shares involves risks. See “Risk Factors” beginning on page 22.

	Price to Public	Underwriting Discounts and Commissions[1]	Proceeds to Us
Per ordinary share(1)	US$	US$	US$
Total	US$	US$	US$

____________

(1)        Initial public offering price per share is assumed at US$5.00.

(2)        We have agreed to pay Boustead Securities LLC (the “Underwriter”) a discount equal to 7% of the gross proceeds of this offering. For a description of other compensation to be received by the Underwriter, see “Underwriting” beginning on page 131.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Underwriter expects to deliver the ordinary shares against payment in U.S. dollars to purchasers on or about             , 2022.

Prospectus dated             , 2022.

You should rely only on the information contained in this prospectus or in any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free writing prospectus. We are offering to sell, and seeking offers to buy the ordinary shares, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the ordinary shares.

Neither we nor the Underwriter has taken any action to permit a public offering of the ordinary shares outside the United States or to permit the possession or distribution of this prospectus or any filed free writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the offering of the ordinary shares and the distribution of the prospectus or any filed free writing prospectus outside the United States.

Until             , 2022 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our ordinary shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Prospectus Conventions

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “China” or the “PRC” are to the People’s Republic of China, excluding Taiwan, for the purposes of this prospectus only;

•        “Jiangsu Jingmo” is to Jiangsu Jingmo Technology Co., Ltd., a PRC company and a wholly owned subsidiary of U-BX China (as defined below);

•        “Jiangsu YJYC” is to Jiangsu YJYC Technology Co., Ltd., a PRC company and a wholly owned subsidiary of U-BX China (as defined below);

•        “Lianghua Technology” or “WFOE” is to Beijing Lianghua Technology Co., Limited, a wholly foreign-owned enterprise in the PRC and a wholly-owned subsidiary of U-BX HK;

•        “Ordinary shares” refer to the ordinary shares of the Company, par value US$0.0001 per share;

•        “PRC Operating Entities” is to U-BX China (as defined below) and its subsidiaries, Jiangsu Jingmo, Jiangsu YJYC and RDYJ (as defined below);

•        “RDYJ” is to Rudongyoujia Smart Technology Co., Ltd., a PRC company and a wholly owned subsidiary of U-BX China (as defined below);

•        “U-BX China” is to Youjiayoubao (Beijing) Technology Co., Limited (also known as Youjiayoubao Technology Co., Ltd. in China), a PRC company that is wholly owned by Lianghua Technology;

•        “U-BX” is to U-BX Technology Ltd., a Cayman Islands exempted company limited by shares;

•        “U-BX HK” is to Snailinsur Group Limited, a Hong Kong limited company, which is a wholly-owned subsidiary of U-BX; and

•        “we,” “us,” “our Company,” “the Company,” or “our” are to U-BX and all its subsidiaries.

This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at specified rates solely for the convenience of the US reporting. The relevant exchange rates are listed below:

	For the Year Ended June 30, 2021	For the Year Ended June 30, 2020
Period Ended RMB: USD exchange rate	6.4601	7.0795
Period Average RMB: USD exchange rate	6.6273	7.0198

For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our Chief Executive Officer will be presented as “Jian Chen,” even though, in Chinese, Mr. Chen’s name is presented as “Chen Jian.”

We have relied on statistics provided by a variety of publicly available sources regarding China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. Except where otherwise stated, all ordinary share accounts provided herein are on a pre-share-increase basis.

Overview

U-BX was incorporated on June 30, 2021 in the Cayman Islands. U-BX does not have material operations of its own. We conduct business through the PRC Operating Entities. Since U-BX China’s establishment in 2018, the PRC Operating Entities have focused on providing value-added services using artificial intelligence-driven technology to businesses within the insurance industry, including insurance carriers and brokers. All of our revenue was and will continue to be derived from mainland China, and none of our revenue was derived from Hong Kong or Macau.

Our PRC Operating Entities’ business primarily consists of providing the following three services/products: i) digital promotion services, ii) risk assessment services, and iii) value-added bundled benefits. U-BX China helps its institutional clients obtain visibility on various social media platforms and generate its revenue based on consumers’ clicks, views or its clients’ promotion time through those channels. U-BX China also developed a unique algorithm and named it the “Magic Mirror” to calculate payout risks for insurance carriers to underwrite auto insurance coverage. Utilizing the proprietary algorithmic model, U-BX China is able to generate individualized risk reports based on the vehicle brand, model, travel area, and vehicle age. In turn, U-BX China is able to generate revenue based on the number of assessment reports provided to the insurance carriers. Lastly, to help major insurance carriers or brokers attract their customers, U-BX China sells bundled benefits, including car wash, maintenance plan or parking notification, to these carriers, which they may then pass onto their customers for either low or no cost.

In addition to servicing institutional customers, U-BX China provides up-to-date insurance-related information to individual consumers through its mini-application embedded in other social media platforms. The information is provided to educate consumers and insurance brokers about the insurance industry, thus helping us build a stronger brand image with the general public.

At present, U-BX China’s client base consists of more than 300 city-level property and auto insurance carriers nationwide, in addition to approximately 200,000 insurance brokers that use its products and services to conduct business on a daily basis. Some of its clients include large corporations such as the People’s Insurance Company of China, Dajia Property Insurance Co., Ltd., China Pacific Property Insurance Co., Ltd., China Life Property Insurance Co., Ltd., Yongcheng Property Insurance Co., Ltd., Huatai Insurance Brokers Co., Ltd. With the future digitization of the insurance industry, we expect to have a broader reach within the overall insurance industry, as U-BX China’s business focuses on providing insurance technology solutions to insurance carriers interested in applying artificial intelligence technology and online traffic promotion method in their operation. We believe the future digitization of the insurance industry will create more interest among insurance carriers in using the technology and promotion channels U-BX China offers.

Corporate history and structure

U-BX is a holding company with no operations of its own. We conduct our operations in China primarily through the PRC Operating Entities. The ordinary shares offered in this prospectus are those of U-BX.

The following figure shows our corporate structure as of the date of this prospectus, including our main subsidiaries and consolidated affiliated entities:

Superego Pulse Limited
(British Virgin Islands)
99%
Columbus Information Consulting L.P.
(British Virgin Islands)
1%
EvolutionUp Limited
(British Virgin Islands)
IPO investors
U-BX Technology Ltd. (U-BX)
(Cayman Islands)
100%
Snailinsur Group Limited (U-BX HK)
(Hong Kong)
100%
Beijing Lianghua Technology Co., Limited (WFOE)
(PRC)
100%
Youjiayoubao (Beijing) Technology Co., Limited (U-BX China)
(PRC)
100%
100%
100%
Jiangsu Jingmo Technology Co., Ltd.
(Jiangsu Jingmo)
(PRC)
RDYJ Smart Technology Co., Ltd.
(RDYJ)
(PRC)
Jiangsu YJYC Technology Co., Ltd.
(Jiangsu YJYC)
(PRC)

U-BX was incorporated on June 30, 2021 in the Cayman Islands. It is a holding company and is not actively engaged in any business as of the date of this prospectus. Under its amended and restated memorandum of association, U-BX is authorized to issue 500,000,000 ordinary shares, par value $0.0001 per ordinary share. There are currently 24,000,000 issued and outstanding ordinary shares, of which 35.01% and 8.81% held by Superego Pulse Limited and Columbus Information Consulting L.P., respectively. U-BX’s registered office is at Harneys Fiduciary (Cayman) Limited and its registered office is at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands.

U-BX HK was incorporated on July 14, 2021 under the laws of Hong Kong. U-BX HK is a Hong Kong limited company and a wholly-owned subsidiary of U-BX. U-BX HK is a holding company and does not have any operations.

Lianghua Technology was incorporated on July 23, 2021 under the laws of the People’s Republic of China. Lianghua Technology is a wholly-foreign owned enterprise, a limited liability company, and a wholly-owned subsidiary of U-BX HK. Lianghua Technology is a holding company and does not have any operations.

U-BX China was incorporated on March 27, 2018 under the laws of the People’s Republic of China. U-BX China is a limited liability company. In August 2021, Lianghua Technology entered into a series of contractual agreements, including the Equity Pledge Agreement, Exclusive Call Option Agreement, Shareholders’ Voting Rights Proxy Agreement, Business Cooperation Agreement and Consultation and Services Agreement by and among Lianghua Technology, U-BX China and the shareholders of U-BX China. (the “VIE Agreements”) with U-BX China and all the shareholders of U-BX China that established the VIE structure. On February 20, 2022, with approval of Lianghua Technology and approval of the board of directors of U-BX China, U-BX China issued 2.99% equity interest in U-BX China to a third-party investor. The issuance was completed on February 28, 2022. On February 28, 2022, Lianghua Technology exercised its call option under the Exclusive Call Option Agreements dated August 16, 2021 with certain shareholder of U-BX China and entered into equity transfer agreements with all the shareholders of U-BX China to purchase all the equity interest in U-BX China. On March 3, 2022, Lianghua Technology entered into a termination agreement with U-BX China that terminated the Business Cooperation Agreement and Consultation and Services Agreement, Lianghua Technology also entered into each shareholder of U-BX China to terminate the Equity Pledge Agreement, Exclusive Call Option Agreement and Shareholders’ Voting Rights Proxy Agreement. The restructure was completed on March 3, 2022. As a result, U-BX China became a wholly owned subsidiary of Lianghua Technology and the VIE structure is dissolved. The VIE Agreements were terminated.

Jiangsu Jingmo was incorporated on July 9, 2020 under the laws of the People’s Republic of China. Jiangsu Jingmo is a limited liability company and a wholly-owned subsidiary of U-BX China.

Jiangsu YJYC was incorporated on June 29, 2020 under the laws of the People’s Republic of China. Jiangsu YJYC is a limited liability company and a wholly-owned subsidiary of U-BX China.

RDYJ was incorporated on July 27, 2018 under the laws of the People’s Republic of China. RDYJ is a limited liability company and a wholly-owned subsidiary of U-BX China.

Jiangsu Youchehubao Technology Co., Ltd. (“Jiangsu YCHB”) was incorporated on August 21, 2020 under the laws of the People’s Republic of China and was dissolved on March 1, 2022. Jiangsu YCHB was a limited liability company and a wholly-owned subsidiary of U-BX China. Jiangsu YCHB has never had any assets or operation.

The Restructure

Prior to the restructure completed in March 2022, Lianghua Technology entered into a series of VIE Agreements with U-BX China and the shareholders of U-BX China, which established the VIE structure.

As a result of the VIE Agreements, Lianghua Technology was regarded as the primary beneficiary of U-BX China, and we treated U-BX China and its subsidiaries as the variable interest entities under U.S. GAAP for accounting purposes. We have consolidated the financial results of U-BX China and its subsidiaries in our consolidated financial statements in accordance with U.S. GAAP.

In February 2022, the board of directors of the Company decided to dissolve the VIE structure. On February 20, 2022, with approval of Lianghua Technology and approval of the board of directors of U-BX China, U-BX China issued 2.99% equity interest in U-BX China to a third-party investor. The issuance was completed on February 28, 2022. On February 28, 2022, Lianghua Technology exercised its call option under the Exclusive Call Option Agreements dated August 16, 2021 with certain shareholders of U-BX China and entered into equity transfer agreements with all the shareholders of U-BX China to purchase all the equity interest in U-BX China. On March 3, 2022, Lianghua Technology entered into a termination agreement with U-BX China that terminated the Business Cooperation Agreement and Consultation and Services Agreement, Lianghua Technology also entered into each shareholder of U-BX China to terminate the Equity Pledge Agreement, Exclusive Call Option Agreement and Shareholders’ Voting Rights Proxy Agreement. The restructure was completed on March 3, 2022. As a result, U-BX China became a wholly owned subsidiary of Lianghua Technology and the VIE structure is dissolved. The VIE Agreements were terminated.

Holding Company Structure

U-BX is a holding company with no material operations of its own. We currently conduct our operations primarily through the PRC Operating Entities. Investors will not and may never directly hold equity interests in the PRC Operating Entities. After the dissolution of the VIE structure, U-BX now controls and receives the economic benefits of U-BX China and its subsidiaries’ business operation, if any, through equity ownership.

Transfers of Cash to and from our subsidiaries

Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary.

U-BX is permitted under the laws of the Cayman Islands to provide funding to U-BX HK through loans or capital contributions without restrictions on the amount of the funds. U-BX HK is permitted under the respective laws of Hong Kong to provide funding to WFOE through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividends transfers from Hong Kong to the Cayman Islands.

To transfer cash from U-BX HK to WFOE, U-BX HK can increase its registered capital in WFOE, which requires a filing with the local commerce department, or through a shareholder loan, which requires a filing with the State Administration of Foreign Exchange or its local bureau. Aside from the declaration to the State Administration of Foreign Exchange, there is no restriction or limitations on such cash transfer or earnings distribution.

To make loans to U-BX HK, WFOE or the PRC Operating Entities, according to Matters relating to the Macro-prudential Management of Comprehensive Cross-border Financing, or PBOC Circular 9 promulgated by the People’s Bank of China, the total cross-border financing of a company shall be calculated using a risk-weighted approach and shall not exceed an upper limit. The upper limit shall be calculated as capital or assets (for enterprises, net assets shall apply) multiplied by a cross-border financing leverage ratio and multiplied by a macro-prudential regulation parameter. The macro-prudential regulation parameter is currently 1, which may be adjusted by the People’s Bank of China and the State Administration of Foreign Exchange in the future, and the cross-border financing leverage ratio is 2 for enterprises. Therefore, the upper limit of the loans that a PRC company can borrow from foreign companies shall be calculated at 2 times the borrower’s net assets. When WFOE and U-BX China jointly apply for borrowing foreign debt, the upper limit of borrowing shall be 2 times of the net assets in the consolidated financial statement, and U-BX China shall make a commitment to refrain from borrowing foreign debt in their own respective names.

U-BX may rely on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary to pay dividends to its shareholders. If U-BX’s subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to U-BX.

As a result of PRC laws and regulations (noted below) that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, WFOE is restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to U-BX HK as a dividend. We note the following:

1.      PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations;

2.      WFOE is required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory surplus reserves until the cumulative amount of such reserves reaches 50% of their registered capital;

3.      Such reserves may not be distributed as cash dividends;

4.      WFOE may also allocate a portion of their after-tax profits to fund their staff welfare and bonus funds; except in the event of a liquidation, these funds may also not be distributed to shareholders; the Company does not participate in a Common Welfare Fund; and

5.      The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay stockholder dividends or make other cash distributions.

As of the date of this prospectus, U-BX and its subsidiaries have not distributed any earnings or settled any amounts owed under the previous VIE Agreements, nor does U-BX and its subsidiaries have any plan to distribute earnings or settle amounts in the foreseeable future. During the fiscal years ended June 30, 2021 and 2020, there was no cash transfer between the holding company and its subsidiaries. During the six months ended December 31, 2021, U-BX transferred a total of $1,040 to U-BX HK and U-BX HK transferred $500 to the WFOE. The cash transfers were for to test the newly opened bank accounts. During the six months ended December 31, 2021, there has been no dividends or distribution between the holding company, its subsidiaries or to investors.

As of the date of this prospectus, cash transfers and/or transfers of other assets between our Company and our subsidiaries were as follows:

No.	Transfer From	Transfer To	Amount ($)	Purpose
1	U-BX	U-BX HK	1,040	Transfer to test if the recipient’s bank account works normally
2	U-BX HK	U-BX WFOE	500	Transfer to test if the recipient’s bank account works normally

See “Corporate History and Structure — Transfers of Cash to and from Our Subsidiaries”

Dividend Policy

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business after the Company’s initial public offering. Therefore, we do not expect to pay cash dividends again in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant. As of the date of this prospectus, we have not paid any dividends or distributions to our shareholders.

Our Services and Products

We, through the PRC Operating Entities, provide value-added services and products to insurance carriers, so they can better serve their consumers. Through the digital promotion services, risk assessment services and value-added bundled benefits we provide to insurance carriers, we facilitate the business operation and marketing for our insurance carrier clients. In the future, we plan to include retail consumers in our client base.

Digital Promotion Services

We help our institutional clients obtain visibility on various social media platforms and generate our revenue based on consumers’ clicks, views or our clients’ promotion time through those channels. Through the promotional channels, clients can promote brand awareness and their products and services. Using internet public domain traffic and private domain traffic, our promotion services have reached a large number of insurance buyers and connected them with multiple insurance carriers, optimizing insurance advertising efficiency in a cost-efficient way.

We use the services and platforms offered by third parties to obtain traffic on certain platforms including online content-based platforms (e.g. Tik-Tok, Kuaishou, etc.) and offline scene marketing platforms. In a typical scenario, we insert the hyperlink of our promotion materials on the website with high traffic, and people browsing the website content will likely click on our hyperlink and read the promotion. Based on our clients’ specification about the promotion content, the expected frequency of clicks and views, our operation staff tracks the work progress and ensure the clients’ standards have been met at the end of each promotion cycle. Our technology team monitors the traffic and analyses the results of each promotion and produces a traffic report to the clients. The clients are able to track the number of clicks and views. We also use popular social media platforms as marketing channels. Currently, the largest social media we use is WeChat.

As agreed in the promotion agreements we have with our clients, we receive commissions from our clients based on the number of user clicks and the institutional clients’ promotion time on the promotional channels. At the beginning of each month, our clients set the monthly promotion budget and agree with us on the exact promotion orders and promotion content. Our team subsequently work on details of their promotion needs of that specific month. We send the service invoice to our clients in the second half of each month after we receive the confirmation of each month’s promotion effect from our clients. Our clients typically pay at the end of each month. If a delay arises from an audit by a client of a report, payment will arrive at the beginning of the next month. To date, we have not had any issue collecting clients’ payments.

Risk Assessment Services

We have developed a unique algorithm and named it the “Magic Mirror” to calculate payout risks for insurance carriers to underwrite auto insurance coverage. Utilizing our proprietary algorithmic model, we are able to generate individualized risk report based on the vehicle brand, model, travel area, and vehicle age. In turn, we are able to generate revenue based on the number of assessment reports we provide to the insurance carriers. Equipped with a calculating formula for insurance carriers to assess the insurance risk attached to individual vehicles and utilizing artificial intelligence (“AI”) and optical character recognition technology, Magic Mirror takes in vehicle information, and produces a detailed individual risk assessment report for each vehicle, including the chances a certain vehicle will be involved in an accident or suffer damage, the chances certain insurance claims will be brought for the vehicle, and an estimate of insurance settlement amount under different auto insurance coverage types. For example, suppose the vehicle is a Ford SUV that has been used for 3 years in Hebei Province, China, Magic Mirror may conclude the risk of a shattered window is 35% and the average settlement is RMB 990 (US$ 154).

The development of Magic Mirror is based on various source of information and technology, including the insurance types and rates from major insurance carriers, the public data on Autohome Inc.’s website, the public data of China Automobile Industry Association and the prices of common vehicle accessories and TensorFlow Python technology. TensorFlow Python is a free and open-source software library for machine learning and artificial intelligence created and released by Google. It can be used to create deep learning models directly. Magic Mirror utilizes TensorFlow Python technology’s machine learning feature that can extrapolate the patterns between vehicle types and the entailed risks from vehicle information such as vehicle accessories, past claim settlement information and the auto insurance type. It strengthens Magic Mirror’s calculating formula and risk assessment function.

We are not aware of any products with similar functions in the market and we believe our Magic Mirror has unique competitive advantages. In the most recent financial year, we have accumulated 50 Magic Mirror users and the annual revenue generated by this product has exceeded US$ 22 million.

Insurance companies purchase this product from us to get a better understanding of the risks entailed with each individual vehicle they plan to insure. This product is especially popular among insurance carriers when insurance carriers are in greater need for predictability in making insurance decisions. Based on the vehicle’s information, including the vehicle type, functions, brand model, new car purchase price, frame number, engine number, seat number, displacement, power, vehicle age, and insurance type, etc., we build our customers predictive models with multi-dimensional, multi-features and the accuracy of the risk assessment results in a visual form as below:

Magic Mirror by Xgboost Model
Indicator: ROC curve
Y: True Positive Rate Value
X: False Positive Rate Value
1.0
0.8
0.6
0.4
0.2
0.0
0.0
0.1
0.2
0.3
0.4
0.5
0.6
0.7
0.8
0.9
Model Predict AUC:0.7726
Random Predict AUC:0.5

____________

*         The Xgboost model curve demonstrates the accuracy of Magic Mirror prediction. The dashed line shows any random prediction with a 50% accuracy rate, whereas the solid line shows the accuracy of Magic Mirror, which is about 77.26%.

Magic Mirror obtains all vehicle information from our clients, the auto insurance carriers. We regularly update the Magic Mirror system based on the information processed within the system, strengthening the efficiency of the AI calculation method, so that the product could continue to provide more accurate reports to our clients.

Value-added Bundled Benefits

We sell value-added bundled benefits to insurance carriers. These benefits comprise regular service codes, which carriers provide to their clients as part of the latter’s service package, as well as vehicle moving notification service codes. Upon presenting the code, vehicle owners are able to use a series of vehicle maintenance services such as car washing, car maintenance, driver services and vehicle moving notification services. We regularly assess the pricing of the services afforded by our service codes and update our service provider partner pool, so that we can consistently offer good services at competitive prices to our clients. Currently, our strategy still focuses on attracting more users by competitively pricing our service codes. Our vehicle moving notification service is a highly innovative design which allows the vehicle owners to receive instant notification no matter where they are or where the vehicles are parked, if for any reason their vehicles need to be moved to a different spot to make way for public convenience or another vehicle owner’s convenience. Vehicle owners possessing the vehicle moving notification code can place the code on their vehicles and receive phone notification without revealing their contact information if their vehicle needs to be moved for public convenience.

The suppliers of our regular service codes are auto maintenance service code providers who have the capacity to consolidate vehicle maintenance service providers all over China. We procure pre-packaged vehicle maintenance packages at a relatively low price from those suppliers, and then resell the code to our client, auto insurance carriers. Benefiting from our broad network with vehicle maintenance service providers, we have been able to obtain high-quality vehicle maintenance service packages at competitive prices, therefore maintaining a profit margin for the Company, and a competitive advantage over our competitors. We create the vehicle moving notification service codes on our own and sell them to the insurance carriers directly.

The vehicle maintenance service market in China is largely divided by region. There are relatively few vehicle service companies that offer nationally available vehicle maintenance service, and those who offer such service scale are mainly located in first tier cities. The service codes we sell to insurance carriers afford vehicle owners maintenance services all over the country. We believe this feature makes our service codes more attractive to both insurance carriers who purchase our codes and vehicle owners who use the service attached to the codes.

Free Information on Website and Mini-programs

We maintain a free informational mini program within WeChat called “Wowobaodian”. This product mainly serves as an insurance brokers’ professional development tool. Our editorial team regularly authors and posts articles about cutting-edge insurance industry trends, insurance-related knowledge and most recent insurance policies within this mini program. The materials are in the form of articles, pictures and videos. Equipped with the ability to mine WeChat Moments contacts and efficiently reach prospective insurance buyers, this product has seen rapidly expanding customer base since its launch.

Prospective users can access the mini program by searching “Wowo Baodian” mini program through WeChat, or clicking on the “Wowo Baodian” card link shared by other users. Using Wowo Baodian does not require user registration and is free of charge. This mini program has attracted a large number of insurance brokers that benefit from learning from our materials and sharing them with family and friends to achieve broader exposure to their prospective clients. On the other hand, having a large group of active insurance brokers on our mini program increases our leverage during the negotiation with our institutional clients and thus eases our communication process with those clients.

Our mini program is highly specialized in the vehicle insurance industry. We do not believe there is currently any other service provider who operates a similar informational platform that focuses on auto insurance industry. Therefore, we believe our mini program has a competitive advantage and is a pioneer of the information platform related to the auto insurance industry.

Our Customers and Suppliers

Our customers are well-known insurance carriers and insurance intermediaries in China. At present, we have established cooperation with more than 300 city-level property and casualty insurance carriers across the country, including the People’s Insurance Company of China, Dajia Property Insurance Co., Ltd., China Pacific Property Insurance Co., Ltd., China Life Property Insurance Co., Ltd., Yongcheng Property Insurance Co., Ltd., and Huatai Insurance Brokers Co., Ltd., etc.

No customer individually represents greater than 10.0% of total revenues of the Company for the fiscal years ended June 30, 2021 and 2020.

For each of the years ended June 30, 2020 and 2021, our five largest customers accounted for 31.6% and 25.1% of our total revenue, respectively. As of June 30, 2021, three customers accounted for 22.5%, 16.8% and 14.8% of the total balance of accounts receivable. As of June 30, 2020, two customers accounted for 24.8% and 19.9% of the total balance of accounts receivable.

Currently, our suppliers mainly consist of internet technology companies in China. Our suppliers are divided into four categories: 1) Promotion traffic suppliers; 2) Vehicle maintenance service code providers; 3) Technology development suppliers; and 4) Information operators. The promotion traffic suppliers represent the majority of our suppliers based on the cost of our suppliers. Among the promotion traffic suppliers, we use both online content platforms and offline scene marketing platforms. We constantly adjust our supplier pool to optimize our procurement cost.

Our top four suppliers represent more than 80% of our total supply volume. They are Shandong Xinhui Information Technology Ltd., Zhejiang Shulan Internet Technology Co., Ltd., Anhui Senrenhang Information Technology Ltd. and Shandongbaoying information Technology Co., Ltd. For the year ended June 30, 2021, four suppliers accounted for 35.4%, 21.7%, 14.6% and 14.0% of the Company’s total purchases, respectively. For the year ended June 30, 2020, three suppliers accounted for 58.4%, 16.9% and 12.2% of the Company’s total purchases, respectively. As of June 30, 2021, three suppliers accounted for 51.2%, 27.9% and 19.4% of the total balance of accounts payable, respectively. No suppliers individually represent greater than 10.0% of total accounts payable of the Company as of June 30, 2020.

We enter supply contracts with our suppliers. A typical supplier agreement lasts for one year with the automatic option to extend by another year absent either party’s objection. Both parties have the right to terminate the agreement upon notifying the other party in advance. The supplier provides business support and information consultation services and charges us service fee and management fee either monthly or on an agreed-upon date. Both parties bear responsibilities to keep the business information confidential. The supplier agreements are governed by the law of PRC.

We will diversify our pool of suppliers as we develop our business to reduce the risk of our dependence on our major suppliers.

Sales and Marketing

Currently, through U-BX China and its subsidiaries, our marketing team conduct promotion offline by reaching out to auto insurance carriers by region. We plan to use the proceeds from this offering to promote our business through both online social media platforms and offline advertisement agencies.

By promoting our brand and services, we aim to attract more individual clients we can promote directly without going through third party traffic suppliers. For institutional clients, we will build a capable and resourceful sales team and send the team to communicate with our potential institutional clients. For individual clients, who are mostly insurance brokers, we will use both online and offline scene marketing, where we will partner with automakers, auto distributors and online social media platforms.

Our Growth Strategy

Enhance our Digital Promotion Service

Currently, we are still at an early stage in our digital promotion services. We plan to enhance our marketing team and hire more well-connected marketing managers in the industry, who will help us reach more institutional clients that are interested in using our promotion services.

We plan to also diversify our internet marketing channels to reach more potential users by expanding our current promotion channels from online only to online and offline. To build the offline channels, we plan to cooperate with vehicle manufactures and sellers. To expand online channels, we plan to partner with popular social platforms including Tik-Tok, Weibo, Baidu and Kuaishou to promote our clients’ insurance products. We anticipate that our promotion investment will at least double in size in the near future, and the width and intensity of our promotion channels will be strengthened.

Improving the Content Quality of Wowobaodian

We plan to further upgrade Wowobaodian by enriching its contents and functions in order to grow our user base, and continue to diversify and optimize our product content to enhance the user experience. Currently, the content we create on Wowobaodian are mainly in the form of articles and pictures. To better adapt to the user needs, we will add more video-based content to educate Wowobaodian users. For example, we will design tutorial videos catering to insurance brokers to help them build their professional images. This video series will likely become the first set of paid content we create for our Wowobaodian users.

Meanwhile, we plan to make the user experience on Wowobaodian more fun and easier to share. For example, currently we are testing an interactive product on Wowobaodian that will change the traditional one-way information input mode commonly seen on similar mini programs. This interactive product allows individual users to produce and share original content on our mini program so that our users will have the opportunity to adopt dual roles as readers and producers. During the testing stage, we will keep the uploading access open to all users, and then our quality control team will review the uploaded materials and select qualified materials to post on the program. In the long term, we anticipate discovering users with high quality output and further engaging with them.

Strengthen our Partnership with Insurance Carriers and Insurance Intermediaries

We will continue to strengthen our existing service scope and introduce new high-quality services to create more value for our institutional customers. We plan to extend our outreach to downstream insurance carriers to strengthen pricing and customization of insurance products. Our priority is to recruit more talent in the insurance actuarial field in order to perfect the AI calculation within the Magic Mirror system, so we can better serve our institutional clients by providing a more accurate pricing formula for their business.

Currently, we assist our clients with the insurance claim risk assessment using the Magic Mirror formula. In the future, we plan to expand our current business scale and move our focus toward insurance service marketing and apply our technology service in that field.

Increasing our Technological Capabilities

We will continue to develop our AI and big data capabilities, including our core technical capabilities, data processing technology and machine learning algorithms in order to strengthen the data mining and analysis capabilities of Magic Mirror. We plan to enhance our ability to provide solutions that cater to the needs of customers to help customers better achieve marketing promotion and consumer monetization capabilities. We will keep updating the core technologies of the Magic Mirror to satisfy our customers’ needs.

Currently, we have 9 employees on our research and development team. Some of the employees used to serve as technology specialists for renowned internet technology companies, and some possess multiple years of insurance product development experience in the insurance industry. We will keep investing in expanding our research and development team. In the year to come, we plan to double the size of our research and development team. Meanwhile, we will familiarize our team with the most cutting-edge technology service in the market, such as voice recognition, facial recognition, and AI interaction, and incorporate them in our services. The cost of our research and development team currently represents 70% of our total staff cost.

Expand the Service Scope

We plan to expand our current service scope into the life insurance and health insurance industry. We will reach out to prospective institutional clients in the health insurance industry as well as discover individual clients, aiming to cover the whole spectrum of the health insurance market. Our first step is to recruit more well-connected and knowledgeable staff with extensive experience in the health insurance industry for our promotion service and Wowobaodian mini program, so that we can keep up the quality of our output to users of Wowobaodian and reach institutional clients in the health industry field. In the future, we plan to establish a separate department focusing on health insurance clients.

According to our research, short-term health insurance is comparable to property insurance in terms of the insurance sales tactics, insurance institutions’ marketing efforts and development stage, and insurance buyers’ purchasing habit. We plan to take advantage of our current vehicle insurance expertise and expand directly to short-term health insurance field. Long term health insurance requires more complicated management and the business operates very differently from vehicle insurance. It operates on various long term insurance contracts that involve more difficult decisions in terms of purchase price and coverage. Our initial strategy will include conducting more industry research and focusing on knowledge output. Gradually we will come up with a business model that is profitable and sustainable.

Develop Overseas Markets

We plan to expand our technology to conduct business in Southeast Asia and other international markets, and provide overseas customers with online growth strategies. We believe that our advanced technology, products and content, and operating model make us competitive in many overseas markets as well as domestic markets. Southeast Asia market has great potential evidenced by fast industry growth. We anticipate that our experience in building our business operation in China will be greatly helpful to our business expansion in Southeast Asia.

Currently, we are recruiting new graduates who are familiar with the various Southeast Asian languages and business cultures to build an international business development team. This team will contact local insurance institutions initially and familiarize themselves with local insurance regulations. Our plan is to initiate our operations in Vietnam and Indonesia next year and we anticipate achieving profitability in those regions in two years.

Competitive Advantages

Through our PRC Operating Entities, we are committed to optimizing matching internet platform advertising strategies with insurance customers through the use of the internet, AI tools and big data. We believe we are one of the pioneers in the insurance technology industry that mainly serves auto insurance carriers. Our major competitors are mainly involved in helping insurance carriers acquire more clients or with insurance carriers’ policy issuing process, whereas we much more rely on internet technology and online traffic promoting. Our goal is to become the largest business platform serving both insurance brokers and insurance carriers, helping insurance carriers transform their promotion means from traditional offline channels to online channels.

We believe that we have some competitive advantages, which will enable us to maintain and further improve our industry market position in the national market. Our competitive advantages include:

Experienced and Visionary Management Team

Our management team has extensive experience in the insurance industry and the internet industry. For example, our COO, Mingfei Liu served as the vice president of Fanhua Brokerage, the largest insurance brokerage company in Asia, and the senior director of Gome Financial Insurance. He has developed multiple insurance products such as mobile phone broken screen insurance. Our CEO, Jian Chen used to work at China’s first-tier Internet companies, including Qunar.com and Autohome Inc., where he was responsible for product and operations management. Mr. Chen built the vehicle owner service department at Autohome Inc. and built a vehicle owner service platform with more than 100 million registered users.

Our managers have sharp business judgment, execution power and a keen eye on the future development trend of the industry. We have also cultivated a corporate culture that inspires insurance consumers to appreciate and understand all aspects of insurance products. We believe this culture is the foundation of innovative business models for our industry.

Market Promotion Advantage

We analyze user needs, behaviors, patterns and preferences to develop data-driven personalized content and service ranges. We have an accurate match between the insurance company clients and the insurance buyers and often successfully match the two groups based on each others’ unique needs.

In terms of marketing and promotion, we collect and study website user browsing behavior, browsing scenes and other data to achieve precise docking. We strive to match advertising strategies with insurance customers, improve marketing efficiency, and reduce the cost of marketing and promotion. We have designed multiple approaches for our market promotion business through website data analysis, including website visitation time span and visitor clicks tracking.

Technical Advantages

We have an advanced position in terms of our technology team qualification, the depth of our use of technology as well as our research and development investment. We use AI and big data as the technical foundation and pursue a user-oriented strategy. Our deep industry knowledge in algorithms and marketing insights provide us with substantial AI capabilities. We have developed and are constantly optimizing the AI-based Magic Mirror, which effectively collects user behavior information and analyzes a large amount of data from multiple sources throughout our entire content generation system.

In additional to the Magic Mirror system, we will come up with more digital products that serve our institutional clients. For example, with our own AI algorithm, we can accurately predict the future probability of compensation and the rough amount of compensation for vehicles. As a result, we can help insurance carriers provide precise risk control measures to reduce the insurance company’s operating risks and business losses.

High Quality Content on Wowobaodian

Our editorial team consists of experienced staff with years of experience in insurance industry. The team has up-to-date knowledge and caters to our readers’ needs timely. Our authors are professionals have experience in running sizable platforms and internet technology companies, such as Qunaer.com, Meituan.com, JD.com and Autohome Inc.

We have high standard in our recruitment and aim to build a diverse and multi-talented team that is able to generate up-to-date industry materials in multiple forms, including articles, audios and videos. Meanwhile, we are careful in providing insights about most recent industry policies. Given that regulations over insurance industry in China are strict and intricate, our editorial team also offers detailed policy analysis and apply their professional experience and knowledge in our articles.

Summary of Risk Factors

An investment in our ordinary shares is subject to a number of risks, including risks related to our business and industry, risks related to our corporate structure, risks related to doing business in China and risks related to our ordinary shares and this offering. You should carefully consider all of the information in this prospectus before making an investment in our ordinary shares. The following list summarizes some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” for a more thorough description of these and other risks.

Risks Related to Our Corporate Structure (beginning on page 22 of this prospectus)

•        Some of our shareholders are not in compliance with the PRC’s regulations relating to offshore investment activities by PRC residents, and as a result, the shareholders may be subject to penalties if we are not able to remediate the non-compliance.

•        Our current corporate structure and business operations may be substantially affected by the newly enacted Foreign Investment Law.

Risks Related to Doing Business in China (beginning on page 24 of this prospectus)

•        PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

•        Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

•        The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our ordinary shares may significantly decline or be worthless, which would materially affect the interest of the investors.

•        U-BX is a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our ordinary shares.

•        Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

•        We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

•        You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

•        We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

•        The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.

•        PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to change their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC laws.

•        Our failure to fully comply with PRC labor-related laws may expose us to potential penalties.

•        Our ordinary shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

•        Our contractual arrangements were governed by PRC law. Accordingly, these contracts would be interpreted in accordance with PRC law, and any disputes would be resolved in accordance with PRC legal procedures, which may not protect you as much as those of other jurisdictions, such as the United States.

Risks Related to Our Business and Industry (beginning on page 42 of this prospectus)

•        Our limited operating history and evolving business model make it difficult to evaluate our business and future prospects and the risks and challenges we may encounter;

•        Our revenues and future growth depend on the development of automotive industry in the PRC, the outlook for which is subject to numerous uncertainties, including China’s policies, laws, and regulations.

•        We have a history of net losses and negative cash flows from operating activities, which may continue in the future;

•        If we are unable to retain and attract customers, or if we lose our existing customer base due to our inability to gain market acceptance for our services, our business and results of operations may be materially and negatively affected.

•        Regulatory actions, legal proceedings and customer complaints against us could harm our reputation and have a material adverse effect on our business, results of operations, financial condition and prospects.

•        We may face disruption to our technology systems and resulting interruptions in the availability of our services.

•        We may fail to make necessary or desirable strategic alliance, acquisition or investment, and we may not be able to achieve the benefits we expect from the alliances, acquisition or investments we make.

Risks Related to Our Ordinary Shares and this Offering (beginning on page 49 of this prospectus)

•        There has been no public market for our shares or ordinary shares prior to this offering, and you may not be able to resell our ordinary shares at or above the price you paid, or at all.

•        The trading price of the ordinary shares is likely to be volatile, which could result in substantial losses to investors.

•        Substantial future sales or perceived potential sales of our ordinary shares in the public market could cause the price of our ordinary shares to decline.

•        You may experience dilution of your holdings due to inability to participate in rights offerings.

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

•        There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the ordinary shares.

Holding Foreign Companies Accountable Act (the “HFCA ACT”)

Our ordinary shares may be prohibited from trading on a national exchange under the HFCA ACT if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the U.S. Securities and Exchange Commission (“SEC”) adopted final amendments to its rules implementing the HFCA ACT. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (Commission-Identified Issuers) and require Commission-Identified Issuers identified by the SEC to submit documentation and make disclosures required under the HFCA ACT. In addition, the final amendments also establish procedures the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCA ACT. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021. Pursuant to the HFCA ACT, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, a Special Administrative Region of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. According to the PCAOB, its December 2021 determinations under the HFCA Act remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

Our auditor, Wei, Wei & Co., LLP, is headquartered in New York, NY and has been inspected by the PCAOB on a regular basis, with the last inspection completed in August 2020, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. However, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, the securities regulatory authority of the State Council may establish a regulatory cooperation mechanism with securities regulatory authorities of another country or region for the implementation of cross-border supervision and administration. Article 177 further provides that overseas securities regulatory authorities shall not engage in activities pertaining to investigations or evidence collection directly conducted within the territories of the PRC, and that no Chinese entities or individuals shall provide documents and information in connection with securities business activities to any organizations and/or persons aboard without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. If our ordinary shares are prohibited from being traded on a national securities exchange or over-the counter under the HFCA Act under the HFCA ACT in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor, which has a presence in China, at such future time, Nasdaq may determine to delist our ordinary shares. See “Risk Factors — Risks Related to Doing Business in the People’s Republic of China — Our ordinary shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.” on page 39 of this prospectus.

PRC Limitations on Overseas Listing

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures,” collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”), both of which have a comment period that expires on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC and such filing obligation shall be completed within three working days after the overseas listing application is submitted. The required filing materials for an initial public offering and listing shall include but not limited to: regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable).

If the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals and we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors and the securities currently being offered may substantially decline in value and be worthless.

We believe the CSRC’s approval is not required for the offering and trading of our ordinary shares on Nasdaq in the context of this offering, given that: (i) our PRC subsidiaries were incorporated by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; and (iii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules. As of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC or any other PRC governmental authorities for this offering, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned offering from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, there remain some uncertainties as to how the rules will be interpreted or implemented in the context of an overseas offering and the potential impact such modified or new laws and regulations will have on the daily business operation of the PRC Operating Entities. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. The PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering.

As of the date of this prospectus, the Draft Rules Regarding Overseas Listings have not been promulgated, and we are not required to obtain permission or approval from the government of China for any offering pursuant to this prospectus. While the final version of the Draft Rules Regarding Overseas Listings are expected to be adopted in 2022, we believe that we will be required to comply with the filing requirements or procedures set forth in the Draft Rules Regarding Overseas Listings and that none of the situations that would clearly prohibit overseas offering and listing applies to us. In reaching this conclusion, we are relying on the advice of our PRC counsel, Jiangsu Junjin Law Firm, which has advised us that neither the holding company, nor our subsidiaries are currently required to obtain approval from Chinese authorities, including the CSRC, or the CAC, to list on U.S exchanges or issue securities to foreign investors.

It should be noted however, that there is uncertainty in relying on such advice of counsel in connection with draft legislation as the final version may be materially different and/or that the implementing regulations have yet to be promulgated. We cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless.

For more detailed information, see “Risk Factors — Risks Related to Doing Business in China — The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.” on page 35 of this prospectus.

Recent Regulatory Development in PRC

On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which became effective on September 1, 2021. The Data Security Law sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits.

On July 10, 2021, the Cyberspace Administration of China, or the CAC, issued a revised draft of the Measures for Cybersecurity Review for public comments, which propose to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess the personal data of more than one million users. On January 4, 2022, thirteen PRC regulatory agencies, namely, the CAC, the NDRC, the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, MOFCOM, SAMR, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) required that, among others, in addition to “operator of critical information infrastructure” any “operator of network platform” holding personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

In addition, on November 14, 2021, the CAC released the Regulations on Network Data Security (draft for public comments), or the draft Regulations on Network Data Security, and will accept public comments until December 13, 2021. According to the draft Regulations on Network Data Security, if a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year. Currently, the draft Regulations on Network Data Security has been released for public comment only, and its implementation provisions and anticipated adoption or effective date remains substantially uncertain and may be subject to change. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. In the event that the CAC determines that we are subject to these regulations, we may be required to delist from Nasdaq and we may be subject to fines and penalties.

We do not expect to be subject to the cybersecurity review by the CAC for this offering, given that: (i) using our products and services does not require users to provide any personal information; (ii) we do not possess any personal information of users in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. Our WeChat mini program is used only to provide insurance-related news and information, and does not have access to any personal information of the program users or the public. However, if the draft Regulations on Network Data Security is adopted into law and we become listed on Nasdaq, our PRC Operating Entities likely will be required to perform annual data security assessment either by itself or retaining a third-party data security service provider and submit such data security assessment report to the local agency every year. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the our PRC Operating Entities’ operations. The Company is currently not required to obtain regulatory approval from the CAC nor any other PRC authorities for the PRC Operating Entities’ operations. However, there remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Measures for Cybersecurity Review (2021). We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that the applicable laws, regulations, or interpretations change such that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we cannot guarantee whether we can complete the registration process in a timely manner, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, results of operations and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

For more detailed information, see “Risk Factors — Risks Related to Doing Business in China — “We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information” on page 30 of this prospectus

Permission Required from the PRC Authorities

As of the date of this prospectus, U-BX China, U-BX HK, RDYJ, Jiangsu Jingmo, Jiangsu YJYC and Lianghua Technology have obtained all permissions and approvals to operate their respective business, including registration of incorporation, business license, permit for opening bank account, labor and employment recordation, social insurance registration, internet content provide registration record and such other permissions and approval as required by the PRC regulatory authorities.

As confirmed by our PRC counsel, Jiangsu Junjin Law Firm, we will not be subject to cybersecurity review with the CAC pursuant to the Cybersecurity Review Measures. No relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC for our overseas listing plan.

As of the date of this prospectus, we and our PRC subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the China Securities Regulatory Commission or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S.

If we do not receive or maintain the approval, or permission, or inadvertently conclude that such approval or permission is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval or permission in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in China — We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information” on page 30 of this prospectus.”

Selected Condensed Consolidating Financial Data

The consolidated financial statements included in this Prospectus reflect financial position and cash flows of the registrant and Cayman Islands incorporated parent company, U-BX, together with those of its subsidiaries, on a consolidated basis. The tables below are condensed consolidating schedules summarizing separately the financial position and cash flows of the registrant and Cayman Islands incorporated parent company, U-BX. (“Parent” in the tables below), U-BX HK and WFOE (“Subsidiaries” in the tables below), and U-BX China, Jiangsu Jingmo, Jiangsu YJYC, RDYJ and Jiangsu YCHB, which were deemed variable interest entities before the restructure that dissolved the VIE structure completed in March 2022 (“Operating Subsidiaries” in the tables below), for the fiscal years ended and as of June 30, 2021 and 2020, and corresponding eliminating adjustments have been derived from our audited consolidated financial statements included elsewhere in this prospectus. After the restructure, U-BX China, Jiangsu Jingmo, Jiangsu YJYC, RDYJ and Jiangsu YCHB became subsidiaries of U-BX and U-BX now controls and receives the economic benefits of the business operation, if any, of these subsidiaries through equity ownership. Our historical results are not necessarily indicative of results expected for future periods. You should read this Selected Condensed Consolidated Financial Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

On August 16, 2021, U-BX WFOE, U-BX China and each of U-BX’s then equity holders entered into various contractual arrangements (the “Contractual Arrangements”), which established a VIE structure. The Parent and the Subsidiaries did not show any investment or share of income/(loss) from VIEs until commencement of the contractual arrangements with the VIEs, which is August 16, 2021. The Contractual Arrangements were terminated on March 3, 2022.

Unaudited condensed Consolidating Statements of Operations Information

	Year Ended June 30, 2021
	Parent	Subsidiaries	Operating Subsidiaries	Elimination	Consolidated
Revenues	$—	$—	$72,364,138	$—	$72,364,138
Cost of revenue	$—	$—	$(71,333,409)	$—	$(71,333,409)
Net loss	$—	$—	$(9,562)	$—	$(9,562)
Comprehensive income	$—	$—	$33,403	$—	$33,403
	Year Ended June 30, 2020
	Parent	Subsidiaries	Operating Subsidiaries	Elimination	Consolidated
Revenues	$—	$—	$61,560,986	$—	$61,560,986
Cost of revenue	$—	$—	$(61,319,491)	$—	$(61,319,491)
Net loss	$—	$—	$(246,800)	$—	$(246,800)
Comprehensive loss	$—	$—	$(275,341)	$—	$(275,341)
	Six Months Ended December 31, 2021
	Parent	Subsidiaries	VIEs	Elimination	Consolidated
Revenues	$—	$—	$52,804,580	$—	$52,804,580
Cost of revenue	$—	$—	$(52,078,860)	$—	$(52,078,860)
Share of income from VIEs	$217,840	$—	$—	$(217,840)	$—
Net (loss) income	$(561,006)	$—	$217,840	$—	$(343,166)
Comprehensive loss	$(340,232)	$—	$(340,232)	$340,232	$(340,232)
	Six Months Ended December 31, 2020
	Parent	Subsidiaries	Operating Subsidiaries	Consolidated
Revenues	$—	$—	$55,464,474	$55,464,474
Cost of revenue	$—	$—	$(55,075,538)	$(55,075,538)
Net income	$39,290	$—	$39,290	$39,290
Comprehensive income	$83,149	$—	$83,149	$83,149

Unaudited condensed Consolidating Balance Sheets Information

	As of June 30, 2021
	Parent	Subsidiaries	Operating Subsidiaries	Consolidated
Cash	$—	$—	$788,964	$788,964
Current assets	$—	$—	$2,460,470	$2,460,470
Non-current assets	$—	$—	$4,161	$4,161
Total liabilities	$—	$—	$2,389,138	$2,389,138
Shareholders’ equity	$—	$—	$75,493	$75,493
	As of June 30, 2020
	Parent	Subsidiaries	Operating Subsidiaries	Elimination	Consolidated
Cash	$—	$—	$948,605	$—	$948,605
Current assets	$—	$—	$5,794,390	$—	$5,794,390
Non-current assets	$—	$—	$1,770	$—	$1,770
Total liabilities	$—	$—	$5,012,057	$—	$5,012,057
Shareholders’ equity	$—	$—	$784,103	$—	$784,103
	As of December 31, 2021
	Parent	Subsidiaries	VIEs	Elimination	Consolidated
Cash	$333,483	$1,040	$1,335,586	$—	$1,670,109
Current assets	$333,483	$1,540	$8,542,569	$(1,540)	$8,877,092
Equity in VIEs through VIE agreements	$296,168	$—	$—	$(296,168)	$—
Non-current assets	$296,168	$—	$4,089	$(296,168)	$4,089
Total liabilities	$894,949	$1,540	$8,250,390	$(1,540)	$9,145,339
Shareholders’ equity	$(560,427)	$—	$296,268	$—	$(264,159)

Unaudited condensed Consolidating Cash Flows Information

	Year Ended June 30, 2021
	Parent	Subsidiaries	Operating Subsidiaries	Elimination	Consolidated
Net cash provided by operating activities	$—	$—	$1,023,444	$—	$1,023,444
Net cash used in investing activities	$—	$—	$(1,589)	$—	$(1,589)
Net cash used in financing activities	$—	$—	$(1,266,126)	$—	$(1,266,126)
	Year Ended June 30, 2020
	Parent	Subsidiaries	Operating Subsidiaries	Elimination	Consolidated
Net cash used in operating activities	$—	$—	$(71,240)	$—	$(71,240)
Net cash used in investing activities	$—	$—	$(770)	$—	$(770)
Net cash provided by financing activities	$—	$—	$483,063	$—	$483,063
	Six Months Ended December 31, 2021
	Parent	Subsidiaries	VIEs	Elimination	Consolidated
Net cash provided by operating activities	$—	$—	$867,635	$—	$867,635
Net cash used in investing activities	$—	$—	$(2,239)	$—	$(2,239)
Net cash provided by financing activities	$580	$—	$—	$—	$580

	Six Months Ended December 31, 2020
	Parent	Subsidiaries	Operating Subsidiaries	Elimination	Consolidated
Net cash provided by operating activities	$—	$—	$1,242,323	$—	$1,242,323
Net cash used in investing activities	$—	$—	$(1,150)	$—	$(1,150)
Net cash used in financing activities	$—	$—	$(1,238,908)	$—	$(1,238,908)

Note 1:

On August 16, 2021, U-BX WFOE, U-BX China and each of U-BX’s then equity holders entered into various contractual arrangements (the “Contractual Arrangements”), which established a VIE structure. The Parent and the Subsidiaries did not show any investment or share of income/(loss) from operating subsidiaries until commencement of the contractual arrangements with the VIEs, which is August 16, 2021. The Contractual Arrangements were terminated on March 3, 2022.

Corporate Information

Our principal executive office is located at No.1 Linkong Er Road, Zhongguan Science and Technology Park, Shunyi District, Beijing City, China 101300. The telephone number of our principal executive offices is +86-010-065120297. Our registered office is located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our agent for service for process in the United States is Cogency Global Inc., located at 122 E 42nd St 18th Fl, New York, NY 10168.

Implication of Being an Emerging Growth Company

As a company with less than US$1.07 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the ordinary shares that are held by non-affiliates is at least US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

The Offering

Shares Offered by Us:	5,000,000 ordinary shares
Shares Outstanding Prior to Completion of this Offering:	24,000,000 ordinary shares
Ordinary Shares Outstanding Immediately after this Offering:	29,000,000 ordinary shares
Assumed Initial Public Offering Price per Share:	$5.00 per ordinary share
Gross Proceeds to Us Before Expenses:	$25,000,000
Underwriter Warrants:

We will issue to the Underwriter warrants entitling the Underwriter to purchase 5% of the aggregate number of ordinary shares issued in this offering, at an exercise price per share equal to 150% of the initial public offering price per share (the “Underwriter Warrants”). The Underwriter Warrants are exercisable commencing on the effective date of the offering at any time, and from time to time, in whole or in part, through the date of expiration and will expire on the fifth anniversary from the commencement of sale of this offering.

Lock-up:

Our directors, officers and shareholders have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares for a period of 12 months after this offering is completed. See “Underwriting” for more information.

Listing:	We have applied to list our ordinary shares listed on the Nasdaq Capital Market.
Proposed Nasdaq Capital Market Symbol:	“UBXG”
Transfer Agent:	Transhare Corporation
Risk Factors:

Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our ordinary shares.

Use of Proceeds:	We intend to use the proceeds from this offering for research and development, advertising and marketing, and general working capital. See “Use of Proceeds” for more information.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the following risks and uncertainties and all other information contained in this prospectus before investing in our ordinary shares. Our business, financial condition, results of operations or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of the risks actually occur, our business, financial condition, results of operations and prospects could be adversely affected. In that event, the market price of our ordinary shares could decline, and you could lose part or all of your investment.

Risks Related to Our Corporate Structure

Previous contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. We could face material and adverse tax consequences if the PRC tax authorities determine that the previous contractual arrangements in relation to the VIE were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust income of the previous VIE in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by the previous VIE for PRC tax purposes, which could in turn increase their tax liabilities without reducing our tax expenses. In addition, the PRC tax authorities may impose late payment fees and other penalties on the VIE for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if the previous VIE’s tax liabilities increase or if they are required to pay late payment fees and other penalties.

We may lose the ability to use and enjoy assets held by our PRC Operating Entities that are critical to the operation of our business if the any of the PRC Operating Entities declare bankruptcy or become subject to a dissolution or liquidation proceeding.

The PRC Operating Entities holds certain assets that may be critical to the operation of our business, including permits, domain names and most of our intellectual property rights. If any of the PRC Operating Entities declare bankruptcy and all or part of their assets become subject to liens or rights of third-party creditors or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. In addition, if any of the PRC Operating Entities undergo an involuntary liquidation proceeding, third-party creditors may claim rights to some or all of their assets, thereby hindering our ability to operate our business, which could materially or adversely affect our business, financial condition and results of operations.

Our current corporate structure and business operations may be substantially affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress promulgated the Foreign Investment Law, which took effect on January 1, 2020. On December 26, 2019, the PRC State Council approved the Implementation Rules of Foreign Investment Law, which came into effect on January 1, 2020. Since the Foreign Investment Law and its implementation rules are relatively new, substantially uncertainties exist in relation to its interpretation and implementation. It has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council.

The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the “negative list”, which is most recently jointly promulgated by the National Development and Reform Commission and the Ministry of Commerce and took effective on July 23, 2020. The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. If any of our business of is

“restricted” from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law and we may be required to restructure our business operations, any of which may have a material adverse effect on our business operation.

Our contractual arrangements were governed by PRC law. We also have contract engagements that are currently governed by PRC laws. Accordingly, these contracts would be interpreted in accordance with PRC law, and any disputes would be resolved in accordance with PRC legal procedures, which may not protect you as much as those of other jurisdictions, such as the United States.

All the agreements under our contractual arrangements were governed by PRC law and provide for the resolution of disputes through arbitration in China. We also have contract engagements that are currently governed by PRC laws and are subject to arbitration. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to pursue legal actions. On the enforcement side, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands or the United States. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

China has its distinctive procedure rules provided for arbitration, including the limitations in arbitration locations, the arbitrator composition, and the scale of issues permitted to be submitted for arbitration. There remain significant uncertainties regarding the ultimate outcome of arbitration should legal action become necessary. In addition, under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that legal actions become necessary, we may suffer significant delay or other obstacles in the process of pursuing such legal actions or enforcing the result of such legal actions, and our ability to conduct our business may be negatively affected.

Some of our shareholders are not in compliance with the PRC’s regulations relating to offshore investment activities by PRC residents, and as a result, the shareholders may be subject to penalties if we are not able to remediate the non-compliance.

In July 2014, the State Administration of Foreign Exchange promulgated the Circular on Issues Concerning Foreign Exchange Administration over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents via Special Purpose Vehicles, or “Circular 37”. According to Circular 37, prior registration with the local SAFE branch is required for Chinese residents to contribute domestic assets or interests to offshore companies, known as SPVs. Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the SPV, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division, or other material event. Further, foreign investment enterprises established by way of round-tripping shall complete the relevant foreign exchange registration formalities pursuant to the prevailing foreign exchange control provisions for direct investments by foreign investors, and disclose the relevant information such as actual controlling party of the shareholders truthfully.

Currently, some of our shareholders have completed Circular 37 Registration and are in compliance. Some of our beneficial owners, who are PRC residents, have not completed the Circular 37 Registration. All our significant shareholders, directors and officers have completed Circular 37 Registration. We have asked our shareholders who are Chinese residents to make the necessary applications and filings as required by Circular 37. We attempt to comply, and attempt to ensure that our shareholders who are subject to these rules comply, with the relevant requirements. We cannot, however, provide any assurances that all of our and future shareholders who are Chinese residents will comply with our request to make or obtain any applicable registration or comply with other requirements required by Circular 37 or other related rules. The Chinese resident shareholders’ failure to comply with Circular 37 registration may result in restrictions being imposed on part of foreign exchange activities of the offshore special purpose vehicles, including restrictions on its ability to receive registered capital as well as additional capital from Chinese resident shareholders who fail to complete Circular 37 registration; and repatriation of profits and dividends derived from special purpose vehicles to China, by the Chinese resident shareholders who fail to complete Circular 37 registration, are also illegal. In addition, the failure of the Chinese resident shareholders to complete Circular 37 registration may subject each of the shareholders to fines less than RMB50,000. We cannot assure you that each of our Chinese resident shareholders will in the future complete the registration process as required by Circular 37.

Risks Related to Doing Business in China

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

As an offshore holding company of our PRC subsidiary, U-BX may make loans or make additional capital contributions to our subsidiaries, subject to satisfaction of applicable governmental registration and approval requirements.

Any loans we extend to our PRC subsidiary, which are treated as foreign-invested enterprises under PRC law, cannot exceed the statutory limit and must be registered with the local counterpart of the State Administration of Foreign Exchange (“SAFE”).

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaces the previous SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE. We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents to complete the foreign exchange registrations. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, and limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to the PRC Operating Entities or future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress approved the PRC Foreign Investment Law, which took effect on January 1, 2020 and replaced three existing laws on foreign investments in China, namely, the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, together with their implementation rules and ancillary regulations. The PRC Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in China. The PRC Foreign Investment Law establishes the basic framework for the access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

According to the PRC Foreign Investment Law, “foreign investment” refers to investment activities directly or indirectly conducted by one or more natural persons, business entities, or otherwise organizations of a foreign country (collectively referred to as “foreign investor”) within China, and the investment activities include the following situations: (i) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within China; (ii) a foreign investor acquires stock shares, equity shares, shares in assets, or other like rights and interests of an enterprise within China; (iii) a foreign investor, individually or collectively with other investors, invests in a new project within China; and (iv) investments in other means as provided by laws, administrative regulations, or the State Council.

According to the PRC Foreign Investment Law, the State Council will publish or approve to publish the “negative list” for special administrative measures concerning foreign investment. The PRC Foreign Investment Law grants national treatment to foreign-invested entities, or FIEs, except for those FIEs that operate in industries deemed to be either “restricted” or “prohibited” in the “negative list”. Because the “negative list” has yet to be published, it is unclear whether it will differ from the current Special Administrative Measures for Market Access of Foreign Investment (Negative List). The PRC Foreign Investment Law provides that FIEs operating in foreign restricted or prohibited industries will require market entry clearance and other approvals from relevant PRC governmental authorities. If a foreign investor is found to invest in any prohibited industry in the “negative list”, such foreign investor may be required to, among other aspects, cease its investment activities, dispose of its equity interests or assets within a prescribed time limit and have its income confiscated. If the investment activity of a foreign investor is in breach of any special administrative measure for restrictive access provided for in the “negative list”, the relevant competent department shall order the foreign investor to make corrections and take necessary measures to meet the requirements of the special administrative measure for restrictive access.

The PRC government will establish a foreign investment information reporting system, according to which foreign investors or foreign-invested enterprises shall submit investment information to the competent department for commerce concerned through the enterprise registration system and the enterprise credit information publicity system, and a security review system under which the security review shall be conducted for foreign investment affecting or likely affecting the state security.

Furthermore, the PRC Foreign Investment Law provides that foreign invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within five years after the implementing of the PRC Foreign Investment Law.

In addition, the PRC Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, that a foreign investor may freely transfer into or out of China, in Renminbi or a foreign currency, its contributions, profits, capital gains, income from disposition of assets, royalties of intellectual property rights, indemnity or compensation lawfully acquired, and income from liquidation, among others, within China; local governments shall abide by their commitments to the foreign investors; governments at all levels and their departments shall enact local normative documents concerning foreign investment in compliance with laws and regulations and shall not impair legitimate rights and interests, impose additional obligations onto FIEs, set market access restrictions and exit conditions, or intervene with the normal production and operation activities of FIEs; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; and mandatory technology transfer is prohibited.

Notwithstanding the above, the PRC Foreign Investment Law stipulates that foreign investment includes “foreign investors invest through any other methods under laws, administrative regulations or provisions prescribed by the State Council”. Therefore, there are possibilities that future laws, administrative regulations or provisions prescribed by the State Council may regard contractual arrangements as a form of foreign investment, and then whether our previous contractual arrangement would be recognized as foreign investment, whether our contractual arrangement would be deemed to be in violation of the foreign investment access requirements and how the above-mentioned contractual arrangement would be handled are uncertain.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our ordinary shares may significantly decline or be worthless, which would materially affect the interest of the investors.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2, 2021 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores.

As such, the Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Chinese government may intervene or influence our operations at any time with little advance notice, which could result in a material change in our operations and in the value of our ordinary shares. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. As a result, our ordinary shares may decline in value dramatically or even become worthless should we become subject to new requirement to obtain permission from the PRC government to list on U.S. exchange in the future.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, On January 4, 2022, thirteen PRC regulatory agencies, namely, the CAC, the NDRC, the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, MOFCOM, SAMR, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which will become effective on February 15, 2022. The Measures for Cybersecurity Review (2021) required that, among others, in addition to “operator of critical information infrastructure” any “operator of network platform” holding personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. See “— We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information” and “The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.”

U-BX is a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our ordinary shares.

U-BX is a holding company and conduct substantially all of our business through our PRC Operating Entities. We may rely on dividends to be paid by our PRC Operating Entities to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, Lianghua Technology and our PRC Operating Entities may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, Lianghua Technology is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our PRC Operating Entities generates primarily all of their revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiary to use its Renminbi revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law, or EIT, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Because our business is conducted in RMB and the price of our ordinary shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition. Changes in the conversion rate between the United States dollar and the RMB will affect that amount of proceeds we will have available for our business.

Our business is conducted in the PRC, our books and records are maintained in RMB, which is the currently of the PRC, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the RMB and dollar affect the value of our assets and the results of our operations in United States dollars. The value of the RMB against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition. Further, our ordinary shares offered by this prospectus are offered in United States dollars, we will need to convert the net proceeds we receive into RMB in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the RMB will affect that amount of proceeds we will have available for our business.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund (IMF) completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, Renminbi is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the Renminbi depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China.

This depreciation halted in 2017, and the RMB appreciated approximately 7% against the U.S. dollar during this one-year period. The Renminbi in 2018 depreciated approximately by 5% against the U.S. dollar. Starting from the beginning of 2019, the Renminbi has depreciated significantly against the U.S. dollar again. In early August 2019, the PBOC set the Renminbi’s daily reference rate at RMB7.0039 to US$1.00, the first time that the exchange rate of Renminbi to U.S. dollar exceeded 7.0 since 2008. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

There remains significant international pressure on the Chinese government to adopt a flexible currency policy to allow the Renminbi to appreciate against the U.S. dollar. Significant revaluation of the Renminbi may have a material and adverse effect on your investment. Substantially all of our revenues and costs are denominated in Renminbi. Any significant revaluation of Renminbi may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars.

To the extent that we need to convert U.S. dollars we receive from this offering into Renminbi for capital expenditures and working capital and other business purposes, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, a significant depreciation of the Renminbi against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our ordinary shares, and if we decide to convert Renminbi into U.S. dollars for the purpose of making dividend payments on our ordinary shares, strategic acquisitions or investments or other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

The PRC Operating Entities were formed under and are governed by the laws of the PRC. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference, but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. As a significant part of our business is conducted in China, our operations are principally governed by PRC laws and regulations. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. Uncertainties due to evolving laws and regulations could also impede the ability of a China-based company, such as our company, to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities could impose material sanctions or penalties on us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

Furthermore, if China adopts more stringent standards with respect to environmental protection or corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions in our operations. Intellectual property rights and confidentiality protections in China may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you. Moreover, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. We do not collect personal information from our customers. Our employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business.

On July 10, 2021, the Cyberspace Administration of China (“CAC”) issued a revised draft of the Measures for Cybersecurity Review for public comments. Further, on January 4, 2022, thirteen PRC regulatory agencies, namely, the CAC, the NDRC, the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, MOFCOM, SAMR, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which will become effective on February 15, 2022. The Measures for Cybersecurity Review (2021) authorized the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, and required that, among others, in addition to “operator of critical information infrastructure” any “operator of network platform” holding personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021) further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments if going public; and (iii) the risks of network information security. The cybersecurity review will also look into the potential national security risks from overseas IPOs.

On November 14, 2021, the CAC published the Regulations on Network Data Security (draft for public comments), or the draft Regulations on Network Data Security, which reiterates that data processors that process the personal information of more than one million users intends to list overseas should apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year. Currently, the draft Regulations on Network Data Security has been released for public comment only, and its implementation provisions and anticipated adoption or effective date remains substantially uncertain and may be subject to change. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. In the event that the CAC determines that we are subject to these regulations, we may be required to delist from Nasdaq and we may be subject to fines and penalties.

We do not expect to be subject to the cybersecurity review by the CAC for this offering, given that: (i) using our products and services does not require users to provide any personal information; (ii) we do not possess any personal information from users in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. Our WeChat mini program is used only to provide insurance-related news and information, and does not have access to any personal information of the program users or the public. However, if the draft Regulations on Network Data Security is adopted into law and we become listed on Nasdaq, our PRC Operating Entities likely will be required to perform annual data security assessment either by itself or retaining a third-party data security service provider and submit such data security assessment report to the local agency every year. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the PRC Operating Entities. Neither the Company nor the PRC Operating Entities are currently required to obtain regulatory approval from the CAC nor any other PRC authorities. However, there remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Measures for Cybersecurity Review (2021). We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. Our PRC subsidiaries currently have obtained all permissions and approvals required for our operations in compliance with the relevant PRC laws and regulations in the PRC, including the business license. In the event that the applicable laws, regulations or interpretations change such that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we cannot guarantee whether we can complete the registration process in a timely manner, or at all. If we inadvertently conclude that such approval is not required, fail to obtain and maintain such approvals, licenses or permits required for our business or respond to changes in the regulatory environment, we could be subject to liabilities, penalties and operational disruption, which may materially and adversely affect our business, operating results, financial condition and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies operating in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in March 2018, the State Council announced the establishment of a new department, the Office of the Central Cyberspace Affairs Commission (with the involvement of the State Council Information Office, the Ministry of Industry and Information Technology, or the MIIT, and the Ministry of Public Security). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry, and the National Computer Network and Information Security Management Center was adjusted to be managed by the Office of the Central Cyberspace Affairs Commission Office instead of the MIIT.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse impact on our business and results of operations.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us, the majority of our directors or our management named in the prospectus based on foreign laws.

We are an exempted company incorporated under the laws of the Cayman Islands, however, we conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, all our senior executive officers and the majority of our directors reside within China for a significant portion of the time and all of them are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or our management residing in China. In addition, China does not have treaties providing for reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and some other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

It may be difficult for overseas regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism.

Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, the securities regulatory authority of the State Council may establish a regulatory cooperation mechanism with securities regulatory authorities of another country or region for the implementation of cross-border supervision and administration. Article 177 further provides that overseas securities regulatory authorities shall not engage in activities pertaining to investigations or evidence collection directly conducted within the territories of the PRC, and that no Chinese entities or individuals shall provide documents and information in connection with securities business activities to any organizations and/or persons aboard without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. As of the date of this prospectus, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177. As advised by our PRC counsel, Junjin Law Firm, Article 177 is only applicable where the activities of overseas authorities constitute a direct investigation or evidence collection by such authorities within the territory of the PRC. Our principal business operation is conducted in the PRC. In the event that the U.S. securities regulatory agencies carry out an investigation on us, such as an enforcement action by the Department of Justice, the SEC or other authorities, such agencies’ activities will constitute an investigation or evidence collection directly within the territory of the PRC and, accordingly, will fall within the scope of Article 177. In that case, the U.S. securities regulatory agencies may have to consider establishing cross-border cooperation with the securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or establishing a regulatory cooperation mechanism with the securities regulatory authority of the PRC. However, there is no assurance that the U.S. securities regulatory agencies will succeed in establishing such cross-border cooperation in this particular case and/or establish such cooperation in a timely manner.

Furthermore, as Article 177 is a recently promulgated provision and, as the date of this prospectus, there have not been implementing rules or regulations regarding the application of Article 177, it remains unclear as to how it will be interpreted, implemented or applied by the CSRC or other relevant government authorities. As such, there are uncertainties as to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. If the U.S. securities regulatory agencies are unable to conduct such investigations, there exists a risk that they may determine to suspend or de-register our registration with the SEC and may also delist our securities from Nasdaq or other applicable trading market within the US. See also “— Risks Related to Our Ordinary Shares and this Offering — You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law” for risks associated with investing in us as a Cayman Islands company.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and ordinary shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with “de facto management body” within China is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation, or SAT, issued the Circular of the State Administration of Taxation on Issues Relating to Identification of PRC-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance with the De Facto Standards of Organizational Management, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However; the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that U-BX is a PRC resident enterprise for enterprise income tax purposes, we could be subject to PRC tax at a rate of 25% on our worldwide income, which could materially reduce our net income, and we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our ordinary shares. In addition, non-resident enterprise shareholders (including our ordinary shareholders) may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within China. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to our non-PRC individual shareholders (including our ordinary share holders) and any gain realized on the transfer of ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (and such PRC tax may be withheld at source in the case of dividends). Any PRC income tax liability may be reduced under applicable tax treaties. However, it is unclear whether in practice non-PRC shareholders of U-BX would be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the ordinary shares.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

We face uncertainties regarding the reporting on and consequences of previous private equity financing transactions involving the transfer and exchange of shares in our company by non-resident investors. In February 2015, the SAT issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non PRC Resident Enterprises, or Bulletin 7. Pursuant to Bulletin 7, an “indirect transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Bulletin 7 also introduced safe harbors for internal group restructurings and the purchase and sale of equity securities through a public securities market. On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or Bulletin 37, which came into effect on December 1, 2017. The Bulletin 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax.

We face uncertainties on the reporting and consequences of future private equity financing transactions, share exchanges or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed under Bulletin 7 and Bulletin 37, and may be required to expend valuable resources to comply with them or to establish that we and our non-resident enterprises should not be taxed under these regulations, which may have a material adverse effect on our financial condition and results of operations.

If our preferential tax treatments and government subsidies are revoked or become unavailable or if the calculation of our tax liability is successfully challenged by the PRC tax authorities, we may be required to pay tax, interest and penalties in excess of our tax provisions.

The Chinese government has provided tax incentives to our PRC subsidiaries in China, including reduced enterprise income tax rates. For example, under the Enterprise Income Tax Law and its implementation rules, the statutory enterprise income tax rate is 25%. However, the income tax of an enterprise that has been determined to be a high and new technology enterprise can be reduced to a preferential rate of 15%. Any increase in the enterprise income tax rate applicable to our PRC subsidiaries in China, or any discontinuation, retroactive or future reduction or refund of any of the preferential tax treatments and local government subsidies currently enjoyed by our PRC subsidiaries in China, could adversely affect our business, financial condition and results of operations.

Further, in the ordinary course of our business, we are subject to complex income tax and other tax regulations, and significant judgment is required in the determination of a provision for income taxes. Although we believe our tax provisions are reasonable, if the PRC tax authorities successfully challenge our position and we are required to pay tax, interest and penalties in excess of our tax provisions, our financial condition and results of operations would be materially and adversely affected.

The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established complex procedures and requirements for some acquisitions of Chinese companies by foreign investors, including requirements in some instances that the Ministry of Commerce of the PRC (“MOFCOM”), be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the PRC National People’s Congress, which became effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by MOFCOM before they can be completed. On February 7, 2021, the Anti-Monopoly Committee of the State Council published the Anti-Monopoly Guidelines for the Internet Platform Economy Sector, which stipulates that any concentration of undertakings involving variable interest entities shall fall within the scope of anti-monopoly review. If a concentration of undertakings meets the thresholds for clearance under the applicable laws, an internet platform operator shall report such concentration of undertakings to the anti-monopoly law enforcement agency under the State Council in advance. Therefore, our acquisitions of other entities that we make in the future (whether by ourselves or our subsidiaries) and that meets the thresholds for clearance, may be required to be report to and approved by the anti-monopoly law enforcement agency in the PRC, and we may be subject to penalty including but not limited to a fine of no more than RMB500,000 if we fail to comply with such requirement. In addition, the security review rules issued by MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. On December 19, 2020, the Measures for the Security Review for Foreign Investment was jointly issued by National Development and Reform Commission (“NDRC”) and MOFCOM and took effect from January 18, 2021. The Measures for the Security Review for Foreign Investment specified provisions concerning the security review mechanism on foreign investment, including the types of investments subject to review, review scopes and procedures, among others.

In the future, we may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from MOFCOM or its local counterparts or other relevant governmental authorities, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

The M&A Rules requires an overseas special purpose vehicles that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic interests using shares of such special purpose vehicles or held by its shareholders as considerations to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic

Enterprises (Draft for Comments) (the “Draft Filing Measures”, collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”), both of which have a comment period that expires on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets.

The Draft Rules Regarding Overseas Listing stipulate that the Chinese-based companies, or the issuer, shall fulfill the filing procedures within three working days after the issuer makes an application for initial public offering and listing in an overseas market. The required filing materials for an initial public offering and listing shall include but not limited to: record-filing report and related undertakings; regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable); PRC legal opinion; and prospectus. In addition, an issuer who issues overseas listed securities after overseas listing shall, within three working days after the completion of the issuance, submit required filing materials to the CSRC, including but not limited to: filing report and relevant commitment; and domestic legal opinion. Furthermore, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if there are material ownership disputes over the equity, major assets, and core technology, etc. of the issuer; (4) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in past three years, directors, supervisors, or senior executives have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Administration Provisions defines the legal liabilities of breaches such as failure in fulfilling filing obligations or fraudulent filing conducts, imposing a fine between RMB 1 million and RMB 10 million, and in cases of severe violations, a parallel order to suspend relevant business or halt operation for rectification, revoke relevant business permits or operational license.

However, there remains uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering the potential impact such modified or new laws and regulations will have on the daily business operation of the PRC Operating Entities. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. The PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires U-BX and its subsidiaries, including the PRC Operating Entities, to obtain regulatory approval from Chinese authorities before listing in the U.S. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining CSRC approval for this offering. These sanctions may include fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver.

We believe that neither U-BX, nor any of its subsidiaries, including the PRC Operating Entities are currently required to obtain approval from Chinese authorities, including the China Securities Regulatory Commission, or CSRC, or Cybersecurity Administration Committee, or CAC, to list on U.S exchanges or issue securities to foreign investors. We have not been denied any permission either as of the date of this prospectus. However, if we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

As of the date of this prospectus, the Draft Rules Regarding Overseas Listings have not been promulgated, and we are not required to obtain permission from the government of China for any offering pursuant to this prospectus. While the final version of the Draft Rules Regarding Overseas Listings are expected to be adopted in 2022, we believe that we will be required to comply with the filing requirements or procedures set forth in the Draft Rules Regarding Overseas Listings and that none of the situations that would clearly prohibit overseas offering and listing applies to us. In reaching this conclusion, we are relying on the advice of our PRC counsel, Jiangsu Junjin Law Firm. It should be noted however, that there is uncertainty in relying on such advice of counsel in connection with draft legislation as the final version may be materially different and/or that the implementing regulations have yet to be promulgated. We cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless.

Failure to comply with PRC laws and regulations on leased property may expose us to potential fines and negatively affect our ability to use the properties we lease.

Our leasehold interests in leased properties have not been registered with the relevant PRC government authorities as required by PRC law, which may expose us to potential fines if we fail to remediate after receiving any notice from the relevant PRC government authorities. Failure to complete the lease registration will not affect the legal effectiveness of the lease agreements according to PRC law, but the real estate administrative authorities may require the parties to the lease agreements to complete lease registration within a prescribed period of time, and the failure to do so may subject the parties to fines from RMB1,000 to RMB10,000 for each of such lease agreements.

Certain lessors of our leased properties have not provided us with valid property ownership certificates or any other documentation proving their right to lease those properties to us. If our lessors are not the owners of the properties or they have not obtained consents from the owners or their lessors or permits from the relevant government authorities, our leases could be invalidated.

As of the date of this prospectus, we are not aware of any actions, claims or investigations threatened against us or our lessors with respect to the defects in our leasehold interests. However, if any of our leases is terminated as a result of challenges by third parties or governmental authorities for lack of title certificates or proof of authorization to lease, we do not expect to be subject to any fines or penalties, but we may be forced to relocate the affected offices and incur additional expenses relating to such relocation.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to change their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC laws.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 further requires amendment to the SAFE registrations in the event of any changes with respect to the basic information of the offshore special purpose vehicle, such as change of a PRC individual shareholder, name and operation term, or any significant changes with respect to the offshore special purpose vehicle, such as increase or decrease of capital contribution, share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

If our shareholders who are PRC residents or entities do not complete their registration with the local SAFE branches, our PRC subsidiaries may be prohibited from distributing its profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiaries. In February 2015, SAFE promulgated a Circular on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Circular 13, effective in June 2015. Under SAFE Circular 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

The failure or inability of such shareholders or beneficial owners to comply with SAFE Circular 37 or other SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liability under PRC law for circumventing applicable foreign exchange restrictions. As a result, our business operations and our ability to distribute profits to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to the PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign invested enterprises in China, capital contributions to our PRC subsidiaries are subject to the registration with the State Administration for Market Regulation or its local counterpart and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by our PRC subsidiaries is required to be registered with the SAFE or its local branches and (ii) any of our PRC subsidiaries may not procure loans which exceed the difference between its total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided by the People’s Bank of China. Additionally, any medium or long-term loans to be provided by us to the PRC subsidiaries must be registered with the National Development and Reform Commission and SAFE or its local branches. We may not be able to obtain these government approvals or complete such registrations in a timely manner, or at all, with respect to future capital contributions or loans by us to our PRC subsidiaries. If we fail to receive such approvals or complete such registration or filing, our ability to use the proceeds of this offering to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our Cayman Islands holding company may rely on dividend payments from the PRC Operating Entities to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of

SAFE, by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of PRC Operating Entities may be used to pay dividends to our Company. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of the PRC Operating Entities to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi.

In light of the flood of capital outflows of China in 2016 due to the weakening Renminbi, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement including overseas direct investment. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. If any of our shareholders regulated by such policies fails to satisfy the applicable overseas direct investment filing or approval requirement timely or at all, it may be subject to penalties from the relevant PRC authorities. The PRC government may at its discretion further restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the ordinary shares.

Our failure to fully comply with PRC labor-related laws may expose us to potential penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. We have been paying and will continue to pay social security and housing fund contributions in strict compliance with the relevant PRC regulations for and on behalf of our employees. However, we may be subject to penalties for our failure to make payments in accordance with the applicable PRC laws and regulations should any regulations change in the future, in which case, we may be required to make up the contributions for these plans as well as to pay late fees and fines. If we are subject to fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

Our ordinary shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over the counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. The final amendments are effective on January 10, 2022. The SEC will begin to identify and list Commission-Identified Issuers on its website shortly after registrants begin filing their annual reports for 2021.

On December 16, 2021, PCAOB announced the PCAOB Holding Foreign Companies Accountable Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. According to the PCAOB, its December 2021 determinations under the HFCA Act remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor, Wei, Wei & Co., LLP, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is headquartered in New York, New York, and is subject to inspection by the PCAOB on a regular basis with the last inspection in August 2020. Therefore, we believe that, as of the date of this prospectus, our auditors are not subject to the PCAOB determinations. Wei, Wei & Co., LLP has an office in Beijing, China, in which it has a total of 20 staff.

Among them, there is one director, three managers, four seniors and twelve auditors. Regarding the audit of our Company, Wei, Wei & Co., LLP sent a team of eight staff from the Beijing Office, including one manager, two seniors and five auditors to conduct fieldwork under supervision of the U.S. office. Due to the travel restriction because of the COVID 19 pandemic, the U.S. office was unable to travel to China, however, the U.S. team worked with the local team to conduct planning, assess the audit risks, develop audit approaches and provide ongoing supervision and guidance throughout the audit. Engagement quality control review was performed by the U.S. office.

However, the recent developments would add uncertainties to our offering and we cannot assure you whether the SEC, the PCAOB, Nasdaq, or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

Furthermore, according to Article 177 of the PRC Securities Law, the securities regulatory authority of the State Council may establish a regulatory cooperation mechanism with securities regulatory authorities of another country or region for the implementation of cross-border supervision and administration. Article 177 further provides that overseas securities regulatory authorities shall not engage in activities pertaining to investigations or evidence collection directly conducted within the territories of the PRC, and that no Chinese entities or individuals shall provide documents and information in connection with securities business activities to any organizations and/or persons aboard without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. As of the date of this prospectus, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177. However, because our auditor conducted their work with the collaboration of its China-based office, Article 177 of the PRC Securities Law may in the future prohibit the audit paper of our financial statements be fully inspected by the PCAOB without the approval of the PRC authorities. Our ordinary shares could be delisted and prohibited from being traded on the Nasdaq Capital Market or any other U.S. stock market under the HFCA Act if it is determined in the future that our auditor, which has a presence in China, is unable to be fully inspected or investigated by the PCAOB. Article 177 is a recently promulgated provision and, as the date of this prospectus, there have not been implementing rules or regulations regarding the application of Article 177, it remains unclear as to how it will be interpreted, implemented or applied by the CSRC or other relevant government authorities. As such, there are uncertainties as to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC.

If trading in our ordinary shares is prohibited under the HFCA ACT in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our ordinary shares. If our ordinary shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our ordinary shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ordinary shares.

The current tension in international trade, particularly with regard to U.S. and China trade policies, may adversely impact our business, financial condition, and results of operations.

Although cross-border business may not be an area of our focus, if we plan to expand our business internationally in the future, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our services, impact our competitive position, or prevent us from being able to conduct business in certain countries. If any new tariffs, legislation, or regulations are implemented, or if existing trade agreements are renegotiated, such changes could adversely affect our business, financial condition, and results of operations. Recently, there have been heightened tensions in international economic relations, such as the one between the United States and China. The U.S. government has recently imposed, and has recently proposed to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. Following mutual retaliatory actions for months, on January 15, 2020, the United States and China entered into the Economic and Trade Agreement Between the United States of America and the People’s Republic of China as a phase one trade deal, effective on February 14, 2020.

Although the direct impact of the current international trade tension, and any escalation of such tension, on the industries in which we operate is uncertain, the negative impact on general, economic, political and social conditions may adversely impact our business, financial condition and results of operations.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to the Company.

Hong Kong is a Special Administrative Region of the PRC and enjoys a high degree of autonomy under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. However, we are not in any position to guarantee the implementation of the “one country, two systems” principle and the level of autonomy as currently in place at the moment. Any changes in the state of political environment in Hong Kong may materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

Hong Kong regulatory requirement of prior approval for transfer of shares in excess of certain threshold may restrict future takeovers and other transactions.

Section 132 of SFO requires prior approval from the SFC for any company or individual to become a substantial shareholder of a SFC licensed company in Hong Kong. Under the SFO, a person will be a “substantial shareholder” of a licensed company if he, either alone or with associates, has an interest in or is entitled to control the exercise of the voting power of more than 10% of the total number of issued shares of the licensed company, or exercises control of 35% or more of the voting power of a company that controls more than 10% of the voting power of the licensed company. This regulatory requirement may discourage, delay or prevent a change in control of the Company, which could deprive our shareholders the opportunity to receive a premium for their shares as part of a future sale and may reduce the price of our shares upon the consummation of a future proposed business combination.

Risks Related to Our Business and Industry

Our limited operating history and evolving business model make it difficult to evaluate our business and future prospects and the risks and challenges we may encounter.

We commenced operations in 2018. Our evaluations of the business and prediction about our future performance may not be as accurate as they would be if we had a longer operating history. In the event that actual results differ from our expectation or we adjust our estimates in future periods, the investors’ perceptions of our business and future prospects could change materially, which may adversely affect our ordinary share price.

Our revenues and future growth depend on the development of automotive industry in the PRC, the outlook for which is subject to numerous uncertainties, including China’s policies, laws, and regulations.

We currently focus on serving the auto insurance industry and, as such, trends and developments in the auto industry in the PRC are critical to our clients. The general public’ demand for automobile purchases is directly related to their demand for auto insurance purchases.

We are unable to predict the future development of the industry as it may be affected by a number of complex factors, including the PRC’s overall economic conditions, the urbanization rate of the Chinese population, growth in household disposable income, the cost of new vehicles, trade barriers and tensions and other government protectionist measures, as well as taxes and incentives related to vehicle purchases. Specifically, tariffs or global trade wars could increase the cost of imported vehicles, which could negatively impact the vehicle demand and, in turn, our business. In addition, government policies including restrictions on the licensing of new passenger vehicles in major cities, increasingly stringent emission standards and purchase tax adjustments may have a profound impact on the growth of the auto industry in the PRC.

We have a history of net losses and negative cash flows from operating activities, which may continue in the future.

We have incurred net losses and negative cash flows from operating activities each year since our inception and we may not be able to achieve or maintain profitability or positive cash flow in the future.

We anticipate that our operating costs and expenses will increase in the foreseeable future as we continue to grow our business, acquire new users, invest and innovate in our technology infrastructure and further develop our product and service offering and increase brand recognition. Any of these efforts may incur significant capital investment and recurring costs, have different revenue and cost structures, and take time to achieve profitability. With continuing net loss and negative cash flows from operating activities, we may have to finance ourselves with equity or debt financing, which may not be available at price term favorable to us or at all.

We face intense competition, if we fail to compete effectively, we may lose market share. Our performance, prospects, and results of operations will be materially and negatively impacted.

The market for our services is highly competitive. In terms of technology services used in the insurance sector, we have competition from companies such as Nan Yan Technology, Xiaomar, Botpy Technology in the PRC. We also face competition from other companies in the insurance technology sector and the traditional insurance industry. Our competition is mainly focused on factors such as improving user coverage, user engagement and brand awareness, and customer attraction and retention.

Some of our competitors or potential competitors have a longer operating history and therefore may have better funding, managerial, technical, marketing resources and other resources than we do. They may use their experience and resources to compete with us in a number of ways, including competing more aggressively for customers and completing more acquisitions. Some of our competitors have entered into or may enter into business partnership agreements with search engines, which may affect our ability to obtain additional consumers from the same sources. Competitors in our industry may be acquired, merged with, or partnered with integrated groups in our industry that are able to invest significant resources in the operations for further investment. We cannot assure you that any such large internet business groups will not focus on insurance technology in the future. If we are unable to compete effectively with our existing and future competitors at reasonable cost, our business, prospects, and results of operations could be materially and negatively affected.

If we are unable to retain and attract customers, or if we lose our existing customer base due to our inability to gain market acceptance for our services, our business and results of operations may be materially and negatively affected.

In order to maintain and strengthen our position as a leading provider of insurance technology services, we must continue to retain and attract customers from WeChat mini programs and website by providing insurers, insurance brokers and insurance intermediaries with convenient and efficient automated processes. We must innovate and introduce services and applications that improve the users’ experience. In addition, we need to maintain and increase our brand awareness among our users. If we are unable to provide high-quality and timely content to insurance brokers, or are unable to provide an excellent user experience or maintain our brand awareness, we may be unable to attract and retain users. If our user base decreases, our website and WeChat mini programs may lose its appeal to our customers, including insurance agencies and insurance intermediaries, which could have a material adverse effect on our business, financial condition and results of operations.

In addition, we may not be able to properly identify trends or introduce new services to the market as quickly, efficiently or competitively priced as our competitors. Existing customers may not become the target audience for new business, which will reduce our comparative advantage against our competitors. If the number of our customers decreases, we may not be able to generate sufficient revenue to cover our increased costs and expenses. As a result, our business and results of operations may be materially and negatively affected.

Any harm to our brand or reputation may materially and adversely affect our business.

The brand recognition and reputation of our “U-BX” brand and the successful maintenance and enhancement of our brand and reputation have contributed and will continue to contribute significantly to our success and growth.

Any negative perception and publicity, whether or not justified, such as complaints and accidents in relation to user experience or quality of services, including inappropriate behavior of sales personnel, could tarnish our reputation and reduce the value of our brand. Further, our competitors may fabricate complaints or negative publicity about us for the purpose of vicious competition. With the increased use of social network, adverse publicity can be disseminated quickly and broadly, making it increasingly difficult for us to respond and mitigate effectively.

We are also subject to negative publicity regarding the insurance carriers on our platform, whose activities are out of our control. Negative public perception on the insurance products by insurance carriers on our platform or that insurance carriers on our platform do not provide satisfactory customer services, even if factually incorrect or based on isolated incidents, could undermine the trust and credibility we have established and have a negative impact on our ability to attract new users or retain our current users.

If our online promotions are not effective, our ability to increase revenue and profitability could be materially and adversely affected.

With the increasing availability of the internet in the PRC, the internet has become an increasingly important marketing and advertising channel for the insurance industry. As a result, online marketing and promotion has become a major part of our effort to promote insurance products for our clients, and if the results achieved through online promotion do not meet our clients’ expectations, our clients may reduce their spending and efforts on our online promotions and devote more of their marketing budgets to other more visible marketing companies or traditional media companies. Our ability to increase revenue and profitability through online marketing may be adversely affected by a number of factors, many of which are beyond our control, including:

•        Difficulties in tapping into large user groups whose demographic characteristics are fitted to our clients’ products

•        Increased competition and potential downward pressure on online advertising prices.

•        Difficulties in retaining and acquiring customers.

•        Failure to develop independent and reliable ways to validate online traffic

•        Declining use of the internet or online marketing in China.

If the internet is not widely accepted as an effective media or marketing platform for the insurance industry in the PRC, our business, financial condition and results of operations could be materially and adversely affected.

Regulatory actions, legal proceedings and customer complaints against us could harm our reputation and have a material adverse effect on our business, results of operations, financial condition and prospects.

Along with growth and expansion of our business, we may be involved in litigation, regulatory proceedings and other disputes arising outside the ordinary course of our business. Such litigation and disputes may result in claims for actual damages, freezing of our assets, diversion of our management’s attention and reputational damage to us and our management, as well as legal proceedings against our directors, officers or employees, and the probability and amount of liability, if any, may remain unknown for long periods of time. Given the uncertainty, complexity and scope of many of these litigation matters, their outcome generally cannot be predicted with any reasonable degree of certainty. Therefore, our reserves for such matters may be inadequate. Moreover, even if we eventually prevail in these matters, we could incur significant legal fees or suffer significant reputational harm.

Our current risk management system may not be able to exhaustively identify or mitigate all risks to which we are exposed.

We have established risk management, quality control and internal control systems, consisting of policies and procedures that we believe are appropriate for our business. However, the implementation of such policies and procedures may involve human error and mistakes. Moreover, we may be exposed to fraud or other misconduct committed by our employees, customer service personnel or other third parties, including but not limited to our users and business partners, or other events that are out of our control.

We may face disruption to our technology systems and resulting interruptions in the availability of our services.

The satisfactory performance, reliability and availability of our technology systems are critical to our success. We rely on our scalable technology infrastructure and corresponding websites, WeChat mini programs and official accounts connecting our network with those of our various platform users. However, our technology systems or infrastructure may not function properly at all times. We may be unable to monitor and ensure high-quality maintenance and upgrade of our technology systems and infrastructure, and users may experience service outages and delays in accessing and using our platforms as we seek to source additional capacity.

Our technology systems may also experience telecommunications failures, computer viruses, failures during the process of upgrading or replacing software, databases or components, power outages, hardware failures, user errors, or other attempts to harm our technology systems, which may result in the unavailability or slowdown of our platform or certain functions, delays or errors in transaction processing, loss of data, inability to accept and fulfill user request, reduced fund raised or size of mutual plans and the attractiveness of our platform. Further, hackers, acting individually or in coordinated groups, may also launch distributed denial of service attacks or other coordinated attacks that may cause service outages or other interruptions in our business.

We may fail to protect our intellectual properties.

We regard our software registrations, trademarks, domain names and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others to protect our proprietary rights. See “Business — Intellectual Property.” Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages.

It is often difficult to maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. In particular, some of our trademark applications for certain categories have been rejected, and we have applied for administrative reviews on such rejections. However, there can be no assurance that we will obtain such trademarks and any other trademarks that are crucial to our business in the future. Thus, we may be unable to prevent others from using such trademarks or suing us for infringement, or even unable to continue to use such trademarks in our business.

Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can also provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors.

We may be subject to intellectual property infringement claims.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. As of the date of this prospectus, we are still in the process of applying for two trademarks, which may be considered to resemble the trademarks held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

We may fail to make necessary or desirable strategic alliance, acquisition or investment, and we may not be able to achieve the benefits we expect from the alliances, acquisition or investments we make.

We may pursue selected strategic alliances and potential strategic acquisitions that are supplemental to our business and operations, including opportunities that can help us further expand our product and service offerings and improve our technology system. However, strategic alliances with third parties could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance or default by counterparties, and increased expenses in establishing these new alliances, any of which may materially and adversely affect our business. In addition, we may have limited ability to control or monitor the actions of our strategic partners. To the extent a strategic partner suffers any negative publicity as a result of its business operations, our reputation may be negatively affected by virtue of our association with such party.

The costs of identifying and consummating strategic acquisitions may be significant and subsequent integrations of newly acquired companies, businesses, assets and technologies would require significant managerial and financial resources and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our growth and business operations. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities and exposure to potential unknown liabilities of the acquired business. The acquired businesses or assets may not generate the financial results we expect and may incur losses. The cost and duration of integrating newly acquired businesses could also materially exceed our expectations. If our portfolio do not perform as we expect, our results of operation and profitability may be adversely affected.

Our success depends on the continuing efforts of our senior management and key employees.

Our future success is significantly dependent upon the continued service of our senior management and other key employees. If we lose their service, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new staff, which could severely disrupt our business and growth. Our founder and chief executive officer, Mr. Jian Chen, and other management members are critical to our vision, strategic direction, culture and overall business success. If there is any internal organizational structure change or change in responsibilities for our management or key personnel, or if one or more of our senior management members were unable or unwilling to continue in their present positions, the operation of our business and our business prospects may be adversely affected. Our employees, including members of our management, may choose to pursue other opportunities. If we are unable to motivate or retain key employees, our business may be severely disrupted and our prospects could suffer. In addition, although we have entered into confidentiality and non-competition agreements with our management, there is no assurance that our management members would not join our competitors or form a competing business. If any dispute arises between our current or former officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may not be able to enforce them at all.

If we are unable to recruit, train and retain talents, our business may be materially and adversely affected.

We believe our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for personnel with expertise in insurance, sales and marketing, technology and risk management is extremely intense in China. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In addition, we invest significant time and resources in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training new employees, and our ability to serve users and business partners could diminish, resulting in a material adverse effect to our business.

We may not be able to raise additional capital when desired, on favorable terms or at all.

We need to make continued investments in facilities, hardware, software, technological systems and to retain talents to remain competitive. Due to the unpredictable nature of the capital markets and our industry, there can be no assurance that we will be able to raise additional capital on terms favorable to us, or at all, if and when required, especially if we experience disappointing operating results. If adequate capital is not available to us as required, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our infrastructure or respond to competitive pressures could be significantly limited. If we do raise additional funds through the issuance of equity or convertible debt securities, the ownership interests of our shareholders could be significantly diluted. These newly issued securities may have rights, preferences or privileges on par with or senior to those of existing shareholders.

If we fail to implement and maintain an effective system of internal controls to remediate our material weakness over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal control over financial reporting. In connection with the audits of our consolidated financial statements included in this prospectus, we and our independent registered public accounting firm identified one material weakness in our internal control over financial reporting. As defined in the standards established by the U.S. Public Company Accounting Oversight Board, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness that has been identified relates to our lack of sufficient skilled staff with appropriate knowledge of U.S. GAAP for the purpose of financial reporting and our lack of formal accounting policies and procedures manual to ensure proper financial reporting to comply with U.S. GAAP and SEC requirements. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control for purposes of identifying and reporting material weaknesses and other deficiencies in our internal control over financial reporting. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional deficiencies may have been identified.

Following the identification of the material weakness and other deficiencies, we have taken measures and plan to continue to take measures to remediate these control deficiencies. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Internal Control Over Financial Reporting.” However, the implementation of these measures may not fully address the material weakness and other deficiencies in our internal control over financial reporting, and we cannot conclude that they have been fully remediated. Our failure to correct the material weakness and other deficiencies or our failure to discover and address any other deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

We will be subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) as well as rules and regulations of Nasdaq Stock Exchange after the completion of this offering. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. We are required by Section 404 of the Sarbanes-Oxley Act to perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Form 20-F beginning with our annual report in our second annual report after becoming a public company. Prior to this offering, we were never required to test our internal controls within a specified period, and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner.

Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue an adverse report if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to produce timely and accurate financial statements and may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If that were to happen, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which could lead to a decline in the market price of our ordinary shares and we could be subject to sanctions or investigations by SEC or other regulatory authorities. We may also be required to restate our financial statements for prior periods.

Our business has been and may continue to be adversely affected by the outbreak of COVID-19.

The current COVID-19 pandemic has already adversely affected our business. We, insurance carriers and user acquisition channels and other business partners have been gradually recovering from the general shutdown and delay in commencement of operations in China since the beginning of March 2020. Even though our business is currently operational, our operating efficiency and capacity may still be adversely affected by the COVID-19 pandemic mainly due to the necessity to comply with disease control protocols in business facilities and hospitals. The global spread of COVID-19 pandemic in major countries of the world may also result in global economic distress, and the extent to which it may affect our results of operations will depend on future developments of the COVID-19 pandemic, which are highly uncertain and difficult to predict. There may be potential impacts on our results of operations if the pandemic and the resulting disruption were to extend over a prolonged period.

In addition, if the global spread of COVID-19 and deterioration cannot be contained, risks set forth in this prospectus may be exacerbated or accelerated at a heightened level.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

In addition to the impact of COVID-19, our business could be materially and adversely affected by natural disasters, health epidemics or other public safety concerns affecting China. Natural disasters may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to operate our platform and provide services and solutions. In recent years, there have been outbreaks of epidemics in China and globally, such as H1N1 flu, avian flu or another epidemic. Our business operations could be disrupted by any of these epidemics. In addition, our results of operations could be adversely affected to the extent that any health epidemic harms the Chinese economy in general. A prolonged outbreak of any of these illnesses or other adverse public health developments in China or elsewhere in the world could have a material adverse effect on our business operations. Such outbreaks could significantly impact the insurance industry, which could severely disrupt our operations and adversely affect our business, financial condition and results of operations. Our headquarters are located in Beijing, where most of our management and employees currently reside. Consequently, if any natural disasters, health epidemics or other public safety concerns were to affect Beijing, our operation may experience material disruptions, which may materially and adversely affect our business, financial condition and results of operations.

A severe or prolonged downturn in Chinese or global economy could materially and adversely affect our business and financial condition.

COVID-19 had a severe and negative impact on the Chinese and the global economy in the first quarter of 2020. Whether this will lead to a prolonged downturn in the economy is still unknown. China’s National Bureau of Statistics reported a negative GDP growth of 6.8% for the first quarter of 2020. Even before the outbreak of COVID-19, the global macroeconomic environment was facing numerous challenges. The growth rate of the Chinese economy had already been slowing since 2010. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies which had been adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China, even before 2020. Unrest, terrorist threats and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. There have also been concerns about the relationship between China and other countries, including the surrounding Asian countries, which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations and tariffs. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition.

Risks Related to Our Ordinary Shares and this Offering

There has been no public market for our shares or ordinary shares prior to this offering, and you may not be able to resell our ordinary shares at or above the price you paid, or at all.

Prior to this initial public offering, there has been no public market for our shares or ordinary shares. We will apply to list our ordinary shares on the Nasdaq Stock Exchange. If an active trading market for our ordinary shares does not develop after this offering, the market price and liquidity of our ordinary shares will be materially and adversely affected.

Negotiations with the Underwriter will determine the initial public offering price for our ordinary shares which may bear no relationship to their market price after the initial public offering. We cannot assure you that an active trading market for our ordinary shares will develop or that the market price of our ordinary shares will not decline below the initial public offering price.

The trading price of the ordinary shares is likely to be volatile, which could result in substantial losses to investors.

The trading price of the ordinary shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the ordinary shares may be highly volatile for factors specific to our own operations, including the following:

•        variations in our revenues, earnings, cash flow;

•        fluctuations in operating metrics;

•        announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

•        announcements of new solutions and services and expansions by us or our competitors;

•        termination or non-renewal of contracts or any other material adverse change in our relationship with our key customers or strategic investors;

•        changes in financial estimates by securities analysts;

•        detrimental negative publicity about us, our competitors or our industry;

•        additions or departures of key personnel;

•        release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

•        regulatory developments affecting us or our industry; and

•        potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which the ordinary shares will trade. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. These broad market and industry fluctuations may adversely affect the market price of our ordinary shares. Volatility or a lack of positive performance in our ordinary share price may also adversely affect our ability to retain key employees, most of whom have been granted share incentives.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts cease to publish research or reports about our business, or if they adversely change their recommendations regarding the ordinary shares, the market price for the ordinary shares and trading volume could decline.

The trading market for the ordinary shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade the ordinary shares, the market price for the ordinary shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the ordinary shares to decline.

We currently do not expect to pay dividends in the foreseeable future after this offering and you must rely on price appreciation of our ordinary shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Under Cayman Islands law, a Cayman Islands exempted company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value after this offering or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment in our ordinary shares.

Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase ordinary shares in this offering, you will pay more for your ordinary shares than the amount paid by our existing shareholders for their ordinary shares on a per ordinary share basis. As a result, you will experience immediate and substantial dilution, representing the difference between the initial public offering price of per ordinary share, and our adjusted net tangible book value per ordinary share, after giving effect to our sale of the ordinary shares offered in this offering. In addition, you may experience further dilution to the extent that our ordinary shares are issued upon the exercise or vesting, as the case may be, of our share incentive awards. See “Dilution” for a more complete description of how the value of your investment in the ordinary shares will be diluted upon completion of this offering.

Substantial future sales or perceived potential sales of our ordinary shares in the public market could cause the price of our ordinary shares to decline.

Sales of our ordinary shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our ordinary shares to decline. All ordinary shares sold in this offering will be freely transferable without restriction or additional registration under the Securities Act. The remaining ordinary shares issued and outstanding after this offering will be available for sale, upon the expiration of the lock-up period in connection with this offering, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. Any or all of these shares may be released prior to the expiration of the lock-up period at the discretion of the Underwriter of this offering. To the extent shares are released before the expiration of the lock-up period and sold into the market, the market price of our ordinary shares could decline.

After completion of this offering, certain holders of our ordinary shares may cause us to register under the Securities Act the sale of their shares, subject to the lock-up period in connection with this offering. Registration of these shares under the Securities Act would result in ordinary shares representing these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. Sales of these registered shares in the form of ordinary shares in the public market could cause the price of our ordinary shares to decline.

Our amended and restated memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares and the ordinary shares.

Our amended and restated memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Our board of directors has the authority, without further action by our shareholders, to issue preferred shares with such preferred, deferred or other special rights, restrictions or privileges whether in regard to voting, distributions, a return of capital or otherwise and in such classes and series, if any, as the directors may determine, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of the ordinary shares may fall and the voting and other rights of the holders of our ordinary shares and the ordinary shares may be materially and adversely affected.

You may experience dilution of your holdings due to inability to participate in rights offerings.

We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of ordinary shares may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (as amended) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors owed to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors owed to us under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. All of our current operations are conducted in China. In addition, substantially all of our current directors and officers are nationals and residents of countries other than the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and China, see “Enforceability of Civil liabilities.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

As a company with less than US$1.07 billion in revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. Therefore, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. As a result, if we elect not to comply with such reporting and other requirements, in particular the auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to “opt out” of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD; and

•        certain audit committee independence requirements in Rule 10A-3 of the Exchange Act.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the ordinary shares.

A non-U.S. corporation, such as our company, will be considered a passive foreign investment company, or “PFIC,” for any taxable year if either (i) at least 75% of its gross income is passive income or (ii) at least 50% of the value of its assets (generally determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income.

After the restructure that was completed in March 2022, U-BX China is now an indirect subsidiary of the Company. Based upon our current and projected income and assets, including the expected proceeds from this offering, and projections as to the value of our assets (which are based on the expected market price of the ordinary shares immediately following this offering), we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we will be or become a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Fluctuations in the market price of the ordinary shares may cause us to be a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of the ordinary shares from time to time (which may be volatile). If our market capitalization subsequently declines, we may be or become a PFIC for the current taxable year or future taxable years. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of being or becoming a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we were treated as a PFIC for any taxable year during which a U.S. investor held an ordinary share or an ordinary share, certain adverse U.S. federal income tax consequences could apply to the U.S. investor. See “Taxation — United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules.”

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the Securities and Exchange Commission, or the SEC, impose various requirements on the corporate governance practices of public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly.

As a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the number of additional costs we may incur or the timing of such costs.

In addition, as an emerging growth company, we will still incur expenses in relation to management assessment according to requirements of Section 404(a) of the Sarbanes-Oxley Act of 2002. After we are no longer an “emerging growth company,” we expect to incur additional significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of ordinary share in this offering will be approximately $21,887,936, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, based on the assumed initial public offering price of $5.00 per ordinary share.

We intend to use the net proceeds of this offering as follows after we complete the remittance process, and we have ordered the specific uses of proceeds in order of priority.

Description of Use	Estimated Amount of Net Proceeds	Percentage
Research and Development	13,000,000	60%
Advertising and Marketing	6,500,000	30%
General Working Capital	2,387,936	10%
Total	21,887,936	100%

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the offering proceeds in China until remittance is completed. See “Risk Factors” for further information.

DIVIDEND POLICY

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business after the Company’s initial public offering. Therefore, we do not expect to pay cash dividends again in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our operating subsidiary. Current PRC regulations permit our WFOE to pay dividends to U-BX HK only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC operating entities is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after- tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. Our operating entities in China are required to set aside statutory reserves and have done so.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to U-BX HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our operating entities and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our PRC operating entities are unable to receive all of the revenues from our operations through the current contractual arrangements, we may be unable to pay dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. U-BX HK may be considered a non-resident enterprise for tax purposes, so that any dividends WFOE pays to U-BX HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Taxation — People’s Republic of China Enterprise Taxation.”

In order for us to pay dividends to our shareholders, we will rely on dividends from our subsidiaries. Dividend payments from U-BX China to our WFOE are subject to PRC taxes, including VAT, urban maintenance and construction tax, educational surcharges. In addition, if our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2021:

•        on an actual basis;

•        on a pro forma as adjusted basis to give effect to (i) the issuance of 7,500,000 ordinary shares to 14 existing shareholders on a pro rata basis completed on January 24, 2022 for initial capitalization structure purposes and (ii) the issuance of 1,500,000 ordinary shares to 14 existing shareholders and 2 new shareholders completed on May 5, 2022 for capitalization structure purposes; and

•        on a pro forma as further adjusted basis to give effect to the sale of 5,000,000 ordinary shares in this offering at the assumed initial public offering price of $5.00 per ordinary share after deducting the underwriting discounts and estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2021
	Actual US$	Pro Forma As Adjusted US$(1)	Pro Forma As Further Adjusted(2) US$
Shareholders’ Equity
Ordinary shares, $0.0001 par value: 500,000,000 shares authorized; 15,000,000 shares issued and outstanding; 24,000,000 shares issued and outstanding pro forma as adjusted and 29,000,000 shares issued and outstanding pro forma as further adjusted	1,500	2,400	2,900
Subscription receivable	(920)	(1,820)	(2,320)
Additional paid-in capital	147,033	147,033	22,034,969
Statutory reserves	147,714	147,714	147,714
Accumulated other comprehensive income	2,443	2,443	2,443
Accumulated deficit	(561,929)	(561,929)	(561,929)

Total shareholders’ deficit	(264,159)	(264,159)	21,623,777
Total capitalization	(264,159)	(264,159)	21,623,777

____________

(1)     Reflects (i) the issuance of 7.500,000 ordinary shares to 14 existing shareholders completed on January 24, 2022 for initial capitalization structure purposes and (ii) the issuance of 1,500,000 ordinary shares to 16 existing shareholders completed on May 5, 2022 for capitalization structure purposes.

(2)      Reflects the sale of 5,000,000 ordinary shares in this offering at an assumed initial public offering price of $5.00 per share, and after deducting the estimated underwriting discounts, accountable and non-accountable expenses and estimated offering expenses payable by us. The pro forma as further adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, estimated offering expenses payable by us and advisory fees. We estimate that such net proceeds will be approximately $21,887,936.

DILUTION

If you invest in the ordinary shares, your interest will be diluted to the extent of the difference between the public offering price per ordinary share and our net tangible book value per ordinary share after this offering. Dilution results from the fact that the public offering price per ordinary share is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

As of December 31, 2021, our net tangible book value was a deficit of $264,159, or negative $0.02 per ordinary share. Our net tangible book value per share represents total tangible assets less total liabilities, all divided by the number of ordinary shares outstanding on December 31, 2021.

After giving effect to the sale of ordinary shares in this offering at the assumed initial public offering price of $5.00 per ordinary share and after deducting the underwriting discounts and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at December 31, 2021 would have been $21,623,777, or $0.75 per ordinary share. This represents an immediate increase in pro forma as adjusted net tangible book value to existing investors and immediate dilution of $0.77 per ordinary share to new investors. The following table illustrates this dilution to new investors purchasing ordinary share in this offering:

The following table illustrates the dilution on a per ordinary share basis at the assumed public offering price per ordinary share of US$5.00:

Offering
Assumed initial public offering price per ordinary share	$5.00
Net tangible book value per ordinary share as of December 31, 2021	$(0.02)
Increase in pro forma as adjusted net tangible book value per ordinary share attributable to new investors purchasing ordinary shares in this offering	$0.77
Pro forma as adjusted net tangible book value per ordinary share after this offering	$0.75
Dilution per ordinary share to new investors in this offering	$4.25

Each $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per ordinary share would increase (decrease) our pro forma as adjusted net tangible book value as of December 31, 2021 after this offering by approximately $0.75 per ordinary share, and would increase (decrease) dilution to new investors by $0.77 per ordinary share, assuming that the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and estimated offering expenses payable by us.

The following table summarizes, on a pro forma as adjusted basis as of December 31, 2021, the differences between existing shareholders and the new investors with respect to the number of ordinary shares purchased from us, the total consideration paid and the average price per ordinary share before deducting the estimated commissions to the Underwriter and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
	($ in thousands)
Existing shareholders	24,000,000	82.76%	$148	0.59%	$0.01
New investors	5,000,000	17.24%	$25,000	99.41%	$5.00
Total	29,000,000	100%	$25,148	100%	$0.87

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our ordinary shares and other terms of this offering determined at the pricing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange control or currency restrictions;

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

•        the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States;

•        Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 E 42nd St 18th Fl, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Mourant Ozannes, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Mourant Ozannes has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Jiangsu Junjin Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:

•        recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•        entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Jiangsu Junjin Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provides for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if it decides that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether, and on what basis, a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

CORPORATE HISTORY AND STRUCTURE

U-BX is a holding company with no operations of its own. We conduct our operations in China primarily through the PRC Operating Entities. The ordinary shares offered in this prospectus are those of U-BX.

The following figure shows our corporate structure as of the date of this prospectus, including our main subsidiaries and consolidated affiliated entities:

U-BX was incorporated on June 30, 2021 in the Cayman Islands. It is a holding company and is not actively engaged in any business as of the date of this prospectus. Under its amended and restated memorandum of association, U-BX is authorized to issue 500,000,000 ordinary shares of a single class, par value $0.0001 per ordinary share. There are currently 24,000,000 issued and outstanding ordinary shares, of which 36.58% and 9.21% held by Superego Pulse Limited and Columbus Information Consulting L.P., respectively. U-BX’s registered office is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands.

U-BX HK was incorporated on July 14, 2021 under the laws of Hong Kong. U-BX HK is a Hong Kong limited company and a wholly-owned subsidiary of U-BX. U-BX HK is a holding company and does not have any operations.

Lianghua Technology was incorporated on July 23, 2021 under the laws of the People’s Republic of China. Lianghua Technology is a wholly-foreign owned enterprise, a limited liability company, and a wholly-owned subsidiary of U-BX HK. Lianghua Technology is a holding company and does not have any operations.

U-BX China was incorporated on March 27, 2018 under the laws of the People’s Republic of China. U-BX China is a limited liability company. In August 2021, Lianghua Technology entered into a series of contractual agreements (the “VIE Agreements”) with U-BX China and all the shareholders of U-BX China that established the VIE structure. On February 20, 2022, with approval of Lianghua Technology and approval of the board of directors of U-BX China, U-BX China issued 2.99% equity interest in U-BX China to a third-party investor. The issuance was completed on February 28, 2022. On February 28, 2022, Lianghua Technology exercised its call option under the Exclusive Call Option Agreements dated August 16, 2021 with certain shareholders of U-BX China and entered into equity transfer agreements with all the shareholders of U-BX China to purchase all the equity interest in U-BX China. On March 3, 2022, Lianghua Technology entered into a termination agreement with U-BX China that terminated the Business Cooperation Agreement and Consultation and Services Agreement, Lianghua Technology also entered into each shareholder of U-BX China to terminate the Equity Pledge Agreement, Exclusive Call Option Agreement and Shareholders’ Voting Rights Proxy Agreement. The restructure was completed on March 3, 2022. As a result, U-BX China became a wholly owned subsidiary of Lianghua Technology and the VIE structure is dissolved. The VIE Agreements were terminated.

Jiangsu Jingmo was incorporated on July 9, 2020 under the laws of the People’s Republic of China. Jiangsu Jingmo is a limited liability company and a wholly-owned subsidiary of U-BX China.

Jiangsu YJYC was incorporated on June 29, 2020 under the laws of the People’s Republic of China. Jiangsu YJYC is a limited liability company and a wholly-owned subsidiary of U-BX China.

RDYJ was incorporated on July 27, 2018 under the laws of the People’s Republic of China. RDYJ is a limited liability company and a wholly-owned subsidiary of U-BX China.

Jiangsu Youchehubao Technology Co., Ltd. (“Jiangsu YCHB”) was incorporated on August 21, 2020 under the laws of the People’s Republic of China and was dissolved on March 1, 2022. Jiangsu YCHB was a limited liability company and a wholly-owned subsidiary of U-BX China. Jiangsu YCHB has never had any assets or operation.

The Restructure

Prior to the restructure completed in March 2022, Lianghua Technology entered into a series of VIE Agreements with U-BX China and the shareholders of U-BX China, which established the VIE structure. The VIE structure was used to provide investors with exposure to foreign investment in China-base companies where Chinese law prohibits direct foreign investments in certain industries.

As a result of the VIE Agreements, Lianghua Technology was regarded as the primary beneficiary of U-BX China, and we treated U-BX China and its subsidiaries as the variable interest entities under U.S. GAAP for accounting purposes. We have consolidated the financial results of U-BX China and its subsidiaries in our consolidated financial statements in accordance with U.S. GAAP.

In February 2022, the board of directors of the Company decided to dissolve the VIE structure. On February 20, 2022, with approval of Lianghua Technology and approval of the board of directors of U-BX China, U-BX China issued 2.99% equity interest in U-BX China to a third-party investor. The issuance was completed on February 28, 2022. On February 28, 2022, Lianghua Technology exercised its call option under the Exclusive Call Option Agreements with certain shareholders of U-BX China and entered into equity transfer agreements with all the shareholders of U-BX China to purchase all the equity interest in U-BX China. On March 3, 2022, Lianghua Technology entered into a termination agreement with U-BX China that terminated the Business Cooperation Agreement and Consultation and Services Agreement, Lianghua Technology also entered into each shareholder of U-BX China to terminate the Equity Pledge Agreement, Exclusive Call Option Agreement and Shareholders’ Voting Rights Proxy Agreement. The restructure was completed on March 3, 2022. As a result, U-BX China became a wholly owned subsidiary of Lianghua Technology and the VIE structure is dissolved. The VIE Agreements were terminated.

Holding Company Structure

U-BX is a holding company with no material operations of its own. We currently conduct our operations primarily through the PRC Operating Entities. Investors will not and may never directly hold equity interests in the PRC Operating Entities.

As a result of our corporate structure, U-BX may rely on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary to pay dividends to its shareholders. If U-BX’s subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Transfers of Cash to and from our subsidiaries

Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary.

U-BX is permitted under the laws of the Cayman Islands to provide funding to U-BX HK through loans or capital contributions without restrictions on the amount of the funds. U-BX HK is permitted under the respective laws of Hong Kong to provide funding to WFOE through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividends transfers from Hong Kong to the Cayman Islands.

To transfer cash from U-BX HK to WFOE, U-BX HK can increase its registered capital in WFOE, which requires a filing with the local commerce department, or through a shareholder loan, which requires a filing with the State Administration of Foreign Exchange or its local bureau. Aside from the declaration to the State Administration of Foreign Exchange, there is no restriction or limitations on such cash transfer or earnings distribution.

To make loans to U-BX HK, WFOE or the PRC Operating Entities, according to Matters relating to the Macro-prudential Management of Comprehensive Cross-border Financing, or PBOC Circular 9 promulgated by the People’s Bank of China, the total cross-border financing of a company shall be calculated using a risk-weighted approach and shall not exceed an upper limit. The upper limit shall be calculated as capital or assets (for enterprises, net assets shall apply) multiplied by a cross-border financing leverage ratio and multiplied by a macro-prudential regulation parameter. The macro-prudential regulation parameter is currently 1, which may be adjusted by the People’s Bank of China and the State Administration of Foreign Exchange in the future, and the cross-border financing leverage ratio is 2 for enterprises. Therefore, the upper limit of the loans that a PRC company can borrow from foreign companies shall be calculated at 2 times the borrower’s net assets. When WFOE and U-BX China jointly apply for borrowing foreign debt, the upper limit of borrowing shall be 2 times of the net assets in the consolidated financial statement, and U-BX China shall make a commitment to refrain from borrowing foreign debt in their own respective names.

U-BX may rely on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary to pay dividends to its shareholders. If U-BX’s subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to U-BX.

As a result of PRC laws and regulations (noted below) that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, WFOE is restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to U-BX HK as a dividend. We note the following:

1.      PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations;

2.      WFOE is required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory surplus reserves until the cumulative amount of such reserves reaches 50% of their registered capital;

3.      Such reserves may not be distributed as cash dividends;

4.      WFOE may also allocate a portion of their after-tax profits to fund their staff welfare and bonus funds; except in the event of a liquidation, these funds may also not be distributed to shareholders; the Company does not participate in a Common Welfare Fund; and

5.      The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay stockholder dividends or make other cash distributions.

As of the date of this prospectus, U-BX and its subsidiaries have not distributed any earnings or settled any amounts owed under the previous VIE Agreements, nor does U-BX and its subsidiaries have any plan to distribute earnings or settle amounts in the foreseeable future As of the date of this prospectus, there have been three occurrences of cash transfers between the holding company and its subsidiaries. On August 3, 2021, the holding company transferred $40 to U-BX HK; on August 5, 2021, the holding company transferred $1,000 to U-BX HK; on August 6, 2021, U-BX HK transferred $500 to the WFOE. All three cash transfers were for the purpose of testing if the recipients’ bank accounts work normally. There has been no dividends or distributions between the holding company, its subsidiaries or to investors.

As of the date of this prospectus, cash transfers and/or transfers of other assets between our Company and our subsidiaries were as follows:

No.	Transfer From	Transfer To	Amount ($)	Date	Purpose
1	U-BX	U-BX HK	40	August 3, 2021	Transfer to test if the recipient’s bank account works normally
2	U-BX HK	U-BX HK	1,000	August 5, 2021	Transfer to test if the recipient’s bank account works normally
3	U-BX HK	U-BX WFOE	500	August 6, 2021	Transfer to test if the recipient’s bank account works normally

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. Our actual results may differ materially from those we currently anticipate as a result of many factors, including those we describe under “Risk Factors” and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements.”

Overview

U-BX Technology Ltd. was incorporated on June 30, 2021 in the Cayman Islands. We conduct all of our business through, Youjiayoubao (Beijing) Technology Co., Limited, a company formed under the laws of the People’s Republic of China with its headquarters in Beijing, China (hereinafter referred to as “U-BX China”). Since U-BX China’s establishment in 2018, we focus on providing value-added services using artificial intelligence-driven technology to businesses within the insurance industry, including insurance carriers and brokers.

Our business primarily consists of providing the following three services/products: i) digital promotion services, ii) risk assessment services, and iii) value-added bundled benefits. We help our institutional clients obtain visibility on various social media platforms and generate our revenue based on consumers’ clicks, views or our clients’ promotion time through those channels. We have also developed a unique algorithm and named it the “Magic Mirror” to calculate payout risks for insurance carriers to underwrite auto insurance coverage. Utilizing our proprietary algorithmic model, we are able to generate individualized risk reports based on the vehicle brand, model, travel area, and vehicle age. In turn, we are able to generate revenue based on the number of assessment reports we provide to the insurance carriers. Lastly, to help major insurance carriers or brokers attract their customers, we sell bundled benefits, including car wash, maintenance plan or parking notification, to these carriers, which then may then pass onto their customers for either low or no cost.

In addition to servicing institutional customers, we provide up-to-date insurance-related information to individual consumers through our mini-application embedded in other social media platforms. The information is provided to educate consumers and insurance brokers about the insurance industry, thus helping us build a stronger brand image within the general public.

At present, our client base consists of more than 300 city-level property and auto insurance carriers nationwide, in addition to approximately 200,000 insurance brokers that use our products and services to conduct business on a daily basis. Some of our clients include large corporations such as the People’s Insurance Company of China, Dajia Property Insurance Co., Ltd., China Pacific Property Insurance Co., Ltd., China Life Property Insurance Co., Ltd., Yongcheng Property Insurance Co., Ltd., Huatai Insurance Brokers Co., Ltd. With the future digitization of the insurance industry, we expect to have a broader reach within the overall insurance industry, as our business focuses on providing insurance technology solutions to insurance carriers interested in applying artificial intelligence technology and online traffic promotion method in their operations. We believe the future digitization of the insurance industry will create more interest among insurance carriers in using the technology and promotion channels we offer.

Factors Affecting Our Results of Operations

Our business and results of operations are affected by China’s overall economic conditions and structural transformations, especially the development of insurance industry and cloud-based communications industry, as well as the following industry- and company-specific factors.

Government policies may impact our business and operating results.

Our PRC entities are incorporated, and their operations and assets are located, in China. Accordingly, our results of operations, financial condition and prospects are affected by China’s regulation conditions in the following factors: (a) economic policies and initiatives undertaken by the PRC government; (b) changes in the Chinese or regional business or regulatory environment affecting the purchase power of consumers of our products; and (c) changes in Chinese government policy affecting our industry. Unfavorable changes could affect demand for services that we sell and for services that we provide and could materially and adversely affect the results of operations. We have not seen any impact of unfavorable government policies upon our inception. However, we will seek to make adjustments as required if and when government policies shift.

New Customer Acquisition

Our operating results and growth prospects will depend on our ability to attract new customers. We are intensely focused on growing our customer base. We will enhance our sales and marketing efforts to attract new customers to try out our products and services and accelerate their adoption of our platform.

We will strengthen the network effects of our services and promote our brand awareness, which in turn enables us to acquire new customers rapidly at low acquisition costs. Furthermore, we seek to improve the breadth and quality of our platform and products, and to enhance our brand recognition, which will allow us to capture additional market share, better optimize the pricing of our products and services, and reach customers in a broader range of verticals and use cases.

Our ability to compete effectively

Our business and results of operations depend on our ability to compete effectively in the industry in which we operate. Our competitive position may be affected by, among other things, the scope of our services, the quality of our solutions and our ability to customize our services to meet customers’ business needs. We believe that our proprietary technologies and research and development capabilities help us to develop products tailored to our customers and we can retain and develop business with existing customers and to attract new customers. However, if we are unable to keep up with our product development or innovation, we might not be able to develop new customers or expand our business effectively. In addition, we are subject to competition from within our industry. Increased competition could materially and adversely affect our business and results of operations.

Expanding Usage by Existing Customers

We have amassed a large and diversified customer base covering a wide spectrum of verticals. We believe that there are significant growth opportunities within our existing customers. We expect to expand into additional services categories, explore cross- and up-selling opportunities and continue to invest in sales and marketing and customer success activities to achieve additional revenue growth from existing customers. We believe that these efforts will have a long-term, positive impact on our business and results of operations.

Strategic investment and acquisitions

We intend to continue to pursue strategic acquisitions and investments in selective technologies and businesses in the insurance industry that will enhance our technology capabilities. We believe that a solid acquisition and investment strategy may be critical for us to accelerate our growth and strengthen our competitive position in the future. Our ability to identify and execute strategic acquisitions and investments will likely have an effect on our operating results over time.

COVID-19 Impact

The current COVID-19 pandemic has already adversely affected our business. We, insurance carriers and user acquisition channels and other business partners have been gradually recovering from the general shutdown and delay in commencement of operations in China since the beginning of March 2020. Even though our business is currently operational, our operating efficiency and capacity may still be adversely affected by the COVID-19 pandemic mainly due to the necessity to comply with disease control protocols in business facilities and hospitals. The global spread of COVID-19 pandemic in major countries of the world may also result in global economic distress, and the extent to which it may affect our results of operations will depend on future developments of the COVID-19 pandemic, which are highly uncertain and difficult to predict. There may be potential impacts on our results of operations if the pandemic and the resulting disruption were to extend over a prolonged period.

In addition, if the global spread of COVID-19 and deterioration cannot be contained, risks set forth in this prospectus may be exacerbated or accelerated at a heightened level.

Results of Operations

For the years ended June 30, 2021 and 2020

The following tables set forth our results of operations for the year presented in dollars and as a percentage of our revenue:

	For the Years Ended June 30,
	2021		2020		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%
Revenues	$72,364,138	100	$61,560,986	100	$10,803,152	18
Cost of revenues	(71,333,409)	(99)	(61,319,491)	(100)	(10,013,918)	16
Gross profit	1,030,729	1	241,495	—	789,234	327

Operating expenses:
General and administrative expenses	(1,121,395)	(2)	(516,092)	(1)	(605,303)	117
Total operating expenses	(1,121,395)	(2)	(516,092)	(1)	(605,303)	117

(Loss) from operations	(90,666)	—	(274,597)	—	183,931	(67)

Other income (expenses), net:
Interest income	4,724	—	1,832	—	2,892	158
Interest (expenses)	(3,474)	—	(9,729)	—	6,255	(64)
Other income, net	316,207	—	91,593	—	224,614	245
Total other income (expenses), net	317,457	—	83,696	—	233,761	279

Income (loss) before income taxes	226,791	—	(190,901)	—	417,692	(219)

Provision for (benefit from) income taxes	(236,353)	—	(55,899)	—	(180,454)	323

Net (loss)	$(9,562)	—	$(246,800)	—	$237,238	(96)

Revenue

Digital promotion services

The Company generates revenues primarily from digital promotion services to insurance companies on its various website channels, including pay for performance marketing services whereby customers are charged based on effective clicks on their insurance product information, and display advertising services that allow customers to place advertisements on various websites. Revenues from both types of transactions are recognized at a point in time when the performance obligation to deliver those online marketing services is checked and accepted by customers.

Risk Assessment services

The Company provides various risk assessment services of vehicle accident prediction to insurance companies to reduce their vehicle accident compensation risks. Based on the vehicle’s information we collected, we build our customers predictive models with multi-dimensional, multi-features and the risk assessment results in visual form. Consideration received for risk assessment services reflects stand-alone selling prices and are settled monthly based on standard unit prices and service volumes rendered during the period. The service revenue is recognized at a point in time upon the service delivery and acceptance by the customers.

Value-added Bundled Benefits

The Company sells value-added bundled benefits to insurance carriers through service codes which carriers provide to their clients as part of the latter’s service package. Upon presenting the code, vehicle owners are able to use a series of vehicle maintenance services such as car washing, car maintenance, driver services and vehicle moving notification services. Revenue is recognized at the time when the related services have been delivered based on the specific terms of the contract.

The following table sets forth the breakdown of our revenue for the years ended June 30, 2021 and 2020, respectively:

	For the Years Ended June 30,
	2021		2020		Variance
	Amount	%	Amount	%	Amount	%
Digital promotion services	$39,144,098	54	$43,344,652	70	$(4,200,554)	(10)
Risk assessment services	12,861,825	18	11,637,530	19	1,224,294	11
Value-added bundled benefits	20,358,215	28	6,578,803	11	13,779,413	209
Total	$72,364,138	100	$61,560,986	100	$10,803,152	18

Total revenue for the year ended June 30, 2021 increased by $10,803,152, or 18%, to $72,364,138 from $61,560,986 for the same period in 2020, primarily driven by increases in our revenue from risk assessment services and value-added bundled benefits.

Revenues from Digital Promotion Services.

Revenues from digital promotion services accounted for 54% and 70% of our total revenues for the years ended June 30, 2021 and 2020, respectively. Revenue from digital promotion services decreased by $4,200,554, or 10% from $43,344,652 for the year ended June 30, 2020, to $39,144,098 for the same period in 2021. The average price per click is $0.31 and $0.30 for the fiscal year of 2021 and 2020, respectively. The number of clicks was 94 million and 111 million for the fiscal year of 2021 and 2020, respectively. The decrease of revenue from fiscal year 2020 to 2021 was because of a decrease in the number of clicks, which was due to the decrease in orders from customers caused by competition in the industry. Our pricings could vary based on many factors, including negotiation, the customer’s industry status, competitiveness in the regional market, and past relationship with the customer. In addition, customers may purchase more than one service may receive a discounted pricing on one or more services. The discount is based on negotiation and past relationship. It is uncertain whether our average price per click will remain stable in the future.

Revenues from Risk Assessment Services.

Revenues from risk assessment services accounted for 18% and 19% of our total revenues for the years ended June 30, 2021 and 2020, respectively. Revenue for risk assessment services increased by $1,224,294, or 11%, to $12,861,825 for the year ended June 30, 2021 from $11,637,530 for the same period in 2020, since we developed the data analysis system during 2020 and strengthened promotion efforts, which helped us attract a significant number of new customers and increased demand from our existing customers.

Revenues from Value-added Bundled Benefits.

Revenues from value-added bundled benefits accounted for 28% and 11% of our total revenues for the years ended June 30, 2021 and 2020, respectively. Revenue for value-added bundled benefits increased by $13,779,413, or 209%, to $20,358,215 for the year ended June 30, 2021 from $6,578,803 for the same period in 2020. We started providing value-added bundled benefits from the end of 2019. The revenue increase in 2020 is primarily due to increased demand from customers as well as the improving COVID-19 situation in China in the third quarter of 2020.

Cost of Revenue

The following table sets forth the breakdown of our cost of revenue for the years ended June 30, 2021 and 2020, respectively:

	For the Years Ended June 30,
	2021		2020		Variance
	Amount	%	Amount	%	Amount	%
Digital promotion services	$38,553,204	54	$42,562,623	69	$(4,009,419)	(9)
Risk assessment services	12,558,605	18	12,433,253	20	125,352	1
Value-added bundled benefits	20,221,449	28	$6,323,616	10	13,897,834	220
Total	$71,333,409	100	$61,319,491	100	$10,013,918	16

Cost of digital promotion services decreased by $4,009,419 or 9%, to $38,553,204 for the year ended June 30, 2021 from $42,562,623for the same period in 2020, which was in tandem with the decrease in digital promotion services revenue year over year.

Cost of risk assessment service increased to $12,558,605 for the year ended June 30, 2021 from $12,433,253 for the same period in 2020, primarily due to an increase in expenses incurred in connection with third-party technical procurement costs.

Cost of sales for value-added bundled benefits increased by $13,897,834, or 220%, to $20,221,449 for the year ended June 30, 2021 from $6,323,616 for the same period in 2020. The increase was in line with the increase in value-added bundled benefits revenues, driven by the increased sales volume to existing customers.

Gross Profit

Gross profit is equal to our total revenues less cost of revenues. Gross profit as a percentage of our total revenues is referred to as gross margin.

Total gross profit increased by $789,234, or 327%, to $1,030,729 for the year ended June 30, 2021 from $241,495 for the year ended June 30, 2020. Gross profit margin increased by 1.0%, to 1.4% for the year ended June 30, 2021, from 0.4% for the same period in 2020.

Operating Expenses

General and Administrative Expenses

Our general and administrative expenses mainly consist of (i) salaries, bonuses and benefits for our personnel engaged in general corporate functions, (ii) rental and related expenses, (iii) general office expenses, (iv) recruitment and training expenses, (v) professional fees, (vi) travel, reception and related expenses, and (vii) depreciation and amortization expenses related to general corporate activities. We expect that our general and administrative expenses to increase modestly in the near future, as we will incur additional expenses related to the anticipated growth of our business and our operations as a public company.

General and administrative expenses increased by $605,303, or 117%, to $1,121,395 for the year ended June 30, 2021 from $516,092 for the year ended June 30, 2020. The increase was mainly due to an increase in salary, social security and disability insurance expenses paid to employees since our headcount increased during past one year because of significant expansion in our business.

Other income, net

Other income increased by $233,761, or 279%, to $317,457 for the year ended June 30, 2021 from $83,696 for the year ended June 30, 2020, primarily attributable to additional tax benefits and government subsidies received in 2021.

Interest expenses

Interest expenses decreased by $6,255, or 64%, to $3,474 for the year ended June 30, 2021, from $9,729 for the same period in 2020, which was due to the repayment of short-term loans in August 2020.

Other income, net

Other income, net primarily consisted of commissions for introducing business to others of $157,886, the VAT input tax super-deduction of 10% resulted in a VAT reduction of $168,079 and special fund subsidy of $11,468 for the year ended June 30, 2021. Other income, net primarily consisted of the VAT input tax super-deduction of 10% resulted in a VAT reduction of $106,192 for the year ended June 30 2020.

Provision for Income Taxes

Our provision for income taxes was $236,353 for the year ended June 30, 2021, an increase of $180,454, or 323% from $55,899 for the same period in 2020. The increase was mainly due to the increase of $2,996 of deferred income tax benefit and offset with the increase of current income tax provision of $183,450.

Under the Enterprise Income Tax (“EIT”) Law of the PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% EIT rate while preferential tax rates, tax holidays, and even tax exemption may be granted on case-by-case basis.

Net Income

As a result of the foregoing, we had a net loss of $9,562 and $246,800 for the year ended June 30, 2021 and 2020, respectively.

For the six months ended December 31, 2021 and 2020

The following tables set forth our results of operations for the periods presented in dollars and as a percentage of our revenue:

	For the Six Months Ended December 31,
	2021		2020		Variance
	Amount	% of revenue	Amount	% of revenue	Amount	%
Revenues	$52,804,580	100	$55,464,474	100	$(2,659,893)	(5)
Cost of revenues	(52,078,860)	(99)	(55,075,538)	(100)	2,996,678	(5)
Gross profit	725,721	1	388,936	—	336,785	87

Operating expenses:
General and administrative expenses	(1,046,756)	(2)	(342,262)	(1)	(704,494)	206
Total operating expenses	(1,046,756)	(2)	(342,262)	(1)	(704,494)	206

(Loss) from operations	(321,035)	—	46,673	—	(367,709)	(788)

Other income (expenses), net:
Interest income	1,637	—	3,178	—	(1,541)	(48)
Interest (expenses)	—	—	(3,400)	—	3,400	(100)
Other income, net	72,854	—	104,219	—	(31,365)	(30)
Total other income (expenses), net	74,491	—	103,997	—	(29,506)	(28)

Income (loss) before income taxes	(246,544)	—	150,670	—	(397,215)	(264)

Provision for (benefit from) income taxes	(96,622)	—	(111,380)	—	14,758	(13)

Net (loss)	$(343,166)	—	$39,290	—	$382,456	(973)

Revenue

Digital promotion services

The Company generates revenues primarily from digital promotion services to insurance companies on its various website channels, including pay for performance marketing services whereby customers are charged based on effective clicks on their insurance product information, and display advertising services that allow customers to place advertisements on various websites. Revenues from both types of transactions are recognized at a point in time when the performance obligation to deliver those online marketing services is checked and accepted by customers.

Risk Assessment services

The Company provides various risk assessment services of vehicle accident prediction to insurance companies to reduce their vehicle accident compensation risks. Based on the vehicle’s information we collected, we build our customers predictive models with multi-dimensional, multi-features and the risk assessment results in visual form. Consideration received for risk assessment services reflects stand-alone selling prices and are settled monthly based on standard unit prices and service volumes rendered during the period. The service revenue is recognized at a point in time upon the service delivery and acceptance by the customers.

Value-added Bundled Benefits

The Company sells value-added bundled benefits to insurance carriers through service codes which carriers provide to their clients as part of the latter’s service package. Upon presenting the code, vehicle owners are able to use a series of vehicle maintenance services such as car washing, car maintenance, driver services and vehicle moving notification services. Revenue is recognized at the time when the related services have been delivered based on the specific terms of the contract.

The following table sets forth the breakdown of our revenue for the six months ended December 31, 2021 and 2020, respectively:

	For the Six Months Ended December 31,
	2021		2020		Variance
	Amount	%	Amount	%	Amount	%
Digital promotion services	$39,529,384	75	$29,782,573	54	$8,169,954	26
Risk assessment services	4,553,648	9	8,990,951	16	(4,913,334)	(52)
Value-added bundled benefits	8,721,548	16	16,690,950	30	(8,853,115)	(50)
Total	$52,804,580	100	$55,464,474	100	$(5,596,495)	(10)

Total revenue for the six months ended December 31, 2021 decreased by $5,596,495, or 10%, to $52,804,580 from $55,464,474 for the same period in 2020, primarily driven by decreases in our revenue from risk assessment services and value-added bundled benefits.

Revenues from Digital Promotion Services.

Revenues from digital promotion services accounted for 75% and 54% of our total revenues for the six months ended December 31, 2021 and 2020, respectively. Revenue from digital promotion services increased by $8,169,954, or 26% from $29,782,573 for the six months ended December 31, 2020, to $39,529,384 for the same period in 2021.

Revenues from Risk Assessment Services.

Revenues from risk assessment services accounted for 9% and 16% of our total revenues for the six months ended December 31, 2021 and 2020, respectively. Revenue for risk assessment services decreased by $4,913,334, or 52%, to $4,553,648 for the six months ended December 31, 2021 from $8,990,951 for the same period in 2020, which was mainly due to the reduced budget of insurance companies.

Revenues from Value-added Bundled Benefits.

Revenues from value-added bundled benefits accounted for 16% and 30% of our total revenues for the six months ended December 31, 2021 and 2020, respectively. Revenue for value-added bundled benefits decreased by $8,853,115, or 50%, to $8,721,548 for the six months ended December 31, 2021 from $16,690,950 for the same period in 2020, which was mainly due to the reduced budget of insurance companies.

Cost of Revenue

The following table sets forth the breakdown of our cost of revenue for the six months ended December 31, 2021 and 2020, respectively:

	For the Six Months Ended December 31,
	2021		2020		Variance
	Amount	%	Amount	%	Amount	%
Digital promotion services	$37,253,069	75	$29,354,014	53	$7,899,055	27
Risk assessment services	4,100,899	8	8,833,250	16	(4,732,351)	(54)
Value-added bundled benefits	8,093,043	16	$16,871,349	31	(8,778,306)	(52)
Total	$49,447,011	100	$61,319,491	100	$10,013,918	(10)

Cost of digital promotion services increased by $7,899,055 or 27%, to $7,899,055 for the six months ended December 31, 2021 from $29,354,014 for the same period in 2020, which was in tandem with the increase in digital promotion services revenue year over year.

Cost of risk assessment service decreased to $4,100,899 for the six months ended December 31, 2021 from $8,833,250 for the same period in 2020, primarily due to an decrease in expenses incurred in connection with third-party technical procurement costs.

Cost of sales for value-added bundled benefits decreased by $8,778,306, or 52%, to $8,093,043 for the six months ended December 31, 2021 from $16,871,349 for the same period in 2020. The decrease was in line with the decrease in value-added bundled benefits revenues.

Gross Profit

Gross profit is equal to our total revenues less cost of revenues. Gross profit as a percentage of our total revenues is referred to as gross margin.

Total gross profit increased by $336,785, or 87%, to $725,721 for the six months ended December 31, 2021 from $388,936 for the six months ended June 30, 2020. Gross profit margin increased by 0.7%, to 1.4% for the six months ended June 30, 2021, from 0.7% for the same period in 2020.

Operating Expenses

General and Administrative Expenses

Our general and administrative expenses mainly consist of (i) salaries, bonuses and benefits for our personnel engaged in general corporate functions, (ii) rental and related expenses, (iii) general office expenses, (iv) recruitment and training expenses, (v) professional fees, (vi) travel, reception and related expenses, and (vii) depreciation and amortization expenses related to general corporate activities. We expect that our general and administrative expenses to increase modestly in the near future, as we will incur additional expenses related to the anticipated growth of our business and our operations as a public company.

General and administrative expenses increased by $704,494, or 206%, to $1,046,756 for the six months ended December 31, 2021 from $342,262 for the six months ended June 30, 2020. The increase was mainly due to an increase in salary, social security and disability insurance expenses paid to employees since our headcount increased during past one year because of significant expansion in our business.

Other income, net

Other income decreased by $29,506, or 28%, to $74,491 for the six months ended December 31, 2021 from $103,997 for the six months ended June 30, 2020, primarily attributable to additional tax benefits and government subsidies received in 2021.

Interest expenses

Interest expenses has not occurred for the six months ended December 31, 2021, which was due to the repayment of short-term loans in August 2020.

Other income, net

Other income, net primarily consisted of the VAT input tax super-deduction of 10% resulted in a VAT reduction of $46,707 and special fund subsidy of $7,773 for the six months ended December 31, 2021.

Provision for Income Taxes

Our provision for income taxes was $96,622 and $111,380 for the six months ended December 31, 2021 and 2020, respectively.

Under the Enterprise Income Tax (“EIT”) Law of the PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% EIT rate while preferential tax rates, tax holidays, and even tax exemption may be granted on case-by-case basis.

Net Income

As a result of the foregoing, we had a net loss of $343,166 for the six months ended December 31, 2021 and a net income of $39,290 for the six months ended December 31, 2020.

Liquidity and Capital Resources

In assessing our liquidity, we monitor and analyze our cash on-hand and our operating and capital expenditure commitments. As of June 30, 2021, we had cash and cash equivalents of $788,964 The accounts receivable from third parties amounted to $1,087,000 as of June 30, 2021. As of the date of this prospectus, a total of $1,067,427 or 98% of the accounts receivable balance as of June 30, 2021 has been collected.

To date, we have financed our operations primarily through cash generated from operations We expect to finance our operations and working capital needs in the near future from part of our net proceeds of the initial public offering and cash generated through operations.

We believe that our current levels of cash and cash flows from operations, combined with the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for our operations and expansion plans for at least the next 12 months. We may, however, need additional cash resources in the future if we experience changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions. As of the date of this prospectus, we have not identified any specific targets for investments or acquisitions. If we determine that our cash requirements exceed the amount of cash we have on hand, we may seek to issue equity or equity linked securities or obtain debt financing. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations.

Prior to the restructure, which was completed in March 2022, U-BX China was a variable interest entity with which Lianghua Technology entered into a series of contractual arrangement with. Although we consolidate the results of U-BX China and its subsidiaries, we only had access to cash balances or future earnings of U-BX China and its subsidiaries through the contractual arrangements between Lianghua Technology and U-BX China. After the completion of the restructure, U-BX China became an indirect subsidiary of the Company.

Current foreign exchange and other regulations in the PRC may restrict our PRC entities in their ability to transfer their net assets to the Company and its subsidiaries in the Cayman Islands, and Hong Kong. However, these restrictions have no impact on the ability of these PRC entities to transfer funds to the Company as we have no present plans to declare dividend which we plan to retain our retained earnings to continue to grow our business. In addition, these restrictions have no impact on the ability for us to meet our cash obligations as all of our current cash obligations are due within the PRC.

Cash flows

For the years ended June 30, 2021 and 2020

The following table sets forth a summary of our cash flows for the periods indicated:

	For the Years Ended June 30,
	2021	2020
Net cash provided by (used in) operating activities	$1,023,444	$(71,240)
Net cash (used in) investing activities	(1,589)	(770)
Net cash (used in) provided by financing activities	(1,266,126)	483,063
Effect of foreign exchange rate on cash	84,630	(19,559)
Net (decrease) increase in cash	(159,641)	391,494
Cash at the beginning of the year	948,605	557,111
Cash at the end of the year	$788,964	$948,605

Operating Activities

Net cash provided by operating activities amounted to $1,023,444 for the year ended June 30, 2021. It was primarily due to a) a net loss of $9,562, adjusted by depreciation and amortization of $1,157 and provision for doubtful accounts of $12,138; b) decrease in account receivable of $829,141 due to the collection in accounts receivable for the June 30, 2021; c) decrease in advance to suppliers of $2,781,858; d) increase in accounts payable of $1,617,122 because of the expansion of our business in the fiscal year 2021 and e) decrease in advance from customers of $4,459,878.

Net cash provided by operating activities amounted to $71,240 for the year ended June 30, 2020. It was primarily due to a) a net loss of $246,800, adjusted by depreciation and amortization of $469 and provision for doubtful accounts of $305; b) increase in advance to suppliers of $2,568,407; c) increase in advance from customers of $4,021,806; and d) decrease in accounts payable of $1,467,413.

Investing Activities

Net cash used in investing activities for the year ended June 30, 2021 consisted entirely of purchase of property and equipment in the amount of $1,589.

Net cash used in investing activities was $770 for the year ended June 30, 2020 consisted of purchase of property and equipment in the amount of $770.

Financing Activities

Net cash used in financing activities amounted to $1,266,126 for the year ended June 30, 2021, representing capital withdraw from a shareholder of the Company amounted of $754,455, proceeds from the short-term loan of $271,453 and repayments of short-term loan of $783,124. The capital withdrawal in the amount of $754,455 represents the event that a shareholder ceased to be the shareholder of U-BX China due to personal reasons. The shareholder therefore withdrew the original capital contribution in October 2020.

Net cash provided by financing activities amounted to $483,063 for the year ended June 30, 2020, representing proceeds from the short-term loan of $1,215,847 and repayments of short-term loan of $732,784.

For the six months ended December 31, 2021 and 2020

The following table sets forth a summary of our cash flows for the periods indicated:

	For the Six Months Ended December 31,
	2021	2020
Net cash provided by operating activities	$867,635	$1,242,323
Net cash (used in) investing activities	(2,239)	(1,150)
Net cash (used in) provided by financing activities	(580)	(1,238,908)
Effect of foreign exchange rate on cash	15,169	80,718
Net increase in cash	881,145	82,983
Cash at the beginning of the year	788,964	948,605
Cash at the end of the year	$1,670,109	$1,031,588

Operating Activities

Net cash provided by operating activities amounted to $867,635 for the six months ended December 31, 2021. It was primarily due to a net loss of $343,166, an increase in account receivable of $5,418,992 and an increase in account payable of $5,461,411.

Net cash provided by operating activities amounted to $1,242,323 for the six months ended December 31, 2020. It was primarily due to a) a net income of $39,290, adjusted by depreciation and amortization of $508 and provision for doubtful accounts of $16,949; b) increase in advance to suppliers of $2,831,661; c) decrease in advance from customers of $5,734,887; and d) increase in accounts payable of $3,249,026.

Investing Activities

Net cash used in investing activities for the six months ended December 31, 2021 consisted entirely of purchase of property and equipment in the amount of $2,239.

Net cash used in investing activities was $1,150 for the six months ended December 31, 2020 consisted of purchase of property and equipment in the amount of $1,150.

Financing Activities

Net cash provided by financing activities amounted to $580 for the six months ended December 31, 2021, representing capital injection from shareholders of the Company amounted of $580.

Net cash used in financing activities amounted to $1,238,908 for the six months ended December 31, 2020, representing proceeds from the short-term loan of $1,801,069 and repayments of short-term loan of $2,301,741.

Contractual Obligation

The following table summarizes our contractual obligations, which are comprised entirely of operating lease obligations, as June 30, 2021, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments due by period
	Total	Less than 1 year	1 – 2 years	2 – 3 years	More than 3 years
Contractual Obligations
Operating Lease Obligations	$80,570	$80,570	$—	$—	$—

Other than those shown above, we did not have any significant capital and other commitments, long-term obligations, or guarantees as of June 30, 2021.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenue, income from continuing operations, profitability, liquidity, or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Critical Accounting Policies and Management Estimates

Use of estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the assessment of the allowance for doubtful accounts, depreciable lives of property and equipment, and realization of deferred tax assets. Actual results could differ from those estimates.

Revenue recognition

The Company adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented. In accordance with ASC 606, revenues from contracts with customers are recognized when control of the promised goods or services are transferred to the customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company determines revenue recognition through the following steps: (i) identify the contracts with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when, or as the entity satisfies a performance obligation.

The Company’s revenues are derived principally from digital promotion services, risk-assessment services and value-added services. Value added taxes (“VAT”) are presented as a reduction of revenues.

Digital promotion services

The Company generates revenues primarily from digital promotion services to insurance companies on its various website channels, including pay for performance marketing services whereby customers are charged based on effective clicks on their insurance product information, and display advertising services that allow customers to place advertisements on various websites.

Pursuant to the digital promotion contracts, the performance obligation of the Company is to provide promotion services for the planning, designing, customizing strategy scheme and promoting for the customer. The Company considers that both of the digital market planning and promotion services are highly interrelated and not separately identifiable. The Company’s overall promise represents a combined output that is a single performance obligation. Revenues are recorded at a point in time when the performance obligation to deliver those digital promotion services is checked and accepted.

For the contracts that involve the third-party vendors, the Company considers itself as principal of the services as it has control of the specified services at any time before it is transferred to the customers which is evidenced by (i) the Company is primarily responsible for the planning and producing the content for the promotion and (ii) having latitude in select third party vendors for promotions and establish pricing. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis. Revenue from value-added bundled benefits is recognized at a point in time when the Company satisfies the performance obligation by transferring promised services upon acceptance by customers.

Risk-assessment services

The Company generate risk-assessment revenue from services fees of providing assessment reports to the insurance carriers. Utilizing the self-developed proprietary algorithmic model, the Company generates individualized risk report based on the vehicle brand, model, travel area, and driver’s information.

Pursuant to the risk assessment contracts, the performance obligation of the Company is to utilize self-developed risk assessment model and to provide risk assessment report to customers. Consideration received reflects stand-alone selling prices and are settled monthly based on standard unit prices and service volumes rendered during the period. Revenue recognized at a point in time upon the services delivery and acceptance by the customers.

For the contracts that involve technical services provided by third-party vendors, the Company considers itself as provider of the services as it has control of the specified services at any time before it is transferred to the customers which is evidenced by (i) the Company is primarily responsible for the production of the risk assessment report with self-developed models and (ii) having latitude in select outsourced technical services and establish pricing. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis.

Value-added bundled benefits services

The Company enters into value added benefits contracts with insurance companies. Pursuant to the value added benefits contracts, the Company provides the digital code with value added bundled benefits to customers. The bundled benefits including but not limited to auto maintenance service, auto value added service, vehicle moving notification services and other services. The Company is primarily responsible for selecting out-sourced vendors, integrating out-sourced services and services provided in house to generate various bundled benefits digital code and providing technical supports for the code. The Company’s overall promise represents a combined output that is a single performance obligation; there is no multiple performance obligations.

For the contracts that involve the third-party vendors, the Company considers itself as principal of the services as it has control of the specified services at any time before it is transferred to the customers which is evidenced by (i) the Company is primarily responsible for the generation of the code and integrating various services provided by itself and outsourced vendors with the Company’s promise to provide products and services according to the contract entered into with customers and (ii) having latitude in select third party vendors for some value added services and establish pricing. The Company make payments directly to the third-party vendors for the value-added services. The demand of insurance companies for value-added services is personalized and diversified, based on which the Company choose third party vendors and customize the suitable service scheme for insurance companies. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis. Revenue from value-added bundled benefits is recognized at a point in time when the Company satisfies the performance obligation by transferring promised services upon acceptance by customers.

Contract balance

Accounts receivables are recorded when the Company performs a service in advance of receiving consideration and it has the unconditional right to receive consideration. A contract asset is recorded when the Company has transferred services to the customer before payment is received or is due, and the Company’s right to consideration is conditional on future performance or other factors in the contract. There were no contract assets as of June 30, 2020 and 2021. Contract liabilities are recognized as advance from customers if the Company receives consideration but has not transferred the related goods or services to the customer.

Value Added Tax

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rate is approximately 6%. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company recorded a VAT payable or receivable net of payments in the accompanying consolidated financial statements. All of the VAT returns filed by the Group’s subsidiaries in the PRC, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended June 30, 2021 and 2020. The Company does not believe that there was any uncertain tax provision on June 30, 2021 and 2020. The PRC Operating Entities are subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the fiscal years ended June 30, 2021 and 2020.

Emerging Growth Company Status

We are an emerging growth company, as defined in the JOBS Act. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period under the JOBS Act until the earlier of the date we (1) are no longer an emerging growth company or (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Recent accounting pronouncements

For detailed discussion on recent accounting pronouncements, see Note 2 to our consolidated financial statements included elsewhere in this prospectus.

INDUSTRY

Overview of the Chinese Technology Insurance Service Market

Definition and classification of “insurance technology industry”

The insurance technology industry refers to an industry that combines insurance and technology, which uses big data, virtual reality, genetic technology and artificial intelligence to innovate risk management methods and improve insurance service efficiency and service capabilities.

Name	Definition	Application opportunities in the insurance industry
big data	Analysis based on massive data to determine future development trends and recommend for next-step action planning

Insurance companies have a large amount of user data (a large amount of hidden customer insights). Big data analysis helps insurance carriers better understand customer needs and risk conditions, and promote accurate product design, pricing, underwriting and marketing, etc.

artificial intelligence (AI)	AI intelligently performs tasks such as visual perception, speech recognition AND decision-making by simulating human consciousness, thinking and behavior.

Artificial intelligence technology can replace people to complete claims, user services and other links, reduce costs, improve efficiency, and bring customers a better experience (such as identifying fraud in cases, automatic claims for simple cases, intelligent customer service, etc.)

blockchain	The data management infrastructure of real-time point-to-point data interaction has the characteristics of decentralization, non-tampering, programmable control, etc.

In the past, insurance carriers used insurance policies as a unit to carry out product sales and management, and customer information was relatively scattered. The application of blockchain can integrate multi-channel customer information, realize unified management of customer accounts and data sharing, shorten response time, and improve business efficiency (such as based on user information is quickly underwritten and services are provided)

cloud computing	It provides resources such as information processing platform and related analysis application services on a dynamically expandable computing mode

In the future, the “user-centric” product development, marketing and service operations of insurance will have higher requirements for the scalability and optimization of the support system. The cloud computing platform carries the rapidly growing mass of products and user teachings. It quickly realizes system and application platform optimization and provide upgrading at low cost

Name	Definition	Application opportunities in the insurance industry
Internet and mobile technology

This technology realizes the interconnection between users anytime and anywhere through mobile devices (mobile phones/tablets, etc.), and the mobile internet can provide users with information, entertainment, etc.

Internet and mobile technologies can greatly improve the availability and convenience of insurance products/services, break time and space constraints, realize remote 24-hour customer service/increase user contacts, obtain more information, and combine big data to promote product development and marketing ( Such as marketing platform/user service application)

virtual reality (VR)	VR gives users a digital experience that mimics the real world through smart devices, Users’ visual stimulation is completely controlled by the system.	Virtual reality allows users to gain awareness of risks in a virtual environment and improve their awareness of prevention (such as virtual car collision experience)

According to the different branches of insurance technology business, insurance technology industry can be further divided into 1) the application of insurance technology that connects insurance online sales, 2) insurance technology that drives the upgrade of the insurance business, and 3) insurance technology that innovates ecosystem products. The insurance technology that applies to insurance online sales is mainly adopted by traditional insurance carriers to promote the simultaneous development of online and offline channels of insurance products. The insurance technology that drives the upgrade of insurance business mainly applies to internet insurance carriers. It integrates artificial intelligence, big data, cloud computing and other technologies into the process of insurance product development, pricing underwriting, claims, marketing and distribution, and improves the efficiency of underwriting and claim settlement. Ecosystem product innovation insurance technology is mainly used in insurance-related ecosystems. Insurance technology companies support insurance carriers through large-scale dynamic data analysis.

The Industry Chain of the Insurance Technology Industry

The upstream participants in China’s insurance technology industry are resource suppliers, including data service providers, hardware equipment suppliers, and software equipment suppliers. The midstream participants are insurance technology companies, including comprehensive insurance technology companies and vertical insurance technology companies. The downstream participants are insurance carriers, including traditional insurance carriers and internet-based insurance carriers.

Upstream Industry Chain

The development of the insurance technology industry relies on the mining, analysis, and processing of big data. Therefore, data service providers mainly provide midstream insurance technology companies with user data information, including user data in life scenarios such as shopping, travel, accommodation, catering, social interaction, and entertainment. However, data sharing in the insurance technology industry has not yet been realized. It is difficult for most insurance technology companies to obtain user data of these companies, and only a few companies have access to such data. For example, Ant Insurance, Ctrip Insurance Agency and other companies rely on the development of Tencent, Alibaba, and Ctrip. They take advantage of user data resources and make it easier to create user profiles in the insurance technology industry.

Downstream Industry Chain

Downstream participants in China’s insurance technology industry are insurance carriers, including traditional insurance carriers and internet-based insurance carriers. Traditional insurance development is facing bottlenecks and needs to rely on technology to achieve transformation and upgrading; Internet -based companies are born out of technology, and their development is highly dependent on technology.

Currently in China, leading companies have almost taken over most of the industry’s market share, while most small and medium-sized insurance carriers are operating in a compromised situation and can only survive in the cracks. In addition, the breakthrough method of small and medium life insurance carriers relying on short-term business scale in the past does not work particularly well with the guidance of regulatory policies. Under this circumstance, the transformation needs of small and medium insurance carriers are more urgent. In recent years, insurance technology has brought new development opportunities to the entire industry. Leading companies such as Ping An of China, China Life and other traditional large insurance institutions have raised “insurance + technology” to a strategic height, which is realized through technology empowerment. However, due to shortcomings in capital and technology, small and medium insurance carriers can help companies solve their business difficulties by using insurance technology to achieve business innovation. According to the “China Financial Technology Ecological White Paper 2020”, China’s insurance institutions invested RMB 31.9 billion in technology in 2019, and the investment amount is expected to increase to RMB 53.4 billion in 2022. See http://www.chuangze.cn/third_down.asp?txtid=2686

In addition, China is now the world’s second largest insurance market. According to the forecast in the Swiss Re Institute’s sigma report, China is very likely to surpass the United States in the mid-2030s to become the world’s largest insurance market. According to iResearch’s forecast, China’s insurance industry premium income will exceed RMB 6 trillion in 2022, and the huge insurance market provides huge room for development in insurance technology. According to data from the China Banking and Insurance Regulatory Commission, as of May 2021, personal insurance premium income was RMB 1,830.2 billion, a year-on-year increase of 6.4%, and property insurance premium income was RMB 603.1 billion, representing a year-on-year increase of 2.6%. See http://www.cbirc.gov.cn/cn/view/pages/ItemList.html?itemPId=953&itemId=954&itemUrl=ItemListRightList.html&itemName=%E7%BB%9F%E8%AE%A1%E4%BF%A1%E6%81%AF#2

Source: https://www.iresearch.com.cn/Detail/report?id=3528&isfree=0

Opportunities in the Insurance Technology Industry

The main sections of the insurance industry include insurance product design, marketing and channel development, pricing and underwriting, and subsequent claims and customer services. At present, AI-supported insurance technology has been applied to the above-mentioned sectors such as product design, sales, insurance underwriting, and claims settlement.

The rapid development of the insurance technology industry benefits from China’s policies. On August 23, 2016, the “Thirteenth Five-Year Plan for the Development of China’s Insurance Industry” issued by the China Banking and Insurance Regulatory Commission clearly stated that it is necessary to strengthen the infrastructure of the insurance industry and promote the innovative application of cloud computing and big data in the insurance industry. In January 2020, the China Banking and Insurance Regulatory Commission issued the “Guiding Opinions on Promoting the High-Quality Development of the Banking and Insurance Industry”, encouraging insurance institutions to innovate and develop technology insurance, and promote the first (set) of major technical equipment insurance and the first batch of new materials Pilot application of insurance compensation mechanism for the second time. In January 2021, the China Banking and Insurance Regulatory Commission issued the “Measures for the Supervision of Informatization of Insurance Intermediary Institutions”, covering the informatization construction of insurance intermediaries in terms of management system, personnel positions, system functions, technical interoperability, data connection, and system security. Subsequently, various provincial and territorial institutions have successively announced the measures for the supervision of informatization construction, and put forward specific requirements for the informatization construction of insurance intermediaries.

Overview of China’s Insurance Market

Supported by favorable regulatory policies, China’s insurance market has experienced rapid growth in recent years, increasing from RMB2.4 trillion in 2015 to RMB4.3 trillion in 2019 as measured by insurance premium, representing a CAGR of 15.1%.

Although the size of China’s insurance market in terms of insurance premium in 2019 was the second largest in the world according to the iResearch report, insurance penetration (defined as insurance premium over GDP) and insurance density (defined as insurance premium per capita) in China were still substantially lower than those in developed countries, indicating significant growth potentials. According to the 14th Five Year Plan formulated by the Chinese government, China’s insurance penetration and density are expected to reach 6.8% and RMB6,596 (approximately US$971), respectively, by 2025.

Source: iResearch Report

Driven by the significant medical protection gap and rising awareness for protection, the Chinese insurance market is expected to reach RMB7.8 trillion by 2024, representing a CAGR of 12.9% from 2019. Thanks to regulatory tailwinds, growth in household disposable income and increasing awareness for health protection, Chinese insurance market is expected to continue to maintain the strong growth momentum in the long term.

China Total Insurance Industry Premium (RMB billion)

Source: CBIRC, iResearch Report

Technology Disruption to Chinese Insurance Industry

China has been at the frontier of technology innovation and the application of technology for insurance industry. Leveraging technologies such as big data, artificial intelligence, blockchains, cloud computing, companies along the insurance industry value chain are able to expand their business, improve efficiencies, achieve economies of scale, provide superior customer experience and penetrate the underserved population. According to the iResearch report, the total investment in technology from Chinese insurance industry players reached RMB32 billion in 2019, and is expected to reach RMB56 billion by 2023. Some examples of the application of technology in the insurance industry include:

•        Improve risk assessment accuracy to achieve more efficient product design and sales promotion;

•        Establish cost-efficient customer acquisition model;

•        Obtain accurate insights from data analysis for customized products development;

•        Improve internal operating efficiency of insurance carriers and risk management capabilities;

•        Offer digital collections for premiums and payments for claims; and

•        Improve overall user experience and customer service quality.

Insurance technology has the potential to reshape the entire insurance industry value chain, which includes the insurance carriers, the insurance distributors and other intermediaries and the end users (policyholders). It empowers insurance carriers with in-depth and comprehensive digital capabilities and enhances the collaboration between insurance carriers and distributors, connecting the insurance value chain to achieve optimized product design, sales, claims, customer services and settlement process.

BUSINESS

Overview

U-BX Technology Ltd. was incorporated on June 30, 2021 in the Cayman Islands. We conduct all of our business through Youjiayoubao (Beijing) Technology Co., Limited, a company formed under the laws of the People’s Republic of China with its headquarters in Beijing, China (hereinafter referred to as “U-BX China”). Since U-BX China’s establishment in 2018, we focus on providing value-added services using artificial intelligence-driven technology to businesses within the insurance industry, including insurance carriers and brokers.

Through the PRC Operating Entities, our business primarily consists of providing the following three services/products: i) digital promotion services, ii) risk assessment services, and iii) value-added bundled benefits. We help our institutional clients obtain visibility on various social media platforms and generate our revenue based on consumers’ clicks, views or our clients’ promotion time through those channels. We have also developed a unique algorithm and named it the “Magic Mirror” to calculate payout risks for insurance carriers to underwrite auto insurance coverage. Utilizing our proprietary algorithmic model, we are able to generate individualized risk reports based on the vehicle brand, model, travel area, and vehicle age. In turn, we are able to generate revenue based on the number of assessment reports we provide to the insurance carriers. Lastly, to help major insurance carriers or brokers attract their customers, we sell bundled benefits, including car wash, maintenance plan or parking notification, to these carriers, which they may then pass onto their customers for either low or no cost.

In addition to servicing institutional customers, we provide up-to-date insurance-related information to individual consumers through our mini-application embedded in other social media platforms. The information is provided to educate consumers and insurance brokers about the insurance industry, thus helping us build a stronger brand image within the general public.

At present, our client base consists of more than 300 city-level property and auto insurance carriers nationwide, in addition to approximately 200,000 insurance brokers that use our products and services to conduct business on a daily basis. Some of our clients include large corporations such as the People’s Insurance Company of China, Dajia Property Insurance Co., Ltd., China Pacific Property Insurance Co., Ltd., China Life Property Insurance Co., Ltd., Yongcheng Property Insurance Co., Ltd., Huatai Insurance Brokers Co., Ltd. With the future digitization of the insurance industry, we expect to have a broader reach within the overall insurance industry, as our business focuses on providing insurance technology solutions to insurance carriers interested in applying artificial intelligence technology and online traffic promotion method in their operation. We believe the future digitization of the insurance industry will create more interest among insurance carriers in using the technology and promotion channels we offer.

Holding Company Structure

U-BX is a holding company with no material operations of its own. We currently conduct our operations primarily through the PRC Operating Entities. Investors will not and may never directly hold equity interests in U-BX China. See “Corporate History and Structure” starting on page 61 of this prospectus.

Our Services and Products

We, through U-BX China and its subsidiaries, provide value-added services and products to insurance carriers, so they can better serve their consumers. Through the digital promotion services, risk assessment services and value-added bundled benefits we provide to insurance carriers, we facilitate the business operation and marketing for our insurance carrier clients. In the future, we plan to include retail consumers in our client base.

Digital Promotion Services

We help our institutional clients obtain visibility on various social media platforms and generate our revenue based on consumers’ clicks, views or our clients’ promotion time through those channels. Through the promotional channels, clients can promote brand awareness and their products and services. Using internet public domain traffic and private domain traffic, our promotion services have reached a large number of insurance buyers and connected them with multiple insurance carriers, optimizing insurance advertising efficiency in a cost-efficient way.

We use services and platform offered by third parties to obtain traffic on certain platforms including online content-based platforms (e.g. Tik-Tok, Kuaishou, etc.) and offline scene marketing platforms. In a typical scenario, we insert the hyperlink of our promotion materials on the website with high traffic, and people browsing the website content will likely click on our hyperlink and read the promotion. Based on our clients’ specification about the promotion content, the expected frequency of clicks and views, our operation staff tracks the work progress and ensure the clients’ standards have been met at the end of each promotion cycle. Our technology team monitors the traffic and analyses the results of each promotion and produces a traffic report to the clients. The clients are able to track the number of clicks and views. We also use popular social media platforms as marketing channels. Currently, the largest social media we use is WeChat.

As agreed in the promotion agreements we have with our clients, we receive commissions from our clients based on the number of user clicks and the institutional clients’ promotion time on the promotional channels. At the beginning of each month, our clients set the monthly promotion budget and agree with us on the exact promotion orders and promotion content. Our team subsequently work on details of their promotion needs of that specific month. We send the service invoice to our clients in the second half of each month after we receive the confirmation of each month’s promotion effect from our clients. Our clients typically pay at the end of each month. If a delay arises from an audit by a client of a report, payment will arrive at the beginning of the next month. To date, we have not had any issue collecting clients’ payments.

Risk Assessment Services

We have developed a unique algorithm and named it the “Magic Mirror” to calculate payout risks for insurance carriers to underwrite auto insurance coverage. Utilizing our proprietary algorithmic model, we are able to generate individualized risk report based on the vehicle brand, model, travel area, and vehicle age. In turn, we are able to generate revenue based on the number of assessment reports we provide to the insurance carriers. Equipped with a calculating formula for insurance carriers to assess the insurance risk attached to individual vehicles and utilizing artificial intelligence (“AI”) and optical character recognition technology, Magic Mirror takes in vehicle information, and produce a detailed individual risk assessment report for each vehicle, including the chances a certain vehicle will be involved in an accident or suffer damage, the chances certain insurance claims will be brought for the vehicle, and an estimate of insurance settlement amount under different auto insurance coverage types. For example, suppose the vehicle is a Ford SUV that has been used for 3 years in Hebei Province, China, Magic Mirror may conclude the risk of a shattered window is 35% and the average settlement is RMB 990 (US$154).

The development of Magic Mirror is based on various source of information and technology, including the insurance types and rate from major insurance carriers, the public data on Autohome Inc.’s website, the public data of China Automobile Industry Association and the prices of common vehicle accessories and TensorFlow Python technology. TensorFlow Python is a free and open-source software library for machine learning and artificial intelligence created and released by Google. It can be used to create deep learning models directly. Magic Mirror utilizes TensorFlow Python technology’s machine learning feature that can extrapolate the patterns between vehicle types and the entailed risk from vehicle information such as vehicle accessories, past claim settlement information and the auto insurance type. It strengthens Magic Mirror’s calculating formula and risk assessment function.

We are not aware of any products with similar functions in the market and we believe our Magic Mirror has unique competitive advantages. In the most recent financial year, we have accumulated 50 Magic Mirror users and the annual revenue generated by this product has exceeded US$22 million.

Insurance companies purchase this product from us to get a better understanding of the risks entailed with each individual vehicle they plan to insure. This product is especially popular among insurance carriers when insurance carriers are in greater need for predictability in making insurance decisions. Based on the vehicle’s information, including the vehicle type, functions, brand model, new car purchase price, frame number, engine number, seat number, displacement, power, vehicle age, and insurance type, etc., we build our customers predictive models with multi-dimensional, multi-features and the accuracy of the risk assessment results in a visual form as below:

____________

*        The Xgboost model curve demonstrates the accuracy of Magic Mirror prediction. The dashed line shows any random prediction with a 50% accuracy rate, whereas the solid line shows the accuracy of Magic Mirror, which is about 77.26%.

Magic Mirror obtains all vehicle information from our clients, the auto insurance carriers. We regularly update the Magic Mirror system based on the information processed within the system, strengthening the efficiency of the AI calculation method, so that the product could continue to provide more accurate reports to our clients.

Value-added Bundled Benefits

We sell value-added bundled benefits to insurance carriers. These benefits comprise regular service codes, which carriers provide to their clients as part of the latter’s service package, as well as vehicle moving notification service codes. Upon presenting the code, vehicle owners are able to use a series of vehicle maintenance services such as car washing, car maintenance, driver services and vehicle moving notification services. We regularly assess the pricing of the services afforded by our service codes and update our service provider partner pool, so that we can consistently offer good services at competitive prices to our clients. Currently, our strategy still focuses on attracting more users by competitively pricing our service codes. Our vehicle moving notification services is a highly innovative design which allows the vehicle owners to receive instant notification no matter where they are or where the vehicles are parked, if for any reason their vehicles need to be moved to a different spot to make way for public convenience or another vehicle owner’s convenience. Vehicle owners possessing the vehicle moving notification code can place the code on their vehicles and receive phone notification without revealing their contact information if their vehicle needs to be moved for public convenience.

The suppliers of our regular service codes are auto maintenance service code providers who have the capacity to consolidate vehicle maintenance service providers all over China. We procure pre-packaged vehicle maintenance packages at a relatively low price, and then resell the code to our client, auto insurance carriers. Benefiting from our broad network with vehicle maintenance service providers, we have been able to obtain high-quality vehicle maintenance service packages at competitive prices, therefore maintaining a profit margin for the Company, and a competitive advantage over our competitors. We create the vehicle moving notification service codes on our own and sell them to the insurance carriers directly.

The vehicle maintenance service market in China is largely divided by region. There are relatively few vehicle service companies that offer nationally available vehicle maintenance service, and those who offer such service scale are mainly located in first tier cities. The service codes we sell to insurance carriers afford vehicle owners maintenance services all over the country. We believe this feature makes our service codes more attractive to both insurance carriers who purchase our codes and vehicle owners who use the service attached to the codes.

Free Information on Website and Mini-programs

We maintain a free informational mini program within WeChat called “Wowobaodian”. This product mainly serves as an insurance brokers’ professional development tool. Our editorial team regularly authors and posts articles about cutting-edge insurance industry trends, insurance-related knowledge and most recent insurance policies within this mini program. The materials are in the form of articles, pictures and videos. Equipped with the ability to mine WeChat Moments contacts and efficiently reach prospective insurance buyers, this product has seen rapidly expanding customer base since its launch.

Prospective users can access the mini program by searching “Wowo Baodian” mini program through WeChat, or clicking on the “Wowo Baodian” card link shared by other users. Using Wowo Baodian does not require user registration and is free of charge. This mini program has attracted a large number of insurance brokers that benefit from learning from our materials and sharing them with family and friends to achieve broader exposure to their prospective clients. On the other hand, having a large group of active insurance brokers on our mini program increases our leverage during the negotiation with our institutional clients and thus eases our communication process with those clients.

Our mini program is highly specialized in the vehicle insurance industry. We do not believe there is currently any other service provider who operates a similar informational platform that focuses on auto insurance industry. Therefore, we believe our mini program has a competitive advantage and is a pioneer of the information platform related to the auto insurance industry.

Our Customers and Suppliers

Our customers are well-known insurance carriers and insurance intermediaries in China. At present, we have established cooperation with more than 300 city-level property and casualty insurance carriers across the country, including the People’s Insurance Company of China, Dajia Property Insurance Co., Ltd., China Pacific Property Insurance Co., Ltd., China Life Property Insurance Co., Ltd., Yongcheng Property Insurance Co., Ltd., and Huatai Insurance Brokers Co., Ltd., etc.

No customer individually represents greater than 10.0% of total revenues of the Company for the fiscal year ended June 30, 2021 and 2020.

For each of the years ended June 30, 2020 and 2021, our five largest customers accounted for 31.6% and 25.1% of our total revenue, respectively. As of June 30, 2021, three customers accounted for 22.5%, 16.8% and 14.8% of the total balance of accounts receivable. As of June 30, 2020, two customers accounted for 20.2% and 16.9 of the total balance of accounts receivable.

Currently, our suppliers mainly consist of internet technology companies in China. Our suppliers are divided into four categories: 1) Promotion traffic suppliers; 2) vehicle maintenance service code providers; 3) Technology development suppliers; and 4) Information operators. The promotion traffic suppliers represent the majority of our suppliers based on the cost of our suppliers. Among the promotion traffic suppliers, we use both online content platforms and offline scene marketing platforms. We constantly adjust our supplier pool to optimize our procurement cost.

Our top four suppliers represent more than 80% of our total supply volume. They are Shandong Xinhui Information Technology Ltd., Zhejiang Shulan Internet Technology Co., Ltd., Anhui Senrenhang Information Technology Ltd. and Shandongbaoying information Technology Co., Ltd. For the year ended June 30, 2021, four suppliers accounted for 35.4%, 21.7%, 14.6% and 14.0% of the Company’s total purchases, respectively. For the year ended June 30, 2020, three suppliers accounted for 58.4%, 16.9% and 12.2% of the Company’s total purchases, respectively. As of June 30, 2021, three suppliers accounted for 51.2%, 27.9% and 19.4% of the total balance of accounts payable, respectively. No suppliers individually represent greater than 10.0% of total accounts payable of the Company as of June 30, 2020.

We enter into supply contracts with our suppliers. A typical supplier agreement lasts for one year with the automatic option to extend by another year absent either party’s objection. Both parties have the right to terminate the agreement upon notifying the other party in advance. The supplier provides business support and information consultation services and charges us a service fee and management fee either monthly or on an agreed-upon date. Both parties bear responsibilities to keep the business information confidential. The supplier agreements are governed by the law of PRC.

We will diversify our pool of suppliers as we develop our business to reduce the risk of our dependence on our major suppliers.

Sales and Marketing

Currently, through U-BX China and its subsidiaries, our marketing team conduct promotion offline by reaching out to auto insurance carriers by region. We plan to use the proceeds from this offering to promote our business through both online social media platforms and offline advertisement agencies.

By promoting our brand and services, we aim to attract more individual clients we can promote directly without going through third party traffic suppliers. For institutional clients, we will build a capable and resourceful sales team and send the team to communicate with our potential institutional clients. For individual clients, who are mostly insurance brokers, we will use both online and offline scene marketing, where we will partner with automakers, auto distributors and online social media platforms.

Our Growth Strategy

Enhance our Digital Promotion Service

Currently, we are still at an early stage in our digital promotion services. We plan to enhance our marketing team and hire more well-connected marketing managers in the industry, who will help us reach more institutional clients that are interested in using our promotion services.

We plan to also diversify our internet marketing channels to reach more potential users by expanding our current promotion channels from online only to online and offline. To build the offline channels, we plan to cooperate with vehicle manufactures and sellers. To expand online channels, we plan to partner with popular social platforms including Tik-Tok, Weibo, Baidu and Kuaishou to promote our clients’ insurance products. We anticipate that our promotion investment will at least double in size in the near future, and the width and intensity of our promotion channels will be strengthened.

Improving the Content Quality of Wowobaodian

We plan to further upgrade Wowobaodian by enriching its contents and functions in order to grow our user base, and continue to diversify and optimize our product content to enhance the user experience. Currently, the content we create on Wowobaodian are mainly in the form of articles and pictures. To better adapt to the user needs, we will add more video-based content to educate Wowobaodian users. For example, we will design tutorial videos catering to insurance brokers to help them build their professional images. This video series will likely become the first set of paid content we create for our Wowobaodian users.

Meanwhile, we plan to make the user experience on Wowobaodian more fun and easier to share. For example, currently we are testing an interactive product on Wowobaodian that will change the traditional one-way information input mode commonly seen on similar mini programs. This interactive product allows individual users to produce and share original content on our mini program so that our users will have the opportunity to adopt dual roles as readers and producers. During the testing stage, we will keep the uploading access open to all users, and then our quality control team will review the uploaded materials and select qualified materials to post on the program. In the long term, we anticipate discovering users with high quality output and further engaging with them.

Strengthen our Partnership with Insurance Carriers and Insurance Intermediaries

We will continue to strengthen our existing service scope and introduce new high-quality services to create more value for our institutional customers. We plan to extend our outreach to downstream insurance carriers to strengthen pricing and customization of insurance products. Our priority is to recruit more talent in the insurance actuarial field in order to perfect the AI calculation within the Magic Mirror system, so we can better serve our institutional clients by providing a more accurate pricing formula for their business.

Currently, we assist our clients with the insurance claim risk assessment using the Magic Mirror formula. In the future, we plan to expand our current business scale and move our focus toward insurance service marketing and apply our technology service in that field.

Increasing our Technological Capabilities

We will continue to develop our AI and big data capabilities, including our core technical capabilities, data processing technology and machine learning algorithms in order to strengthen the data mining and analysis capabilities of Magic Mirror. We plan to enhance our ability to provide solutions that cater to the needs of customers to help customers better achieve marketing promotion and consumer monetization capabilities. We will keep updating the core technologies of the Magic Mirror to satisfy our customers’ needs.

Currently, we have 9 employees on our research and development team. Some of the employees used to serve as technology specialists for renowned internet technology companies, and some possess multiple years of insurance product development experience in the insurance industry. We will keep investing in expanding our research and development team. In the year to come, we plan to double the size of our research and development team. Meanwhile, we will familiarize our team with the most cutting-edge technology service in the market, such as voice recognition, facial recognition, and AI interaction, and incorporate them in our services. The cost of our research and development team currently represents 70% of our total staff cost.

Expand the Service Scope

We plan to expand our current service scope into the life insurance and health insurance industry. We will reach out to prospective institutional clients in the health insurance industry as well as discover individual clients, aiming to cover the whole spectrum of the health insurance market. Our first step is to recruit more well-connected and knowledgeable staff with extensive experience in the health insurance industry for our promotion service and Wowobaodian mini program, so that we can keep up the quality of our output to users of Wowobaodian and reach institutional clients in the health industry field. In the future, we plan to establish a separate department focusing on health insurance clients.

According to our research, short-term health insurance is comparable to property insurance in terms of the insurance sales tactics, insurance institutions’ marketing efforts and development stage, and insurance buyers’ purchasing habit. We plan to take advantage of our current vehicle insurance expertise and expand directly to short-term health insurance field. Long term health insurance requires more complicated management and the business operates very differently from vehicle insurance. It operates on various long term insurance contracts that involve more difficult decisions in terms of purchase price and coverage. Our initial strategy will include conducting more industry research and focusing on knowledge output. Gradually we will come up with a business model that is profitable and sustainable.

Develop Overseas Markets

We plan to expand our technology to conduct business in Southeast Asia and other international markets, and provide overseas customers with online growth strategies. We believe that our advanced technology, products and content, and operating model make us competitive in many overseas markets as well as domestic markets. Southeast Asia market has great potential evidenced by fast industry growth. We anticipate that our experience in building our business operation in China will be greatly helpful to our business expansion in Southeast Asia.

Currently, we are recruiting new graduates who are familiar with the various Southeast Asian languages and business cultures to build an international business development team. This team will contact local insurance institutions initially and familiarize themselves with local insurance regulations. Our plan is to initiate our operations in Vietnam and Indonesia next year and we anticipate achieving profitability in those regions in two years.

Competitive Advantages

Through U-BX China and its subsidiaries, we are committed to optimizing matching internet platform advertising strategies with insurance customers through the use of the internet, AI tools and big data. We believe we are one of the pioneers in the insurance technology industry that mainly serves auto insurance carriers. Our major competitors are mainly involved in helping insurance carriers acquire more clients or with insurance carriers’ policy issuing process, whereas we much more rely on internet technology and online traffic promoting. Our goal is to become the largest business platform serving both insurance brokers and insurance carriers, helping insurance carriers transform their promotion means from traditional offline channels to online channels.

We believe that we have some competitive advantages, which will enable us to maintain and further improve our industry market position in the national market. Our competitive advantages include:

Experienced and Visionary Management Team

Our management team has extensive experience in the insurance industry and the internet industry. For example, our COO, Mingfei Liu served as the vice president of Fanhua Brokerage, the largest insurance brokerage company in Asia, and the senior director of Gome Financial Insurance. He has developed multiple insurance products such as mobile phone broken screen insurance. Our CEO, Jian Chen used to work at China’s first-tier Internet companies, including Qunar.com and Autohome Inc., where he was responsible for product and operation management. Mr. Chen built the vehicle owner service department at Autohome Inc. and built a vehicle owner service platform with more than 100 million registered users.

Our managers have sharp business judgment, execution power and a keen eye on the future development trend of the industry. We have also cultivated a corporate culture that inspires insurance consumers to appreciate and understand all aspects of insurance products. We believe this culture is the foundation of innovative business models for our industry.

Market Promotion Advantage

We analyze user needs, behaviors, patterns and preferences to develop data-driven personalized content and service ranges. We have an accurate match between the insurance company clients and the insurance buyers and often successfully match the two groups based on each other’s unique needs.

In terms of marketing and promotion, we collect and study website user browsing behavior, browsing scenes and other data to achieve precise docking. We strive to match advertising strategies with insurance customers, improve marketing efficiency, and reduce the cost of marketing and promotion. We have designed multiple approaches for our market promotion business through website data analysis, including website visitation time span and visitor clicks tracking.

Technical Advantages

We have an advanced position in terms of our technology team qualification, the depth of our use of technology as well as our research and development investment. We use AI and big data as the technical foundation and pursue a user-oriented strategy. Our deep industry knowledge in algorithms and marketing insights provide us with substantial AI capabilities. We have developed and are constantly optimizing the AI-based Magic Mirror, which effectively collects user behavior information and analyzes a large amount of data from multiple sources throughout our entire content generation system.

In additional to the Magic Mirror system, we will come up with more digital products that serve our institutional clients. For example, with our own AI algorithm, we can accurately predict the future probability of compensation and the rough amount of compensation for vehicles. As a result, we can help insurance carriers provide precise risk control measures to reduce the insurance company’s operating risks and business losses.

High Quality Content on Wowobaodian

Our editorial team consists of experienced staff with years of experience in insurance industry. The team has up-to-date knowledge and caters to our readers’ needs timely. Our authors are professionals have experience in running sizable platforms and internet technology companies, such as Qunaer.com, Meituan.com, JD.com and Autohome Inc.

We have high standard in our recruitment and aim to build a diverse and multi-talented team that is able to generate up-to-date industry materials in multiple forms, including articles, audios and videos. Meanwhile, we are careful in providing insights about most recent industry policies. Given that regulations over insurance industry in China are strict and intricate, our editorial team also offers detailed policy analysis and apply their professional experience and knowledge in our articles.

Research and Development

We continue to develop our AI and big data capabilities, including our core technical capabilities, data processing technology and machine learning algorithms to strengthen the data mining and analysis capabilities of the existing Magic Mirror. We will keep updating the core technologies of the Magic Mirror to satisfy our customers’ needs.

Currently, we have 9 employees on our research and development team. Some of the employees used to serve as technology specialists for renowned internet technology companies, and some possess multiple years of insurance product development experience in the insurance industry. We will keep investing in expanding our research and development team. In the year to come, we plan to double the size of our research and development team. Meanwhile, we will familiarize our team with the most cutting-edge technology service in the market, such as voice recognition, facial recognition, and AI interaction, and incorporate them in our service.

The cost of our research and development team currently represents 70% of our total staff cost.

Intellectual Property

We rely on trademarks, software copyrights and know-how, as well as contractual restrictions on information disclosure to protect our intellectual property rights. We have signed relevant confidentiality agreements or clauses with our employees, certain customers and suppliers. We rely on such confidentiality agreements or clauses and other protections of our technical knowledge to maintain our technological advantages in products and designs.

Protecting our intellectual property is a strategic focus of our business. We do not rely on intellectual property rights authorized by third parties for our business operation.

As of the date of this prospectus, U-BX China has 1 registered trademark, 8 registered domain names, and 2 unissued software copyrights.

Copyright

Copyright Number	Issue Date	Category	Copyright Name	Jurisdiction	Status
2021SR0970648	2021/06/30	Software	Youjia Insurance Quick Order System V1.0	PRC	Pending review
2021SR905368	2021/06/17	Software	Youjia Insurance Merchant System V1.0.	PRC	Pending review

Trademarks

We own the following trademark:

Trademark Number	File Date	Issue Date	Expiration Date	Trademark Name	Jurisdiction	Owner	Class
34109461	2019/06/14	2019/06/14	2029/06/13		PRC	U-BX China	42

Domain

U-BX China and its subsidiaries have the right to use the following domain registration issued in the PRC:

Number	Issue Date	Expiration Date	Registration Agency	Domain Name	Owner
1	2016/03/23	2023/03/23	Alibaba Cloud Computing (Beijing) Co., Ltd.	u-bx.com	U-BX China
2	2016/03/23	2023/03/23	Alibaba Cloud Computing (Beijing) Co., Ltd.	Youjiabaoxian.com	U-BX China
3	2018/03/12	2023/03/12	Alibaba Cloud Computing (Beijing) Co., Ltd.	Youjiayoubao.cn	U-BX China
4	2018/03/12	2023/03/12	Alibaba Cloud Computing (Beijing) Co., Ltd.	Youjiayoubao.com	U-BX China
5	2019/11/28	2022/11/28	Alibaba Cloud Computing (Beijing) Co., Ltd.	Ufukuan.com	U-BX China
6	2019/11/28	2022/11/28	Alibaba Cloud Computing (Beijing) Co., Ltd.	Youfukuan.com	U-BX China
7	2018/08/22	2022/08/22	Alibaba Cloud Computing (Beijing) Co., Ltd.	Chongv.cn	RDYJ
8	2019/11/28	2022/11/28	Alibaba Cloud Computing (Beijing) Co., Ltd.	Youfukuan.cn	Jiangsu YJYC.

We are planning to apply for both software copyright protection and patent protection for our Magic Mirror system and its auto insurance risk calculating formula, which is the main value of Magic Mirror system.

Our Properties and Facilities

Our company is headquartered in Section A, Room 1116, INN2 Building, No.5 East Shuijing Hutong, Dongcheng District, Beijing, China, covering an area of 997.9 square feet. The lease term is from June 1, 2021 to May 31, 2022. Pursuant to the lease, we can and we plan to extend the term and renew the lease on or before May 31, 2022. If we fail to renew for any reason, we believe we will find an alternative quickly. The monthly rent is RMB 16,695.00 (US$2,589.00). We pay rent on a quarterly basis.

Our business registration address is No.1 Linkong Er Road, Shunyi Garden, Zhongguan Technology Park, Shunyi District, Beijing, China, covering an area of 1,000 square feet. The lease term is from April 15, 2021 to April 15, 2022. Due to the favorable policy support from the local government, we receive subsidy for renting the location and we are not required to pay any rent. We benefit from the local policies that support business development by receiving subsidy for renting the location; as a result, we are able to keep this location free of charge.

Our Employees

As of and June 30, 2021 and 2020 and as of the date of this prospectus, we and our subsidiaries, and U-BX China and its subsidiaries have a total of 36 full-time employees and no part-time employees.

Department	July 31, 2021	December 31, 2020
Senior Management	4	4
Human Resources & Administration	4	4
Editorial Content Department	10	10
Research & Development	9	9
Business operation	9	9
Total	36	36

Our employees are not protected by representatives of labor organizations and collective bargaining agreements. We believe that we maintain a good working relationship with our employees and we have not experienced any major labor disputes. According to the laws of the People’s Republic of China, we are required to make contributions to the employee welfare plan based on specific percentages of employee salaries, bonuses and certain allowances, and the maximum amount is set by the local government from time to time. According to Chinese regulations, we have participated in various employee social security programs organized by local governments. We have paid social insurance for all employees, including housing provident fund and five types of social insurance including pension, medical care, work-related injury, unemployment, and maternity.

We strengthened staff training, implemented performance appraisal and other measures to improve staff monetization and work efficiency. We believe that we maintain a good relationship with our employees.

Legal Proceedings

As of the date of this prospectus, none of the Company or any of its subsidiaries has been involved in any legal or administrative litigation that may have a material adverse effect on the company’s business, balance sheet, operating performance and cash flow.

We have taken measures to reduce the potential liability of platform operators in relevant regulations, such as data security, network security, etc. Our main subsidiaries registered under Chinese laws have complied with the relevant Chinese laws and regulations currently in force in all major aspects, and have obtained all the main necessary licenses and approvals required for the main business operations in China from the relevant government departments. As of the date of this prospectus, these licenses and approvals are still valid and valid for the main business operations, and there are no major legal obstacles to the renewal of the relevant major licenses and approvals. During the most recent fiscal years ended June 30, 2021 and 2020 and up to the date of this prospectus, we have complied with applicable laws and regulations in all material aspects.

REGULATION

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

Regulations on Foreign Investment in China

The establishment, operation and management of companies in China are governed by the PRC Company Law, as amended in 2005, 2013 and 2018. The PRC Company Law applies to both PRC domestic companies and foreign-invested companies. The direct or indirect investment activities of a foreign investor shall be governed by the PRC Foreign Investment Law and its implementation rules. The PRC Foreign Investment Law is promulgated by the National People’s Congress on March 15, 2019, and has taken effect since January 1, 2020, which replaced the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the PRC Wholly Foreign-owned Enterprise Law. The Foreign Investment Law adopts the administrative system of pre-entry national treatment along with a negative list for foreign investments, establishing the basic framework for the access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

Pursuant to the Foreign Investment Law, “foreign investments” refers to any direct or indirect investment activities conducted by any foreign individual, enterprise, or organization (collectively referred to as “foreign investors”) in the PRC, which includes any of the following circumstances: (i) foreign investors establishing foreign-invested enterprises, or FIEs, in the PRC solely or jointly with other investors; (ii) foreign investors acquiring shares, equity interests, property portions or other similar rights and interests thereof within the PRC; (iii) foreign investors investing in new projects in the PRC solely or jointly with other investors; and (iv) other forms of investments as defined by laws, regulations, or as otherwise stipulated by the State Council. According to the Foreign Investment Law, the State Council shall promulgate or approve a list of special administrative measures for market access of foreign investments, or the Negative List. The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries deemed to be either “restricted” or “prohibited” in the Negative List. The Foreign Investment Law provides that foreign investors shall not invest in the “prohibited” industries, and shall meet certain requirements as stipulated under the Negative List for investing in “restricted” industries.

In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, (i) that local governments shall abide by their commitments to the foreign investors; (ii) FIEs are allowed to issue stocks and corporate bonds; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; (iii) mandatory technology transfer is prohibited; and (iv) the capital contributions, profits, capital gains, proceeds out of asset disposal, licensing fees of intellectual property rights, indemnity or compensation legally obtained, or proceeds received upon settlement by foreign investors within the PRC, may be freely remitted inward and outward in RMB or a foreign currency. Also, foreign investors or FIEs should assume legal liabilities for failing to report investment information in accordance with the requirements. Furthermore, the Foreign Investment Law provides that FIEs established prior to the effectiveness of the Foreign Investment Law may maintain their legal form and structure of corporate governance within five years after January 1, 2020.

On December 26, 2019, the State Council further issued the Implementation Rules of Foreign Investment Law, which came into effect on January 1, 2020, and replaced the Regulations on Implementing the PRC Equity Joint Venture Law, Provisional Regulations on the Duration of PRC Equity Joint Venture Law, the Regulations on Implementing the PRC Cooperative Joint Venture Law, and the Regulations on Implementing the PRC Wholly Foreign-owned Enterprise Law. The Regulations on Implementing the PRC Foreign Investment Law restates certain principles of the Foreign Investment Law and further provides that, among others, (i) if an FIE established prior to the effective date of the Foreign Investment Law fails to adjust its legal form or governance structure to comply with the provisions of the Companies Law of the PRC or the Partnership Enterprises Law of the PRC, as applicable, and complete amendment registration before January 1, 2025, the enterprise registration authority will not process other registration matters of the FIE and may public such non-compliance thereafter; and (ii) the provisions regarding equity interest transfer and distribution of profits and remaining assets as stipulated in the contracts among the joint venture parties of an FIE established before the effective date of the Foreign Investment Law may, after adjustment of the legal form and governing structure of such FIE, remain binding upon the parties during the joint venture term of the enterprise.

On June 23, 2020, the National Development and Reform Commission, or the NDRC, and the Ministry of Commerce promulgated the Special Administrative Measures for Access of Foreign Investment (Negative List) (2020 Edition), or the 2020 Negative List, which came into effect on July 23, 2020. In addition, the NDRC and the Ministry of Commerce promulgated the Encouraged Industry Catalogue for Foreign Investment (2020 Edition), or the 2020 Encouraged Industry Catalogue, which was promulgated on December 27, 2020 and came into effect on January 27, 2021. Industries not listed in the 2020 Negative List and 2020 Encouraged Industry Catalogue are generally open for foreign investments unless specifically restricted by other PRC laws. The establishment of wholly foreign-owned enterprises is generally allowed in encouraged and permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority equity interests in such joint ventures. In addition, foreign investment in projects in a restricted category is subject to government approvals. Foreign investors are not allowed to invest in industries in the prohibited category.

On December 27, 2021, the National Development and Reform Commission, or the NDRC, and the Ministry of Commerce promulgated the Special Administrative Measures for Access of Foreign Investment (Negative List) (2021 Edition), or the 2021 Negative List, which came into effect on January 1, 2022. On March 12, 2022, the 2022 Negative List was released and took effect on the same day. Industries not listed in the 2022 Negative List are generally open for foreign investments unless specifically restricted by other PRC laws. The establishment of wholly foreign-owned enterprises is generally allowed in encouraged and permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority equity interests in such joint ventures. In addition, foreign investment in projects in a restricted category is subject to government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. Our PRC Counsel, Jiangsu Junjin Law Firm, has advised us that our business is not in an industry on the 2022 Negative list, and it does not involve or operate in either a prohibited or restricted industry.

Pursuant to the Provisional Administrative Measures on Establishment and Modifications (Filing) for Foreign Invested Enterprises promulgated by the Ministry of Commerce on October 8, 2016, and amended in 2017 and 2018, establishment and changes of FIEs not subject to approvals under the special entry management measures shall be filed with the relevant commerce authorities. However, as the PRC Foreign Investment Law has taken effect, the Ministry of Commerce and the State Administration for Market Regulation, or the SAMR, jointly approved the Foreign Investment Information Report Measures on December 19, 2019, which has been in effect since January 1, 2020. According to the Foreign Investment Information Report Measures, which repealed the Provisional Administrative Measures on Establishment and Modifications (Filing) for Foreign Invested Enterprises, foreign investors or FIEs shall report their investment-related information to the competent local counterparts of the Ministry of Commerce through Enterprise Registration System and National Enterprise Credit Information Notification System.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future.

Regulations on Intellectual Property Rights

Patent Law

Pursuant to the Patent Law of the PRC, or the Patent Law, promulgated by the SCNPC on March 12, 1984, as latest amended on October 17, 2020, and became effective on June 1, 2021 and the Implementation Rules of the Patent Law of the PRC, promulgated by the State Council on June 15, 2001 and latest amended on January 9, 2010, there are three types of patent in the PRC: invention patent, utility model patent and design patent. The protection period is 20 years for invention patent and 10 years for utility model patent and design patent, commencing from their respective application dates. Any individual or entity that utilizes a patent or conducts any other activity in infringement of a patent without prior authorization of the patentee shall pay compensation to the patentee and is subject to a fine imposed by relevant administrative authorities and, if constituting a crime, shall be held criminally liable in accordance with the law. In the event that a patent is owned by two or more co-owners without an agreement regarding the distribution of revenue generated from the exploitation of any co-owner of the patent, such revenue shall be distributed among all the co-owners.

Existing patents can become narrowed, invalid or unenforceable due to a variety of grounds, including lack of novelty, creativity, and deficiencies in patent application. In China, a patent must have novelty, creativity and practical applicability. Under the Patent Law, novelty means that before a patent application is filed, no identical invention or utility model has been publicly disclosed in any publication in China or overseas or has been publicly used or made known to the public by any other means, whether in or outside of China, nor has any other person filed with the patent authority an application that describes an identical invention or utility model and is recorded in patent application documents or patent documents published after the filing date. Creativity means that, compared with existing technology, an invention has prominent substantial features and represents notable progress, and a utility model has substantial features and represents any progress. Practical applicability means an invention or utility model can be manufactured or used and may produce positive results. Patents in China are filed with the State Intellectual Property Office, or SIPO. Normally, the SIPO publishes an application for an invention patent within 18 months after the filing date, which may be shortened at the request of applicant. The applicant must apply to the SIPO for a substantive examination within 3 years from the date of application.

We currently do not own any patent, but we plan to apply for patent protection for the calculating formula within our Magic Mirror system.

Regulations on Copyright

The Copyright Law of the PRC, or the Copyright Law, which took effect on June 1, 1991 and was amended in 2001, 2010 and 2020 (the current effective revision became effective on April 1, 2010 while the latest revision has not yet come into effect until June 1, 2021), provides that Chinese citizens, legal persons, or other organizations shall, whether published or not, own copyright in their copyrightable works, which include, among others, works of literature, art, natural science, social science, engineering technology and computer software. Copyright owners enjoy certain legal rights, including right of publication, right of authorship and right of reproduction. The Copyright Laws disseminated over the Internet. In addition, PRC laws and regulations provide for a voluntary registration system administered by the Copyright Protection Center of China, or the CPCC. According to the Copyright Law, an infringer of the copyrights shall be subject to various civil liabilities, which include ceasing infringement activities, apologizing to the copyright owners and compensating the loss of copyright owner. Infringers of copyright may also subject to fines and/or administrative or criminal liabilities in severe situations.

The Computer Software Copyright Registration Measures, or the Software Copyright Measures, promulgated by the National Copyright Administration, or the NCA on April 6, 1992 and latest amended on February 20, 2002, regulates registrations of software copyright, exclusive licensing contracts for software copyright and assignment agreements. The NCA administers software copyright registration and the CPCC, is designated as the software registration authority. The CPCC shall grant registration certificates to the Computer Software Copyrights applicants which meet the requirements of both the Software Copyright Measures and the Computer Software Protection Regulations (Revised in 2013).

The Provisions of the Supreme People’s Court on Certain Issues Related to the Application of Law in the Trial of Civil Cases Involving Disputes on Infringement of the Information Network Dissemination Rights specifies that disseminating works, performances or audio-video products by the internet users or the internet service providers via the internet without the permission of the copyright owners shall be deemed to have infringed the right of dissemination of the copyright owner.

The Measures for Administrative Protection of Copyright Related to Internet, which was jointly promulgated by the NCA and the MII on April 29, 2005 and became effective on May 30, 2005, provides that upon receipt of an infringement notice from a legitimate copyright holder, an ICP operator must take remedial actions immediately by removing or disabling access to the infringing content. If an ICP operator knowingly transmits infringing content or fails to take remedial actions after receipt of a notice of infringement that harms public interest, the ICP operator could be subject to administrative penalties, including an order to cease infringing activities, confiscation by the authorities of all income derived from the infringement activities, or payment of fines.

On May 18, 2006, the State Council promulgated the Regulations on the Protection of the Right to Network Dissemination of Information (as amended in 2013). Under these regulations, an owner of the network dissemination rights with respect to written works, performance or audio or video recordings who believes that information storage, search or link services provided by an Internet service provider infringe his or her rights may require that the Internet service provider delete, or disconnect the links to, such works or recordings.

Trademark Law

Trademarks are protected under the PRC Trademark Law, which was adopted on August 23, 1982 and subsequently amended in 1993, 2001, 2013, and 2019, and the Implementation Regulations of the PRC Trademark Law adopted by the State Council in 2002 and most recently amended in 2014. The Trademark Office under the State Administration for Market Regulation (formally known as the State Administration for Industry and Commerce) handles trademark registrations. The Trademark Office grants a ten-year term to registered trademarks and the term may be renewed for another ten-year period upon request by the trademark owner. A trademark registrant may license its registered trademarks to another party by entering into trademark license agreements, which must be filed with the Trademark Office for the record. As with patents, the Trademark Law has adopted a first-to-file principle with respect to trademark registration. If a trademark applied for is identical or similar to another trademark which has already been registered or subject to a preliminary examination and approval for use on the same or similar kinds of products or services, such a trademark application may be rejected. Any person applying for the registration of a trademark may not injure existing trademark rights first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such other party’s use.

Regulations on Domain Names

The MIIT promulgated the Measures on Administration of Internet Domain Names on August 24, 2017, which became effective on November 1, 2017 and replaced the Administrative Measures on China Internet Domain Names promulgated by the MIIT on November 5, 2004. Pursuant to these measures, the MIIT oversees the administration of PRC internet domain names. The domain name registration follows a first-to-file principle. Applicants for registration of domain names must provide the true, accurate, and complete information of their identities to domain name registration service institutions. The applicants will become the holder of such domain names upon the completion of the registration procedure.

Regulations on Foreign Exchange

The establishment, operation and management of companies in China are governed by the PRC Company Law, as amended in 2005, 2013 and 2018. The PRC Company Law applies to both PRC domestic companies and foreign-invested companies. The direct or indirect investment activities of a foreign investor shall be governed by the PRC Foreign Investment Law and its implementation rules. The PRC Foreign Investment Law was promulgated by the National People’s Congress on March 15, 2019 and took effect on January 1, 2020, replacing the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the PRC Wholly Foreign-owned Enterprise Law. The Foreign Investment Law adopts the administrative system of pre-entry national treatment along with a negative list for foreign investments, and establishes the basic framework for access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

Pursuant to the Foreign Investment Law, “foreign investments” refers to any direct or indirect investment activities conducted by any foreign individual, enterprise, or organization (collectively referred to as “foreign investors”) in the PRC, which includes any of the following circumstances: (i) foreign investors establishing foreign-invested enterprises, or FIEs, in the PRC solely or jointly with other investors; (ii) foreign investors acquiring shares, equity interests, property portions or other similar rights and interests thereof within the PRC; (iii) foreign investors investing in new projects in the PRC solely or jointly with other investors; and (iv) other forms of investments as defined by laws, regulations, or as otherwise stipulated by the State Council. According to the Foreign Investment Law, the State Council shall promulgate or approve a list of special administrative measures for market access of foreign investments, or the Negative List. The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries deemed to be either

“restricted” or “prohibited” in the Negative List. The Foreign Investment Law provides that foreign investors shall not invest in the “prohibited” industries, and shall meet certain requirements as stipulated under the Negative List for investing in “restricted” industries.

In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, that (i) local governments shall abide by their commitments to the foreign investors; (ii) FIEs are allowed to issue stocks and corporate bonds; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner; expropriation or requisition of the investment of foreign investors is prohibited; (iii) mandatory technology transfer is prohibited; and (iv) capital contributions, profits, capital gains, proceeds out of asset disposal, licensing fees of intellectual property rights, indemnity or compensation legally obtained, or proceeds received upon settlement by foreign investors within the PRC, may be freely remitted inward and outward in RMB or a foreign currency. Also, foreign investors or FIEs should assume legal liabilities for failing to report investment information in accordance with the requirements. Furthermore, the Foreign Investment Law provides that FIEs established prior to the effectiveness of the Foreign Investment Law may maintain their legal form and structure of corporate governance within five years after January 1, 2020.

On December 26, 2019, the State Council further issued the Regulations on Implementing the PRC Foreign Investment Law, or the Implementation Regulations, which came into effect on January 1, 2020, and replaced the Regulations on Implementing the PRC Equity Joint Venture Law, Provisional Regulations on the Duration of PRC Equity Joint Venture Law, the Regulations on Implementing the PRC Cooperative Joint Venture Law, and the Regulations on Implementing the PRC Wholly Foreign-owned Enterprise Law. The Implementation Regulations restates certain principles of the Foreign Investment Law and further provides that, among others, (i) if an FIE established prior to the effective date of the Foreign Investment Law fails to adjust its legal form or governance structure to comply with the provisions of the Companies Law of the PRC or the Partnership Enterprises Law of the PRC, as applicable, and complete amendment registration before January 1, 2025, the enterprise registration authority will not process other registration matters of the FIE and may make public such non-compliance thereafter; and (ii) the provisions regarding equity interest transfer and distribution of profits and remaining assets as stipulated in the contracts among the joint venture parties of an FIE established before the effective date of the Foreign Investment Law may, after adjustment of the legal form and governing structure of such FIE, remain binding upon the parties during the joint venture term of the enterprise.

On June 23, 2020, the National Development and Reform Commission, or the NDRC, and the Ministry of Commerce of the PRC, promulgated the Special Entry Management Measures (Negative List) for the Access of Foreign Investment (2020 version), or the 2020 Negative List, which came into effect on July 23, 2020. In addition, the NDRC and the Ministry of Commerce promulgated the Encouraged Industry Catalogue for Foreign Investment (2019 version), or the 2019 Encouraged Industry Catalogue, which came into effect on July 30, 2019. Industries not listed in the 2020 Negative List and 2019 Encouraged Industry Catalogue are generally open for foreign investments unless specifically restricted by other PRC laws. The establishment of wholly foreign-owned enterprises is generally allowed in encouraged and permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority equity interests in such joint ventures. In addition, foreign investment in projects in a restricted category is subject to government approvals. Foreign investors are not allowed to invest in industries in the prohibited category.

Pursuant to the Provisional Administrative Measures on Establishment and Modifications (Filing) for Foreign Invested Enterprises promulgated by the Ministry of Commerce on October 8, 2016 and amended in 2017 and 2018, establishment of and changes to FIEs not subject to approvals under the special entry management measures shall be filed with the relevant commerce authorities. However, as the PRC Foreign Investment Law has taken effect, the Ministry of Commerce and the State Administration for Market Regulation, or the SAMR, jointly approved the Foreign Investment Information Report Measures on December 19, 2019, which went into effect on January 1, 2020. According to the Foreign Investment Information Report Measures, which repealed the Provisional Administrative Measures on Establishment and Modifications (Filing) for Foreign Invested Enterprises, foreign investors or FIEs shall report their investment-related information to the competent local counterparts of the Ministry of Commerce through the Enterprise Registration System and National Enterprise Credit Information Notification System.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future.

Regulations on Foreign Exchange

General Administration of Foreign Exchange

According to the Foreign Exchange Control Regulations of the PRC, which were promulgated by the State Council on January 29, 1996, came into effect on April 1, 1996, and were amended on January 14, 1997, and August 1, 2008 (which amendment came into effect on August 5, 2008), payments for transactions that take place within the PRC must be made in Renminbi. PRC companies or individuals may repatriate foreign exchange receipts received overseas or deposit overseas. Renminbi is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside of the PRC, unless prior approval is obtained from SAFE and prior registration with SAFE is made. Foreign exchange proceeds under the current accounts may be either retained or sold to a financial institution engaged in settlement and sale of foreign exchange. For foreign exchange proceeds under the capital accounts, approval from SAFE is generally required for the retention or sale of such proceeds to a financial institution engaged in settlement and sale of foreign exchange.

Foreign Investment

According to Provisions on Foreign Exchange Control on Direct Investments in China by Foreign Investors, which were promulgated on May 10, 2013, by SAFE, upon establishment of a foreign investment enterprise pursuant to the law, registration formalities shall be completed with SAFE. In the event of subsequent changes in the capital of the foreign investment enterprise such as increase in capital, capital reduction, and equity transfer, registration change formalities shall be completed with SAFE.

Pursuant to the Circular of SAFE on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, or the “SAFE Circular No. 59,” promulgated by SAFE on November 19, 2012, and was further amended on May 4, 2015, as well as October 10, 2018 and December 30, 2019, approval is not required for opening a foreign exchange account and depositing foreign exchange into the account relating to the direct investments. SAFE Circular No. 59 also simplified foreign exchange-related registration required for the foreign investors to acquire the equity interests of Chinese companies and further improve the administration on foreign exchange settlement for foreign investment enterprises.

The Notice of the State Administration of Foreign Exchange on Reforming the Mode of Management of Settlement of Foreign Exchange Capital of Foreign-Funded Enterprises, or the “SAFE Circular No.19,” which was promulgated by SAFE on March 30, 2015, and became effective on June 1, 2015, provides that a foreign investment enterprise may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). Pursuant to the SAFE Circular No.19, for the time being, foreign investment enterprises are allowed to settle 100% of their foreign exchange capitals on a discretionary basis; a foreign-invested enterprise shall truthfully use its capital for its own operational purposes within the scope of business; where an ordinary foreign-invested enterprise makes domestic equity investment with the amount of foreign exchanges settled, the invested enterprise shall first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered.

Overseas Investment and Financing and Round-Trip Investment

Under SAFE Circular 37 issued by SAFE and effective on July 4, 2014, PRC residents are required to register with the local SAFE branch prior to the establishment or control of an offshore SPV, which is defined as offshore enterprises directly established or indirectly controlled by PRC residents for offshore equity financing of the enterprise assets or interests they hold in the PRC. An amendment to registration or subsequent filing with the local SAFE branch by such PRC resident is also required if there is any change in basic information of the offshore company or any material change with respect to the capital of the offshore company. At the same time, SAFE has issued the Operation Guidance for the Issues Concerning Foreign Exchange Administration over Round-trip Investment regarding the procedures for SAFE registration under SAFE Circular 37, which became effective on July 4, 2014, as an attachment of SAFE Circular 37, and provided operational guidance in detail on how to complete the required registration under SAFE Circular 37. Pursuant to the Circular on Further Simplifying and Improving the Foreign Currency Management Policy on Direct Investment, or the “SAFE Circular No. 13,” which was promulgated by SAFE and effective from June 1, 2015, the administrative approvals of foreign exchange registration of direct domestic investment and direct overseas investment are canceled and the procedure of foreign exchange-related registration are simplified. The investors shall register with banks for direct domestic investment and direct overseas investment.

Currently, some of our shareholders have completed Circular 37 Registration and are in compliance. Some of our beneficial owners, who are PRC residents, have not completed the Circular 37 Registration. All our significant shareholders, directors and officers have completed Circular 37 Registration. We have asked our shareholders who are Chinese residents to make the necessary applications and filings as required by Circular 37. See “Risk Factors — Risks Related to Doing Business in China — Some of our shareholders are not in compliance with the PRC’s regulations relating to offshore investment activities by PRC residents, and as a result, the shareholders may be subject to penalties if we are not able to remediate the non-compliance.” We will urge the shareholders who have not yet completed registrations in accordance with SAFE Circular 37 to complete registrations, and we do not believe the shareholders’ failure to complete registrations will have a substantial impact on our business operations or cross-border investment activities.

Dividend Distribution

Under the Company Law, the Foreign Investment Law, and Implementation Regulations of Foreign Investment Law, wholly foreign-owned enterprises in the PRC may pay dividends only out of their accumulated after-tax profits, if any, determined in accordance with China accounting standards and regulations. According to the Foreign Investment Law and Implementation Regulations of Foreign Investment Law, foreign investors’ investment, profits, capital gains, assets disposal income, intellectual property license fees, compensation or indemnification obtained according to law, and income from liquidation, among other things, may be freely remitted in or out of China in RMB or foreign currency. In addition, under the Company Law, wholly foreign-owned enterprises in the PRC are required to allocate at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until these reserves have reached 50% of the registered capital of the enterprises. Wholly foreign-owned enterprises may, at their discretion, allocate a portion of their after-tax profits based on China accounting standards to staff welfare and bonus funds. These reserves are not distributable as cash dividends. See “Risk Factors — Risks Related to Doing Business in China — Our PRC subsidiary is subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.”

Offshore Investment

Under the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, effective on July 4, 2014, PRC residents are required to register with the local SAFE branch prior to the establishment or control of an offshore special purpose vehicle, which is defined as an offshore enterprise directly established or indirectly controlled by PRC residents for investment and financing purposes, with the enterprise assets or interests PRC residents hold in China or overseas. The term “control” means to obtain the operation rights, right to proceeds, or decision-making power of a special purpose vehicle through acquisition, trust, holding shares on behalf of others, voting rights, repurchase, convertible bonds, or other means. An amendment to registration or subsequent filing with the local SAFE branch by such PRC residents is also required if there is any change in the basic information of the offshore company or any material change with respect to the capital of the offshore company. At the same time, SAFE has issued the Operation Guidance for the Issues Concerning Foreign Exchange Administration over Round-Trip Investment regarding the procedures for SAFE registration under SAFE Circular 37, which became effective on July 4, 2014, as an attachment of SAFE Circular 37.

Under the relevant rules, failure to comply with the registration procedures set forth in SAFE Circular 37 may result in bans on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliates, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

Regulations on Dividend Distribution

The principal laws and regulations regulating the distribution of dividends by FIEs in China include the PRC Company Law, as amended in 2004, 2005, 2013, and 2018, and the 2019 PRC Foreign Investment Law and its Implementation Rules. Under the current regulatory regime in China, FIEs in China may pay dividends only out of their retained earnings, if any, determined in accordance with PRC accounting standards and regulations. A PRC company is required to set aside as statutory reserve funds at least 10% of its after-tax profit, until the cumulative amount of such reserve funds reaches 50% of its registered capital, unless laws regarding foreign investment provide otherwise. A PRC company cannot distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Regulations on Taxation

Enterprise Income Tax

On March 16, 2007, the National People’s Congress promulgated the PRC Enterprise Income Tax Law, which was amended on February 24, 2017 and December 29, 2018. On December 6, 2007, the State Council enacted the Regulations for the Implementation of the Enterprise Income Tax Law, which became effective on January 1, 2008 and was amended on April 23, 2019. Under the Enterprise Income Tax Law and the relevant implementing regulations, both resident enterprises and non-resident enterprises are subject to tax in China. Resident enterprises are defined as enterprises that are established in China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but are actually or in effect controlled from within China. Non-resident enterprises are defined as enterprises that are organized under the laws of foreign countries and whose actual management is conducted outside China, but have established institutions or premises in China, or have no such established institutions or premises but have income generated from inside China. Under the Enterprise Income Tax Law and relevant implementing regulations, a uniform corporate income tax rate of 25% is applied. However, if non-resident enterprises have not formed permanent establishments or premises in China, or if they have formed permanent establishments or premises in China but there is no actual relationship between the relevant income derived in China and the established institutions or premises set up by them, withholding income tax is set at the rate of 10% with respect to their income sourced from inside the PRC.

Value-Added Tax

The PRC Provisional Regulations on Value-Added Tax were promulgated by the State Council on December 13, 1993, became effective on January 1, 1994, and were subsequently amended from time to time. The Detailed Rules for the Implementation of the PRC Provisional Regulations on Value-Added Tax (2011 Revision) were promulgated by the Ministry of Finance on December 25, 1993 and subsequently amended in 2008 and 2011. On November 19, 2017, the State Council promulgated the Decisions on Abolishing the PRC Provisional Regulations on Business Tax and Amending the PRC Provisional Regulations on Value-Added Tax. Pursuant to these regulations, rules and decisions, all enterprises and individuals engaged in sale of goods, provision of processing, repair, and replacement services, sales of services, intangible assets, real property, and the importation of goods within the PRC are value-added tax, or VAT, taxpayers. On March 20, 2019, the Ministry of Finance, the State Administration of Taxation, or SAT, and the General Administration of Customs jointly issued the Announcement on Relevant Policies on Deepening the Reform of Value-Added Tax. Pursuant to this announcement, the generally applicable VAT rates are simplified as 13%, 9%, 6%, and 0%, which became effective on April 1, 2019, and the VAT rate applicable to the small-scale taxpayers is 3%. If a small-scale taxpayer’s total monthly sales amount does not exceed RMB100 thousand and its quarterly sales volume does not exceed RMB300 thousand, the VAT will be exempted.

Dividend Withholding Tax

The Enterprise Income Tax Law and its implementation rules provide that since January 1, 2008, an income tax rate of 10% will normally apply to dividends declared to non-PRC resident investors that do not have an establishment or place of business in China, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within China.

Pursuant to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have met the relevant conditions and requirements under this arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009, if the relevant PRC tax authorities determine, in their discretions, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. Pursuant to the Circular on Several Questions regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018 by SAT and became effective on April 1, 2018, when determining the applicant’s status as the “beneficial owner” regarding tax treatment in connection with dividends, interests, or royalties in the tax treaties, several factors, including, without limitation, whether the applicant is obligated to pay more than 50% of his or her income in twelve months to residents in a third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant any tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and such factors will be analyzed according to the actual circumstances of the specific cases.

Tax on Indirect Transfer

On February 3, 2015, SAT issued the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non PRC Resident Enterprises, or Bulletin 7. Pursuant to Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be recharacterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. When determining whether there is a “reasonable commercial purpose” in the transaction arrangement, features to be taken into consideration include, inter alia, whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income is mainly derived from China; and whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have a real commercial nature which is evidenced by their actual function and risk exposure. Pursuant to Bulletin 7, where the payer fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares are acquired on a public stock exchange. On October 17, 2017, SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non- resident Enterprise Income Tax at Source, or Bulletin 37, which was amended by the Announcement of the State Administration of Taxation on Revising Certain Taxation Normative Documents issued on June 15, 2018 by SAT. Bulletin 37 further elaborates the relevant implemental rules regarding the calculation, reporting, and payment obligations of the withholding tax by the non-resident enterprises. Nonetheless, there remain uncertainties as to the interpretation and application of Bulletin 7. Bulletin 7 may be determined by the tax authorities to be applicable to our offshore transactions or sale of our shares or those of our offshore subsidiaries where non-resident enterprises, being the transferors, are involved.

Regulations on Employment

Labor Contract Law

The PRC Labor Contract Law, which became effective on January 1, 2008 and amended in 2012, primarily aims at regulating rights and obligations of employment relationships, including the establishment, performance, and termination of labor contracts. Pursuant to the Labor Contract Law, labor contracts must be executed in writing if labor relationships are to be or have been established between employers and employees. Employers are prohibited from forcing employees to work above certain time limits and employers must pay employees for overtime work in accordance with national regulations. In addition, employees’ wages must not be lower than local standards on minimum wages and must be paid to employees in a timely manner.

Social Insurance

As required under the Regulation of Insurance for Labor Injury implemented on January 1, 2004 and amended in 2010, the Provisional Measures for Maternity Insurance of Employees of Corporations implemented on January 1, 1995, the Decisions on the Establishment of a Unified Program for Old-Aged Pension Insurance of the State Council issued on July 16, 1997, the Decisions on the Establishment of the Medical Insurance Program for Urban Workers of the State Council promulgated on December 14, 1998, the Unemployment Insurance Measures promulgated on January 22, 1999, and the PRC Social Insurance Law implemented on July 1, 2011 and amended on December 29, 2018, employers are required to provide their employees in China with welfare benefits covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance, and medical insurance. These payments are made to local administrative authorities. Any employer that fails to make social insurance contributions may be ordered to rectify the non-compliance and pay the required contributions within a prescribed time limit and be subject to a late fee. If the employer still fails to rectify the failure to make the relevant contributions within the prescribed time, it may be subject to a fine ranging from one to three times the amount overdue. On July 20, 2018, the General Office of the State Council issued the Plan for Reforming the State and Local Tax Collection and Administration Systems, which stipulated that SAT will become solely responsible for collecting social insurance premiums.

Housing Fund

In accordance with the Regulations on the Administration of Housing Funds, which was promulgated by the State Council in 1999 and amended in 2002 and 2019, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employers and employees are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time.

Regulations on Share Incentive Plans

Pursuant to the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, which was issued by SAFE on February 15, 2012, employees, directors, supervisors, and other senior management who participate in any stock incentive plan of a publicly listed overseas company and who are PRC citizens or non-PRC citizens residing in China for a continuous period of no less than one year, subject to a few exceptions, are required to register with SAFE through a qualified domestic agent, which may be a PRC subsidiary of such overseas listed company, and complete certain other procedures.

In addition, SAT has issued certain circulars concerning employee stock options and restricted shares. Under these circulars, employees working in China who exercise stock options or are granted restricted shares will be subject to PRC individual income tax. The PRC subsidiaries of an overseas listed company are required to file documents related to employee stock options and restricted shares with relevant tax authorities and to withhold individual income taxes of employees who exercise their stock options or purchase restricted shares. If the employees fail to pay or the PRC subsidiaries fail to withhold income tax in accordance with relevant laws and regulations, the PRC subsidiaries may be subject to sanctions imposed by the tax authorities or other PRC governmental authorities.

M&A Rules and Overseas Listing

On August 8, 2006, six PRC governmental and regulatory agencies, including the Ministry of Commerce and the China Securities Regulatory Commission, promulgated the M&A Rules governing the mergers and acquisitions of domestic enterprises by foreign investors, which became effective on September 8, 2006, and was revised in 2009. The M&A Rules, among other things, require that if an overseas company established or controlled by PRC companies or PRC citizens intends to acquire equity interests or assets of any other PRC domestic company affiliated with the PRC citizens, such acquisition must be submitted to the Ministry of Commerce for approval. The M&A Rules also require that an offshore special purpose vehicle, or a special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by PRC companies or individuals, shall obtain the approval of the China Securities Regulatory Commission prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. See “Risk Factors — The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.”

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Mingfei Liu	37	Chief Operating Officer
Jian Chen	34	Chief Executive Officer, Director
Xiaoli Zhong	47	Chief Financial Officer
Enze Liang	41	Independent Director (Appointee)(1)
H. Michael Feng	59	Independent Director (Appointee)(1)
Kongfei Hu	42	Independent Director (Appointee)(1)

____________

(1)      The appointment of the independent directors will become effective upon effectiveness of the registration statement of which this prospectus forms a part.

Mingfei Liu, Chief Operating Officer

Mingfei Liu has been our Chief Operating Officer since June 30, 2021, prior to which he was a chief officer in Guomei Finance since October 2018. From May 2017 to July 2018, he was the general manager of Zhonghe Ande Insurance Brokerage Company. From July 2011 to May 2017, he was the general manager of technology department of Fanhua Bocheng Insurance Brokerage Co., Ltd. He oversees the Company’s daily operations at a company-wide level and makes periodic business development plans based on the Company’s strategy. Mr. Liu is also responsible for overseeing the execution of the company strategy and business plan and coming up with solutions for issues spotted. Mr. Liu holds a Bachelor’s degree from Tsinghua University and a Master’s degree in Finance from the Chinese Academy of Social Sciences.

Jian Chen, Chief Executive Officer, Director

Jian Chen is the founder of the Company and has been our Chief Executive Officer since June 30, 2021. He was the founder and Chief Product Officer of Youbaolian from 2016 to 2018. Prior to that, he was the department head of client services department at Autohome Inc. from 2015 to 2016. Mr. Chen had held a variety of management positions at various travel agent companies in his career since 2010. Mr. Chen is in charge of setting business strategy for the Company and overseeing the firmwide operations within the Company. He is also supervising the financial situation of the Company on a regular basis. Mr. Chen holds a Bachelor’s degree in Computer Science from Wuhan Technology University and a Master’s degree in Project Management from China Agricultural University.

Xiaoli Zhong, Chief Financial Officer

Xiaoli Zhong has been our Chief Financial Officer since January 22, 2022. She was the financial director at Jia Yi Bing Ding, an automotive aftermarket company based in China. Prior to that, Ms. Zhong was the financial director at Feng Niao Chu Xing, a mobility-as-a-service provider based in China, the financial director at CloudMinds, an operator of cloud-based systems for intelligent robots based in China, and a senior manager of the finance department at Autohome Inc. (NYSE: ATHM), an automotive service platform based in China. Ms. Zhong is familiar with Chinese and U.S. accounting standards and the financial report disclosure process of U.S. listed companies and is experienced in financial accounting, financial analysis, comprehensive budget management, fund management, internal controls, financial system and process, and financial information construction.

Ms. Zhong holds a Bachelor’s degree in accounting at Dongbei University of Finance and Economics in China and holds the Intermediate Accountant qualification in China and Certified Management Accountant (CMA) qualification in the United States.

Enze Liang, Independent Director (Appointee)

Enze Liang is a managing director at Marcum Bernstein & Pinchuk LLP. Mr. Liang is a high-performing financial services and tax professional with extensive experience in diverse industries and consistent commitment to his clients. Mr. Liang provides accounting, auditing and consulting services for public companies with subsidiaries in China, as well as Chinese companies planning for M&A transactions or IPOs in the United States. Prior to joining Marcum Bernstein & Pinchuk LLP, Mr. Liang was a chief financial officer for a U.S. subsidiary of a beverage industry leader listed in Hong Kong, a senior associate in a top-five U.S. accounting firm in New York and a senior member of Ernst & Young LLP in Beijing.

Mr. Liang’s industry expertise spans financial services, manufacturing and distribution, pharmaceutical, education, real estate and the oil and gas industry. Mr. Liang also provides financial services for clients in the US REITs, equity, fixed income and hedge fund space. He advises on 401(k) retirement plans and ensures that clients are compliant with all relevant U.S. government regulations.

Mr. Liang holds an M.S. from the University of Illinois at Urbana Champaign in accountancy and a B.S. from Central University of Finance and Economics in financial management in Beijing.

H. Michael Feng, Independent Director (Appointee)

H. Michael Feng has over 25 years of extensive database marketing and credit risk analytics experience in the financial service (credit card, insurance) and consulting industries, of both multi-team leading and hands-on nature, and substantial experience in building analytics driven customer centric business transformation and operation. Mr. Feng has the leadership in delivering large scale analytics based marketing strategies for the most sophisticated consumer facing corporations, especially in consumer lending and insurance. Mr. Feng also has complete cycle management experience from team organization, to full process conceptualization, solution design, data organization, down-steam / up-stream connection, deliverable production and implementation, testing, and results interpretation and account management strategies recommendation. Examples include conceptualization of corporate transformation process to customer centric business model, big-data marketing strategies, full customer acquisition process optimization, behavior segmentation, predictive modeling, validation, analytics based strategy design and optimization, and consumer behavior analysis. In addition, Mr. Feng has in-depth industry and technical knowledge and is an expert on customer centric analytics design, account management strategy design and optimization, statistical modeling, customer segmentation, and consumer behavior analysis. Past employers include the world’s most sophisticated financial service companies, consulting firms, and online financing companies in the U.S. and in China, including Associates/CitiBank, MBNA, MasterCard Advisors, Acxiom, Ping An Group, CreditEase, and Visa.

Mr. Feng holds a B.S. from Peking University, China, in Economic Geography, a M.A. from the University of California, Los Angeles (UCLA) in Economic Geography, and a Ph.D. from Syracuse University in Applied Statistics.

Kongfei Hu, Independent Director (Appointee)

Kongfei Hu has been a real estate developer at Purple Lake Investment Ltd. since Nov 2020, with the responsibilities of overseeing the purchase of existing or undeveloped residential real estate, making improvements to any buildings on it or constructing new buildings, selling or leasing the improved land or buildings for profit. Mr. Hu has worked for Citco (Canada) Inc. as a hedge fund operational analyst for 5 years. His job responsibilities at the time were: Preparing cash, trades and positions reconciliation on a daily and monthly basis, booking GLs on a daily basis, employing Citco database, broker statements and Bloomberg to monitor and analyze daily portfolio pricing, breaking resolution for all open items with the brokers or clients, supporting the conversion of any new clients or existing migrations, liaising with international clients and other Citco Officers to meet client needs. Prior to joining Citco (Canada) Inc., Mr. Hu was a Fuel Analyst at Seaboard/Harmac Transportation Group, doing research and analysis work, from Jun 2008 to Feb 2009.

Mr. Hu holds a M.A. in Economics from Dalhousie University.

Family Relationships

None of the directors, director appointees, or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of four directors upon declaration of effectiveness of the registration statement of which this prospectus forms a part. A director is not required to hold any shares in our company to qualify to serve as a director. Subject to the rules of the relevant stock exchange and disqualification by the chairman of the board of directors, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is materially interested. A director may exercise all the powers of the company to borrow money, mortgage its business, property and uncalled capital and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party. There are no directors’ service contracts with the Company or its subsidiaries providing for benefits upon termination of employment.

Committees of the board of directors

Prior to the declaration of effectiveness of the registration statement of which this prospectus forms a part, we intend to establish an audit committee, a compensation committee and a nominating and corporate governance committee under the board of directors. We intend to adopt a charter for each of the three committees prior to the completion of this offering. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Mr. Enze Liang, Mr. H. Michael Feng, and Mr. Kongfei Hu and will be chaired by Mr. Enze Liang. Mr. Enze Liang, Mr. H. Michael Feng, and Mr. Kongfei Hu each satisfies the “independence” requirements of Rule 5605 of the Corporate Governance Rules of Nasdaq Stock Market and meet the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Enze Liang qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and the independent registered public accounting firm; and

•        reporting regularly to the board.

Compensation Committee.    Our compensation committee will consist of Mr. Enze Liang, Mr. H. Michael Feng, and Mr. Kongfei Hu and will be chaired by Mr. Kongfei Hu. Mr. Enze Liang, Mr. H. Michael Feng, and Mr. Kongfei Hu each satisfies the “independence” requirements of Rule 5605 of the Corporate Governance Rules of Nasdaq Stock Market. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated upon. The compensation committee will be responsible for, among other things:

•        reviewing the total compensation package for our executive officers and making recommendations to the board;

•        reviewing the compensation of our non-employee directors and making recommendations to the board with respect to it; and

•        periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee will consist of Mr. Enze Liang, Mr. Kongfei Hu and Mr. H. Michael Feng and will be chaired by Mr. H. Michael Feng. Mr. Enze Liang, Mr. H. Michael Feng, and Mr. Kongfei Hu each satisfies the “independence” requirements of Section Rule 5605 of the Corporate Governance Rules of Nasdaq Stock Market. The nominating and corporate governance committee will assist the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        recommending nominees to the board for appointment or re-appointment to the board, or for appointment to fill any vacancy on the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, age, skills, experience and availability of service to us;

•        selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Duties of Directors

As a matter of Cayman Islands law, directors of a Cayman Islands company owe fiduciary duties to the company and separately a duty of care, diligence and skill to the company. Under Cayman Islands law, directors and officers owe the following fiduciary duties: (i) a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole; (ii) a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) a duty to exercise powers fairly as between different classes of shareholders; (v) a duty to exercise independent judgment; and (vi) a duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. In fulfilling their duty of care to our company, our directors must ensure compliance with our amended and restated memorandum and articles of association, as amended and restated from time to time. Our company may have the right to seek damages if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of our company and mortgaging the property of our company; and

•        approving the transfer of shares in our company, including the registration of such transfer in our register of members.

Terms of Directors and Officers

Our directors may be appointed by an ordinary resolution of our shareholders. Alternatively, our board of directors may, by the majority resolution of the directors appoint any person as a director to fill a casual vacancy on our board or as an addition to the existing board. Our directors are not automatically subject to a term of office and hold office until such time as they are removed from office by an ordinary resolution of our shareholders. In addition, a director will cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our articles of association.

Our officers are appointed by and serve at the discretion of the board of directors, and may be removed by our board of directors.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. We may terminate employment for cause, at any time, for certain acts of the executive officer, such as continued failure to comply with the Company’s internal regulations, failure to provide necessary social security documents for the Company to process social security insurance within 3 months since the entry of the employment agreement, or dishonest act that results in material to our detriment or material of the employment agreement. We may also terminate an executive officer’s employment without cause upon 30-day advance written notice.

Each executive officer has agreed to hold, both during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information or trade secrets, any confidential information or trade secrets of our clients or prospective clients, or the confidential or proprietary information of any third party received by us and for which we have confidential obligations and rights for these inventions, designs and trade secrets.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and typically for one year following the last date of employment. Specifically, each executive officer has agreed not to engage in business that is similar or identical to the Company’s business, or to provide assistance for any individual or organization who is involved in similar or identical business with the Company.

Compensation of Directors and Executive Officers

In fiscal year ended June 30, 2021 and 2020, we paid an aggregate of RMB122,400 (US$18,469) and RMB71,400 (US$10,171) in cash to our executive officers, and we did not pay any compensation to our non-executive directors. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our directors and executive officers. The PRC Operating Entities are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund.

RELATED PARTY TRANSACTIONS

The table below sets forth the major related parties and their relationships with the Company as of June 30, 2021:

Name of related parties	Relationship with the Group
Chen Jian	Founder and shareholder
Liu Mingfei	Founder and shareholder
	As of December 31, 2021 (unaudited)	As of June 30,
		2021	2020
Amounts due to related parties, current*
Jian Chen	$168,720	$117,109	$16,646
Mingfei Liu	—	1,548	1,413
	$168,720	$118,657	$18,059

____________

*        The balances mainly represented the expenses paid on behalf of the Company for daily operation.

As of the date of this prospectus, the related parties and the amounts due to related parties remains the same as of December 31, 2021.

Employment Agreements and Indemnification Agreements

See “Management — Employment Agreements and Indemnification Agreements.”

Share Issuance

See “Principal Shareholders.”

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our ordinary share as of the date of this prospectus, and as adjusted to reflect the sale of the ordinary share offered in this offering for

•        each of our directors and executive officers who beneficially owns our ordinary share; and

•        each person known to us to own beneficially more than 5% of our ordinary share.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on (i) 24,000,000 ordinary shares issued and outstanding as of the date of this prospectus immediately prior to the effectiveness of the registration statement of which this prospectus is a part and (ii) ordinary share underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering includes (i) ordinary share outstanding immediately after the completion of this offering and (ii) ordinary share underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus.

As of the date of the prospectus, we have 16 shareholders of record, none of which is located in the United States.

Name of Beneficial Owner	Amount of Beneficial Ownership	Pre-Offering Percentage Ownership	Post-Offering Percentage Ownership
Directors, Director Appointees and Named Executive Officers:
Jian Chen, Chief Executive Officer and Director(1)	10,516,801	43.82%	36.26%
Mingfei Liu, Chief Operating Officer(2)	1,077,600	4.49%	3.72%
Xiaoli Zhong, Chief Financial Officer	0	—	—
Enze Liang, Director Appointee	0	—	—
H.Michael Feng, Director Appointee	0	—	—
Kongfei Hu, Director Appointee	0	—	—
All directors, director nominees and executive officers as a group (6 persons)	11,594,401	48.31%	39.98%
5% or Greater Shareholders:
None

____________

(1)      Superego Pulse Limited, a company formed under the laws of the British Virgin Islands, of which Jian Chen is the sole shareholder and director, holds 8,402,401 ordinary shares. In addition, Superego Pulse Limited is the general partner of Columbus Information consulting L.P., a limited partnership established under the laws of the British Virgin Islands and a stock incentive platform for the Company’s employees. Jian Chen is deemed the beneficial owner of the 8,402,401 ordinary shares held by Superego Pulse Limited and the 2,114,400 ordinary shares held by Columbus Information consulting L.P.

(2)      EvolutionUp Limited, a company formed under the laws of the British Virgin Islands, of which Mingfei Liu is the sole shareholder and director, holds 1,077,600 ordinary shares. Mingfei Liu is deemed the beneficial owner of the 1,077,600 ordinary shares held by EvolutionUp Limited.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company with limited liability and our affairs are governed by our amended and restated memorandum and articles of association, as amended and restated from time to time (the “Articles”), and the Companies Act (as amended) of the Cayman Islands, or the “Cayman Islands Companies Act.” A Cayman Islands exempted company with limited liability:

•        is a company that conducts its business mainly outside the Cayman Islands;

•        is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•        does not have to hold an annual general meeting;

•        does not have to make its register of members open to inspection by shareholders of that company;

•        may obtain an undertaking against the imposition of any future taxation;

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

Our authorized share capital is US$50,000 divided into 500,000,000 ordinary shares, par value US$0.0001 per share. Subject to the provisions of the Cayman Islands Companies Act and our amended and restated memorandum and articles of association, and directions given by any ordinary resolution and the rights attaching to any class of existing shares, the directors have general and unconditional authority to issue, allot, grant options over or otherwise dispose of shares to such persons, at such times and on such terms as they may determine. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaches to ordinary shares. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of this offering, there will be 29,000,000 ordinary shares issued and outstanding. Our authorized share capital of 500,000,000 ordinary shares comprises solely a single class of shares. Shares sold in this offering will be delivered against payment from the underwriters upon the closing of the offering in New York, New York, on or about            , 2022.

Dividends

Subject to the provisions of the Cayman Islands Companies Act and the Articles, the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose.

Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

No dividend shall bear interest as against the Company.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares and the Articles, unless any share carries special voting rights, on a show of hands every shareholder who is present in person, by its duly authorised representative or by proxy shall have one vote. On a poll, every shareholder shall have one vote for every share of which he is the holder.

Variation of Rights of Shares

If at any time our share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless otherwise expressly provided by the terms, of issue of any class, the rights conferred on the holders of shares of that class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with that class.

Alteration of Share Capital

Subject to the Cayman Islands Companies Act, our shareholders may, by ordinary resolution:

(a)     increase our share capital by such sum, to be divided into shares of such amount, and with such rights, privileges, priorities and restrictions attached to them as prescribed by that ordinary resolution;

(b)    consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)     subject to the Cayman Islands Companies Act, sub-divide our shares or any of them into shares of smaller amounts than that fixed; and

(d)    cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person.

Subject to the Cayman Islands Companies Act and the Articles, we may, by special resolution of our shareholders, reduce the share capital of the Company and any capital redemption reserve in any manner.

Calls on Shares and Forfeiture

The directors may, from time to time, make calls on the shareholders in respect of some or all of any monies unpaid on their shares, whether in respect of par value or the premium payable on those shares, and each shareholder shall (subject to receiving at least 14 days’ notice specifying the time or times of payment), pay to us at the time or times so specified the amount called on his shares. The directors may revoke or postpone a call at any time. The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share and the holder or joint holders of a share at the time of a call shall remain liable to pay the call on that share, notwithstanding any subsequent transfer of the share being registered by the Company. If a sum called in respect of a shares is not paid before or on the day appointed for payment of that call, the shareholder from whom it is due and payable shall pay interest on the sum at such rate as the directors may determine (being the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of 6 percent per annum) from the day appointed for payment of the call to the time of the actual payment. The directors may, at their discretion, waive payment of the interest in full or in part.

We have a first and paramount lien on every share (whether or not it is a fully paid share). The lien is for all monies, whether presently payable or not, called or payable at a fixed time in respect of that share and for all debts, liabilities or other obligations owed, whether presently or not, by the shareholder or by one or more joint shareholders or by any of their estates to the Company.

At any time the directors may declare any share to be wholly or in part exempt from the lien on shares provisions of the Articles. Our lien, if any, on a share shall extend to all distributions payable on it.

Unclaimed Dividend

Any dividend that remains unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and revert to the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call or instalment of a call in respect of shares on the day appointed for payment, the directors may serve a notice on such shareholder naming a further date not earlier than the expiration of 14 days from the date of service on or before which the payment required by the notice is to be made and containing a statement that in the event of non-payment the shares, or any of them, will be liable to be forfeited.

If the requirements of such notice are not complied with, we may forfeit the shares together with any distributions declared payable in respect of the forfeited shares and not paid at any time before tender of payment.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit. The proceeds of any sale or disposition of the forfeited Share may be received and used by us as the directors determine.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with interest.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Islands Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Islands Companies Act and to the rights attaching to any class of shares, we may by our directors:

(a)     issue shares on terms that they are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on such terms and in such manner the directors may, before the issue of those shares determine; and

(b)    purchase our own shares (including any redeemable shares) on such terms and in such manner as the directors determine.

When making payments in respect of redemption or purchase of shares, the directors may make such payments in cash or in kind if so authorized by the terms of issue of those shares or with the agreement of the holder of those shares.

Transfer of Shares

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered on the register of members of the Company.

Where the shares in question are not listed on or subject to the rules of Nasdaq, shares are transferable, subject to the consent of our board of directors who may, in their absolute discretion, refuse to consent to any transfer and decline to register the transfer without giving any reason.

If our directors refuse to register a transfer of a share, they are required, within two months after the date on which the transfer was lodged, to notify the transferee of the refusal.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Cayman Islands Companies Act to inspect or obtain copies of our register of members or our corporate records. Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies of the Cayman Islands.

General Meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings. We may but are not obliged to hold an annual general meeting.

Any director may convene general meetings at such times and in such manner and places within or outside the Cayman Islands as the director considers necessary or desirable. General meetings shall also be convened by any one or more of our directors on the written request of shareholders entitled to exercise 10% or more of the voting rights in respect of the matter for which the meeting is requisitioned. Such written request must state the objects of the meeting and must be signed by the shareholders requisitioning the meeting. The written request must be lodged at our registered office in the Cayman Islands and may be delivered in counterpart. If the directors do not proceed to convene a general meeting within 21 days of the written request to requisition a meeting being lodged the requisitionists, or any of them together holding at least half of the voting rights of all of them, may convene the general meeting in the same manner as nearly as possible as that in which a general meeting may be convened by a director. Where the requisitionists fail to convene the general meeting within three months of their right to convene the meeting arising, the right to convene the general meeting shall lapse.

The director convening a general meeting shall give not less than seven days’ notice (not including the day on which the notice is given (or deemed to be given), but including the day on which the period of time expires) of a general meeting to those shareholders whose names on the date the notice is given appear as members in our register of members and are entitled to vote at the meeting. Such director shall also give such notice to each of the directors.

A general meeting held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

Subject to the Cayman Islands Companies Act and with the consent of the shareholders who, individually or collectively, hold at least ninety percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A general meeting is duly constituted if, at the commencement of the meeting, there are present in person, through their authorised representative or by proxy one or more shareholders holding in aggregate at least one-third of the paid up voting share capital of the Company entitled to vote on resolutions of shareholders to be considered at the meeting. Where a quorum comprises a single shareholder or proxy, such person may pass a resolution of shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid resolution of shareholders.

If, within two hours from the time appointed for the general meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the shareholders present shall be a quorum.

The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

At any general meeting the chairman is responsible for deciding in such manner as considered appropriate whether any resolution proposed has been carried or not and the result of the decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution and the result shall be announced to the meeting and recorded in the minutes of the meeting. The minutes of the meeting shall be conclusive evidence of the fact that a resolution was carried or not without proof of the number or proportion of the votes recorded in favour of or against such resolution.

Preferred Shares

Pursuant to our amended and restated memorandum and articles of association, our directors have the authority to issue shares and other securities of the Company with such preferred, deferred or other special rights, restrictions or privileges whether with regard to voting, distributions, a return of capital, or otherwise and in such classes and series, if any, as the directors may determine. We do not currently have plans to issue any preferred shares.

Directors

We may by ordinary resolution or by resolution of our directors impose, a maximum or minimum number of directors required to hold office at any time and vary such limits from time to time. Under the Articles, we are required to have a minimum of one director.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The directors shall be entitled to such remuneration as the directors may determine.

We may in general meeting fix a minimum shareholding required to be held by a director, but unless and until so fixed a director is not required to hold shares.

A director may be removed by ordinary resolution or by a resolution of our directors.

Subject to the provisions of the articles, the office of a director shall be vacated if:

(a)     he gives notice in writing to the Company that he resigns the office of director; or

(b)    he absents himself (without being represented by an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office; or;

(c)     he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)    he is found to be or becomes of unsound mind; or;

(e)     all the other directors (being not less than two in number) resolve that he should be removed as a director;

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of the NASDAQ corporate governance rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of the NASDAQ corporate governance rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Islands Companies Act and our amended and restated memorandum and articles and any directions given by ordinary resolution, our business and affairs shall be managed by, or under the direction or supervision of, the directors. The directors shall have all the powers necessary for managing, and for directing and supervising, our business and affairs of the Company as are not by the Cayman Islands Companies Act, our amended and restated memorandum and articles or the terms of any special resolution required to be exercised by the shareholders. No alteration of our amended and restated memorandum and articles or any direction given by ordinary or special resolution shall invalidate any prior act of the directors that was valid at the time undertaken.

The directors may delegate any of their powers to any committee consisting of one or more directors. They may also delegate to any managing director or director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate director may not act as managing director and the appointment of a managing director shall automatically terminate if he ceases to be a director. Any such delegation may be made subject to any conditions the directors may impose and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of directors shall be governed by the Articles regulating the proceedings of directors, so far as they are capable of applying.

The directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the directors may impose, and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of directors, so far as they are capable of applying.

The directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

The directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by the directors.

The directors may exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to issue debentures, debenture stock, mortgages, bonds and other such securities and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

No person shall be disqualified from the office of director or alternate director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any other contract or transaction entered into by or on behalf of the Company in which any director or alternate director shall be in anyway interested be or be liable to be avoided, nor shall any director or alternate director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such director holding office or of the fiduciary relation thereby established. A director (or his alternate director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any director or alternate director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon. A general notice that a director or alternate director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

Capitalization of Profits

The directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve) or to the credit of profit and loss account or otherwise available for distribution and appropriate such sum to shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and apply such sum on their behalf in paying up in full unissued shares for issue, allotment and distribution credited as fully paid-up to and amongst them in the proportions aforesaid. In such event the directors may make such provisions as they think fit in the case of shares becoming distributable in fractions.

Liquidation Rights

The shareholders may, subject to the Articles and any other sanction required by the Cayman Islands Companies Act, pass a special resolution allowing the Company to be wound up voluntarily. If the Company shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise, without prejudice to the rights of holders of shares issued upon special terms and conditions.

Register of Members

Under the Cayman Islands Companies Act, we must keep a register of members and there should be entered therein:

•        the names and addresses of our shareholders, together with a statement of the shares held by each shareholder, such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each shareholder; (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•        the date on which the name of any person was entered on the register as a shareholder; and

•        the date on which any person ceased to be a shareholder.

Under the Cayman Islands Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of the United Kingdom but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Islands Companies Act and the current Companies Act of  the United Kingdom. In addition, the Cayman Islands Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands courts) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, the Cayman Islands Companies Act contains statutory provisions that facilitate the reconstruction of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands (the “Grand Court”). While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)     the statutory provisions as to the required majority vote have been met;

(b)    the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)     the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)    the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

The Cayman Islands Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits and Protection of Minority Shareholders.

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Grand Court can be expected to follow and apply the common law principles (namely the rule derived from the seminal English case of Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following acts in the following circumstances:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Any of our shareholders may petition the Grand Court which may make a winding up order if the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that we should be wound up and cease doing business, which may occur on the basis that there has been a loss of substratum and/or misconduct by management. Alternatively, the Grand Court may make an order: (1) regulating the conduct of our affairs; (2) requiring us to refrain from doing or continuing an act complained of by the shareholder petitioner or to do an act which the shareholder petitioner has complained we have omitted to do; (3) authorizing civil proceedings to be brought in our name and on our behalf by the shareholder petitioner on such terms as the Grand Court may direct; or (4) providing for the purchase of the shares of any of our shareholders by other shareholders or us and, in the case of a purchase by us, a reduction of our capital accordingly.

Generally, claims against us must be based on the general laws of contract or tort applicable in the Cayman Islands or individual rights as shareholders as established by our amended and restated memorandum and articles of association.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association permit indemnification of officers and directors for liabilities incurred in their capacities as such as a result of any act or failure to act unless such losses or damages arise from their own actual fraud or wilful default. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, directors of a Cayman Islands company owe fiduciary duties to the company and separately a duty of care, diligence and skill to the company. Under Cayman Islands law, directors and officers owe the following fiduciary duties: (i) a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole; (ii) a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) a duty to exercise powers fairly as between different classes of shareholders; (v) a duty to exercise independent judgment; and (vi) a duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. In fulfilling their duty of care to our company, our directors must ensure compliance with our amended and restated memorandum and articles of association, as amended and restated from time to time.

A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, there are indications that English and Commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings may also be convened by any one or more of our directors on the written request of shareholders entitled to exercise 10% or more of the voting rights in respect of the matter for which the meeting is requisitioned. Such written request must state the objects of the meeting and must be signed by the shareholders requisitioning the meeting. The written request must be lodged at our registered office in the Cayman Islands and may be delivered in counterpart. If the directors do not proceed to convene a general meeting within 21 days of the written request to requisition a meeting being lodged the requisitionists, or any of them together holding at least half of the voting rights of all of them, may convene the general meeting in the same manner as nearly as possible as that in which a general meeting may be convened by a director. Where the requisitionists fail to convene the general meeting within three months of their right to convene the meeting arising, the right to convene the general meeting shall lapse. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for appointment of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to appointing such director. As permitted under the Cayman Islands Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles (which include the removal of a director by ordinary resolution), the office of a director may be vacated if: (a) he gives notice in writing to the Company that he resigns the office of director; or (b) he absents himself (without being represented by an alternate director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the directors, and they pass a resolution that he has by reason of such absence vacated office; or; (c) dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; (d) he is found to be or becomes of unsound mind; or; (e) the other directors (being not less than two in number) resolve that he should be removed as a director.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Islands Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Islands Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Islands Companies Act and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Islands Companies Act, our articles may only be amended by special resolution of our shareholders.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (as amended) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (as amended), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (as amended of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (as amended), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 ordinary shares, par value US$0.0001 per share, 24,000,000 ordinary shares are issued and outstanding. Upon completion of this offering, 29,000,000 ordinary shares will be issued and outstanding.

Sales of substantial amounts of the ordinary shares in the public market could adversely affect prevailing market prices of the ordinary shares.

Lock-up Agreements

Pursuant to the underwriting agreement in connection with this offering, we, our directors and executive officers and the holders of 1% or more of our outstanding ordinary shares have agreed, subject to certain exceptions, not to transfer or dispose of, directly or indirectly, any of our ordinary shares or any securities convertible into or exchangeable or exercisable for our ordinary shares for a period of twelve months after the closing of this offering. After the expiration of the twelve-month period, the ordinary shares held by our directors, executive officers and such shareholders may be sold subject to the restrictions under Rule 144 under the Securities Act, pursuant to another exemption from registration under the Securities Act, or by means of a registered public offering. See “Underwriting — Lock-up Agreements” for more details.

Rule 144

All of our ordinary shares outstanding prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•        1% of the number of ordinary shares then outstanding, in the form of ordinary shares or otherwise, which will equal approximately shares immediately after this offering; or

•        the average weekly trading volume of the ordinary shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such ordinary shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

•        none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States, and

•        in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

TAXATION

The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in the ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Mourant Ozannes LLP, our Cayman Islands counsel; to the extent it relates to PRC tax law, it is the opinion of Jiangsu Junjin Law Firm, our PRC counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares and ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

People’s Republic of China Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, production, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe that U-BX is not a PRC resident enterprise for PRC tax purposes. U-BX is not controlled by a PRC enterprise or PRC enterprise group and we do not believe that U-BX meets all of the conditions above. U-BX is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with ours.

If the PRC tax authorities determine that U-BX is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ordinary shares. In addition, non-resident enterprise shareholders (including the ordinary shareholders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders (including the ordinary shareholders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% (and such PRC tax may be withheld at source in the case of dividends). Any PRC income tax liability may be reduced under applicable tax treaties. However, it is unclear whether non-PRC shareholders of U-BX would in practice be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that U-BX is treated as a PRC resident enterprise.

Provided that our Cayman Islands holding company, U-BX, is not deemed to be a PRC resident enterprise, holders of the ordinary shares and ordinary shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares or ordinary shares. However, under Bulletin 7 and Bulletin 37, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee, or the PRC entity which directly owns such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. However, sales of shares and ordinary shares by investors through a public stock exchange where such shares or ordinary shares are acquired on a public stock exchange are currently exempt from these indirect transfer rules under Bulletin 7 and Bulletin 37. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under Bulletin 7 and Bulletin 37, and we may be required to expend valuable resources to comply with Bulletin 7 and Bulletin 37, or to establish that we should not be taxed under these circulars. See “Risk Factors — Risks Related to Doing Business in China — We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.”

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the ordinary shares by a U.S. Holder (as defined below) that acquires the ordinary shares in this offering and holds the ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, Medicare, and alternative minimum tax considerations, or any state, local and non-U.S. tax considerations, relating to the ownership or disposition of the ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        banks and other financial institutions;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        holders who acquire their ordinary shares pursuant to any employee share option or otherwise as compensation;

•        investors that will hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•        investors that have a functional currency other than the U.S. dollar;

•        persons holding their ordinary shares in connection with a trade or business conducted outside the United States;

•        persons that actually or constructively own 10% or more of our stock (by vote or value); or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the ordinary shares through such entities, all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of the ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ordinary that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in or organized under the law of the United States or any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the ordinary shares and their partners are urged to consult their tax advisors regarding an investment in the ordinary shares.

For U.S. federal income tax purposes, a U.S. Holder of ordinary shares will generally be treated as the beneficial owner of the underlying shares represented by the ordinary shares. The remainder of this discussion assumes that a U.S. Holder of the ordinary shares will be treated in this manner. Accordingly, deposits or withdrawals of ordinary shares for ordinary shares will generally not be subject to U.S. federal income tax.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are generally categorized as a passive asset and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

After the restructure that was completed in March 2022, U-BX China is now an indirect subsidiary of the Company. Based upon our current and projected income and assets, including the expected proceeds from this offering, and projections as to the value of our assets (which are based on the expected market price of the ordinary shares immediately following this offering), we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Fluctuations in the market price of the ordinary shares may cause us to be or become a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of the ordinary shares from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization immediately following the close of this offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of being or becoming a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules, and because our PFIC status is an annual factual determination, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC for any year during which a U.S. Holder holds the ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds the ordinary shares.

The discussion below under “— Dividends” and “— Sale or Other Disposition” is written on the basis that we will not be or become a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “— Passive Foreign Investment Company Rules.”

Dividends

Any cash distributions paid on the ordinary shares (including the amount of any PRC tax withheld) out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, in the case of ordinary shares. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on the ordinary shares will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Individuals and other non-corporate U.S. Holders will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income”; provided that certain conditions are satisfied, including that (1) the ordinary shares on which the dividends are paid are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefit of the United States-PRC income tax treaty (the “Treaty”), (2) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend is paid and the preceding taxable year, and (3) certain holding period and other requirements are met. We intend to list the ordinary shares on the Nasdaq Stock Exchange. Provided that this listing is approved, we believe that the ordinary shares will generally be considered to be readily tradable on an established securities market in the United States. There can be no assurance that the ordinary shares will continue to be considered readily tradable on an established securities market in later years. Because the ordinary shares will not be listed on a U.S. exchange, we do not believe that dividends received with respect to ordinary shares that are not represented by ordinary shares will be treated as qualified dividends. Non-corporate U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the ordinary shares.

In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law (see “Taxation — People’s Republic of China Taxation”), we may be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our ordinary shares, regardless of whether such shares are represented by the ordinary shares, and regardless of whether the ordinary shares are readily tradable on an established securities market in the United States, would be eligible for the reduced rates of taxation described in the preceding paragraph, provided that certain holding period and other requirements are met and that we are neither a PFIC nor treated as such with respect to a U.S. Holder for the taxable year in which the dividend is paid and the preceding taxable year.

For U.S. foreign tax credit purposes, dividends paid on the ordinary shares generally will be treated as income from foreign sources and generally will constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid on the ordinary shares (see “Taxation — People’s Republic of China Taxation”). Depending on the U.S. Holder’s particular facts and circumstances and subject to a number of complex conditions and limitations, PRC withholding taxes on dividends that are non-refundable under the Treaty may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ordinary shares. The gain or loss will generally be capital gain or loss. Any capital gain or loss will be long term if the ordinary shares have been held for more than one year. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which may limit the availability of foreign tax credits. However, in the event we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law and PRC tax were to be imposed on any gain from the disposition of the ordinary shares, a U.S. Holder that is eligible for the benefits of the Treaty may elect to treat such gain as PRC source income. If a U.S. Holder is not eligible for the benefits of the Treaty or fails to make the election to treat any gain as foreign source, then such U.S. Holder may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the ordinary shares unless such credit can be applied (subject to applicable limitations) against United States federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of the ordinary shares, including the availability of the foreign tax credit under its particular circumstances.

Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. Holder holds the ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition including, under certain circumstances, a pledge, of ordinary shares. Under the PFIC rules:

•        the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC (each, a “pre-PFIC year”) will be taxable as ordinary income; and

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder holds the ordinary shares, and any of our subsidiaries is also a PFIC (a “lower-tier PFIC”), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to the ordinary shares, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ordinary shares held at the end of the taxable year over the adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ordinary shares over the fair market value of such ordinary shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of the ordinary shares and we cease to be a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of the ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable United States Treasury regulations. We anticipate that the ordinary shares should qualify as being regularly traded, but no assurances may be given in this regard.

Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns the ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax consequences of owning and disposing of the ordinary shares if we are or become a PFIC.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Boustead Securities, LLC, which we sometimes refer to herein as the Underwriter. The Underwriter has agreed to purchase from us, on a firm commitment basis, 5,000,000 shares of ordinary shares, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus. The Underwriter may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it.

The Underwriter is committed to purchase all the ordinary shares offered by this prospectus if it purchases any shares. The Underwriter is offering the ordinary shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, and other conditions contained in the underwriting agreement, such as the receipt by the Underwriter of officer’s certificates and legal opinions. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Fees, Commissions and Expense Reimbursement

The following table shows the per share and total public offering price, underwriting discount and proceeds to us, before expenses and assuming a $5.00 per share offering price.

	Per Share	Total
Public Offering Price	$5.00	$4.65
Underwriting discount	$0.35	$1,750,000
Proceeds to Us, Before Expenses	$25,000,000	$23,250,000

We and the Underwriter have agreed to pay commissions of seven percent (7%) per share on the offering proceeds. We have agreed to pay to the Underwriter upon the consummation of the offering, a non-accountable expense allowance equal to a one percent (1%) of the gross proceeds of the offering. We have also agreed to pay the Underwriter reasonable out-of-pocket expenses including but not limited to, (i) reasonable travel and out-of-pocket expenses, including clearing charges; (ii) reasonable fees of legal counsel incurred by the Underwriter in connection with the offering. The total accountable expenses shall not exceed $160,000. Upon the earlier of the termination of the Underwriter’s engagement letter or completion of this offering, the Company agrees to pay promptly in cash any unreimbursed expenses that the Underwriter actually incurred as of such date. Notwithstanding any contained herein to the contrary, the Underwriter shall return to the Company any expenses previously paid, or advanced, but that which were not actually incurred, in accordance with FINRA Rule 5110(g)(4)(A).

Underwriter Warrants

We have also agreed to grant to the Underwriter a warrant covering a number of shares equal to 5% of the aggregate number of the shares sold in the offering. The Underwriter warrants will be exercisable, in whole or in part, during a period commencing upon the effectiveness of the offering and will expire on the five-year anniversary of the commencement of sale of this offering. The Underwriter warrants will be exercisable at a price equal to 150% of the offering price and shall not be redeemable. We have registered the shares underlying the Underwriter warrants in the registration statement. The Underwriter warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement, of which this prospectus forms a part (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any successor, officer, manager, member or partner of the underwriter, and to members of the syndicate or selling group and their respective officers, managers, members or partners. The Underwriter warrants may be exercised as to all or a lesser number of shares, and will provide for cashless exercise. The Underwriter warrants shall further provide for adjustment in the number and price of such warrants (and the ordinary shares underlying such warrants) in the event of recapitalization, a merger or other structural transactions to prevent dilution.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

•        may not engage in any stabilization activity in connection with our securities; and

•        may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The public offering price of the shares we are offering was determined by us in consultation with the Underwriter based on discussions with potential investors in light of the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

Indemnification

We have agreed to indemnify the Underwriter against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the Underwriter may be required to make for these liabilities.

Application for Nasdaq Market Listing

We have applied to have our ordinary shares approved for listing/quotation on the Nasdaq Capital Market under the symbol “UBXG” We will not consummate and close this offering without a listing approval letter from the Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of shares in this firm commitment offering sufficient to satisfy applicable listing criteria, our ordinary shares will in fact be listed.

If our ordinary shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our shares and the distribution of this prospectus outside the United States.

Electronic Offer, Sale and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the Underwriter. In addition, the ordinary shares may be sold by the Underwriter to securities dealers who resell the ordinary shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as Underwriter and should not be relied upon by investors.

Lock-up Agreements

We have agreed that, without the prior written consent of the Underwriter, for a period of 12 months from the trading date of the securities sold in this offering, not to:

•        offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, change the terms of or grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, ordinary share or any securities convertible into or exercisable or exchangeable for our ordinary share, expect to the Underwriter; or

•        enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of our ordinary share or any such other securities convertible into or exercisable or exchangeable for our ordinary share or any such other securities, expect to the Underwriter,

The lock-up restrictions for the Company do not apply to: (A) the securities being offered in this offering, (B) any securities previously issued under Company incentive plans as described as outstanding in the registration statement and the prospectus, (C) any options and other awards granted under a Company incentive plan or Ordinary Shares issued pursuant to an employee stock purchase plan, in each case, as described in the registration Statement and the prospectus, and (D) Ordinary Shares or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity; provided that (x) the aggregate number of Ordinary Shares issued pursuant to clause (D) shall not exceed five percent (5%) of the total number of outstanding Ordinary Shares immediately following the issuance and sale of the securities being offered in this offering and (y) the recipient of any such Ordinary Shares or other securities issued or granted pursuant to clauses (B), (C) and (D) during the lock-up period shall enter into a similar lock-up agreement.

Each of our directors and officers and holders of 1% or more of our outstanding ordinary shares on a fully diluted basis immediately prior to the consummation of this offering have agreed or are otherwise contractually restricted for a period of twelve months and the Company for a period of twelve months from the trading date of the securities sold in this offering, without the prior written consent of the Underwriter not to directly or indirectly:

•        offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any securities of the Company (including the issuance of ordinary shares upon the exercise of options) (collectively, the “Lock-Up Securities”), whether now owned or hereafter acquired by such shareholder, directors and/or officers or with respect to which such shareholder, director or officer has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing;

•        enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities;

•        enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our ordinary shares or other capital stock or any securities convertible into or exercisable or exchangeable for our ordinary shares or other capital stock;

•        conduct any offerings conducted through other broker-dealers or at the Company’s own volition; or

•        re-price or change the terms of existing options and warrants.

The shareholder, directors and officers subject to the lock-up restrictions may transfer the Lock-Up Securities without the prior consent of the Underwriter provided that (1) the Underwriter receives a signed lock-up agreement for the balance of the lock-up period from each donee, trustee or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the SEC, or otherwise and (4) such shareholder, directors and/or officers subject to the lock-up restriction does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)     as a bona fide gift or gifts (including but not limited to charitable gifts); or

(ii)    to any member of the immediate family of shareholder, directors and/or officers subject to the lock-up restriction or to a trust or other entity for the direct or indirect benefit of, or wholly-owned by, such shareholder, directors and/or officers or the immediate family of such shareholder, directors and/or officers (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)   if the shareholder, directors and/or officers subject to the lock-up restriction is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of such shareholder, directors and/or officers or (2) distributions of Ordinary Shares or any security convertible into or exercisable for Ordinary Shares to limited partners, limited liability company members or stockholders of such shareholder, directors and/or officers; or

(iv)   if the shareholder, directors and/or officers subject to the lock-up restriction is a trust, transfers to the beneficiary of such trust; or

(v)    by will, other testamentary document or intestate succession; or

(vi)   by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement.; or

(vii)  pursuant to a trading plan established pursuant to Rule 10b5-1 of the Exchange Act.

There are no existing agreements between the Underwriter and any person who will execute a lock-up agreement in connection with this offering providing consent to the sale of shares prior to the expiration of the lock-up period. The lock up does not apply to the issuance of shares upon the exercise of rights to acquire shares of ordinary share pursuant to any existing stock option or the conversion of any of our preferred convertible stock.

Offer Restrictions outside the United States

Other than in the United States, no action has been taken by us or the Underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia.    This prospectus is not a product disclosure statement, prospectus or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material or advertisement in relation to the offer of the shares has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the shares under this prospectus may only be made to persons: (i) to whom it is lawful to offer the shares without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the shares sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Canada.    The shares may not be offered, sold or distributed, directly or indirectly, in any province or territory of Canada other than the provinces of Ontario and Quebec or to or for the benefit of any resident of any province or territory of Canada other than the provinces of Ontario and Quebec, and only on a basis that is pursuant to an exemption from the requirement to file a prospectus in such province, and only through a dealer duly registered under the applicable securities laws of such province or in accordance with an exemption from the applicable registered dealer requirements.

Cayman Islands.    This prospectus does not constitute a public offer of the shares, whether by way of sale or subscription, in the Cayman Islands. The Underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any shares to any member of the public in the Cayman Islands.

European Economic Area.    In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, or a Relevant Member State, from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, an offer of the shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and the competent authority in that Relevant Member State has been notified, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the shares to the public in that Relevant Member State at any time,

•        to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•        to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•        to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive; or

•        in any other circumstances that do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of the above provision, the expression “an offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Hong Kong.    The shares may not be offered or sold by means of this document or any other document other than (i) in circumstances that do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Malaysia.    The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Singapore.    The securities represented may not be offered or sold, nor may any document or other material in connect with such securities be distributed, either directly or indirectly, (i) to persons in Singapore other than under circumstances in which such offer or sale does not constitute an offer or sale of such securities to the public in Singapore or (ii) to the public or any member of the public in Singapore other than pursuant to, and in accordance with the conditions of, an exemption invoked under division 5a or part iv of the companies act, chapter 50 of Singapore and to persons to whom the securities may be offered or sold under such exemption.

United Kingdom.    An offer of the shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriter in relation to the shares must be complied with in, from or otherwise involving the United Kingdom.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discount, accountable expenses and non-accountable expenses, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee, and the stock exchange market entry and listing fee, all amounts are estimates.

SEC Registration Fee	$3,212.06
FINRA Fee	5,697.50
Stock Exchange Market Entry and Listing Fee	10,000.00
Printing and Engraving Expenses	40,000.00
Legal Fees and Expenses	593,154.00
Accounting Fees and Expenses	300,000.00
Total	$952,063.56

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters of U.S. federal securities and New York state law. The validity of the ordinary shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Mourant Ozannes. Legal matters as to PRC law will be passed upon for us by Jiangsu Junjin law Firm. Ortoli Rosenstadt LLP may rely upon Mourant Ozannes with respect to matters governed by Cayman Islands law and Jiangsu Junjin Law Firm with respect to matters governed by PRC law. Our Underwriter, Boustead Securities LLC is represented by Sichenzia Ross Ference LLP.

EXPERTS

The consolidated financial statements for the years ended June 30, 2021 and 2020, included in this Registration Statement have been so included in reliance on the report of Wei, Wei & Co., LLP, an independent registered public accounting firm, given on the authority of said firm in auditing and accounting. The office of Wei, Wei & Co., LLP is located at 13310 39th Avenue, Flushing, New York, 11354.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying ordinary shares represented by the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and the ordinary shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
U-BX Technology Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of U-BX Technology Ltd. and Subsidiaries (the “Company”) as of June 30, 2021 and 2020, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Wei, Wei & Co., LLP

We have served as the Company’s auditors since 2021.

Flushing, New York
January 28, 2022, except for note 15, as to which date is March 3, 2022

U-BX TECHNOLOGY LTD.
CONSOLIDATED BALANCE SHEETS

	As of June 30,
	2021	2020
ASSETS
Current Assets
Cash	$788,964	$948,605
Accounts receivable, net	1,087,000	1,774,594
Advance to suppliers, net	401,964	2,970,963
Prepayments and other current assets	182,542	100,228
Total current assets	2,460,470	5,794,390

Non-current assets
Property and equipment, net	2,338	1,729
Deferred tax assets, net	1,823	41
Total non-current assets	4,161	1,770

Total Assets	$2,464,631	$5,796,160

LIABILITIES AND EQUITY
Current Liabilities
Short-term loan	$—	$478,989
Accounts payable	1,659,905	848
Advance from customers	64,688	4,234,034
Tax payables	498,799	242,083
Accruals and other current payables	47,089	38,044
Amounts due to related parties, current	118,657	18,059
Total current liabilities	2,389,138	5,012,057

Total Liabilities	2,389,138	5,012,057

Commitments and contingencies

Shareholders’ Equity:
Ordinary Shares ($0.0001 par value, 500,000,000 authorized, 15,000,000 shares issued and outstanding as of June 30, 2021 and 2020, respectively)	1,500	1,500
Subscription receivable	(1,500)	(1,500)
Additional paid-in capital	147,033	889,046
Statutory reserves	147,714	77,736
Accumulated other comprehensive (loss)	(491)	(43,456)
Accumulated (deficit)	(218,763)	(139,223)

Total shareholders’ equity	75,493	784,103

Total liabilities and shareholders’ equity	$2,464,631	$5,796,160

The accompanying notes are an integral part of these consolidated financial statements.

U-BX TECHNOLOGY LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Years Ended June 30,
	2021	2020
Revenues	$72,364,138	$61,560,986
Cost of revenues	(71,333,409)	(61,319,491)
Gross profit	1,030,729	241,495

Operating expenses:
General and administrative expenses	(1,121,395)	(516,092)
Total operating expenses	(1,121,395)	(516,092)

(Loss) from operations	(90,666)	(274,597)

Other income (expenses):
Interest income	4,724	1,832
Interest (expenses)	(3,474)	(9,729)
Other income, net	316,207	91,593
Total other income, net	317,457	83,696

Income (loss) before income taxes	226,791	(190,901)

Income tax expenses	(236,353)	(55,899)

Net (loss) attributable to shareholders	$(9,562)	$(246,800)

Comprehensive income (loss)
Foreign currency translation gain (loss)	42,965	(28,541)
Comprehensive income (loss) attributable to shareholders	$33,403	$(275,341)

Earnings (loss) per ordinary share
Basic and diluted	$0.00	$(0.02)

Weighted average number of ordinary shares outstanding
Basic and diluted	15,000,000	15,000,000

The accompanying notes are an integral part of these consolidated financial statements.

U-BX TECHNOLOGY LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS EQUITY
FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

	Ordinary shares		Subscription receivable	Additional paid-in capital	Statutory reserves	Retained earnings (deficit)	Accumulated other comprehensive income (loss)	Total shareholders’ Equity
	Shares	Amount
Balance as of June 30, 2019	15,000,000	$1,500	$(1,500)	$889,046	$63,595	$121,718	$(14,915)	$1,059,444
Net (loss)	—	—	—	—		(246,800)		(246,800)
Appropriation to statutory reserve	—	—	—	—	14,141	(14,141)		—
Foreign currency translation adjustment	—	—	—	—			(28,541)	(28,541)
Balance as of June 30, 2020	15,000,000	$1,500	$(1,500)	889,046	77,736	(139,223)	(43,456)	784,103
Shareholder capital withdrawal	—	—	—	(742,013)				(742,013)
Net income	—	—	—	—		(9,562)		(9,562)
Appropriation to statutory reserve	—	—	—	—	69,978	(69,978)		—
Foreign currency translation adjustment	—	—	—	—			42,965	42,965
Balance as of June 30, 2021	15,000,000	$1,500	$(1,500)	$147,033	$147,714	$(218,763)	$(491)	$75,493

The accompanying notes are an integral part of these consolidated financial statements.

U-BX TECHNOLOGY LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2021	2020
Cash flows from operating activities
Net (loss)	$(9,562)	$(246,800)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,157	469
Provision for doubtful accounts	12,138	305
Deferred income tax, net	(1,733)	(41)
Changes in operating assets and liabilities:
Account receivable	829,141	218,080
Advance to supplier	2,781,858	(2,568,407)
Accounts payable	1,617,122	(1,467,413)
Advance from customers	(4,459,878)	4,021,806
Prepayments and other current assets	(76,045)	(84,884)
Tax payables	227,614	38,036
Accruals and other current payables	5,259	16,029
Amounts due to related parties, current	96,373	1,580
Net cash provided by (used in) operating activities	1,023,444	(71,240)

Cash flows from investing activities
Purchase of property and equipment	(1,589)	(770)
Net cash (used in) investing activities	(1,589)	(770)

Cash flows from financing activities
Capital withdrawal by shareholder	(754,455)	—
Proceeds from short-term loan	271,453	1,215,847
Repayment of short-term loan	(783,124)	(732,784)
Net cash (used in) provided by financing activities	(1,266,126)	483,063
Effect of foreign exchange rate on cash	84,630	(19,559)
Net (decrease) increase in cash	(159,641)	391,494
Cash at the beginning of the year	948,605	557,111
Cash at the end of the year	$788,964	$948,605

Supplemental disclosures of cash flow information:
Interest paid	$3,474	$9,729
Income taxes paid	$9,954	$12,673

The accompanying notes are an integral part of these consolidated financial statements.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

U-BX Technology LTD. (“U-BX”) was an exempted company incorporated under the laws of the Cayman Islands on June 30, 2021 as Famingsur Develop Limited. On October 10, 2021, Famingsur Develop Limited filed a certificate of incorporation on change of name to change its name to U-BX Technology Ltd. U-BX does not conduct any substantive operations on its own but instead conducts its business operations through its subsidiaries, a variable interest entity (“VIE”) and subsidiaries of the VIE. U-BX, its subsidiaries, its consolidated variable interest entities (“VIEs”) and VIEs’ subsidiaries (the “Company”) primarily provide value-added service using artificial intelligence-driven technology to businesses within the insurance industry in PRC.

Prior to the incorporation of U-BX, the business commenced its operation in March 2018 and mainly carried out its business operation through Youjiayoubao (Beijing) Technology Co., Ltd (“U-BX China”) and its wholly owned subsidiaries, Rudongyoujia Smart Technology Co Ltd. (“RDYJ”), YJYC Hainan Technology Co Ltd (“YJYC Hainan”), Wuxi Benjuchezhi Technology Service Co Ltd (“Wuxi BJCZ”), Jiangsu Youjiayouche Technology Co Ltd (“Jiangsu YJYC”), Jiangsu Jingmo Technology Co Ltd (“Jiangsu Jingmo”) and Jiangsu Youchehubao Technology Co Ltd (“Jiangsu YCHB”). Wuxi BJCZ was sold to a third party on May 9, 2020 and has since ceased to be a subsidiary of U-BX China. YJYC Hainan was dissolved voluntarily on August 11, 2020.

In order to raise capital through an initial public offering in the United States, the Company has undertaken a series of transactions (the “Reorganization”):

On July 14, 2021, the Company formed its wholly owned subsidiary, HK Snailinsur Group Limited (“U-BX HK”) in Hong Kong. On July 23, 2021, U-BX HK formed its wholly owned subsidiary, Beijing Lianghua Technology Co., Ltd. (“WFOE”) in PRC.

On August 16, 2021, Lianghua Technology or WFOE entered into a series of contractual arrangements with the owners of U-BX China. These agreements include a Consulting and Service Agreement, a Business Operation Agreement, an Equity Pledge Agreement, an Exclusive Call Option Agreement and Shareholder Voting Proxy Agreement (collectively “VIE Agreements”). Pursuant to the above VIE Agreements, WFOE has the exclusive right to provide U-BX China with comprehensive technical support, consulting services and other services in relation to the Principal Business during the term of this Agreement. All the above contractual arrangements obligate WFOE to absorb a majority of the risk of loss from business activities of U-BX China and entitle WFOE to receive a majority of their residual returns. In essence, WFOE has gained effective control over U-BX China.

U-BX together with its wholly owned subsidiary U-BX HK and WFOE and its VIE and VIE’s subsidiaries were effectively controlled by the same shareholders before and after the reorganization and therefore the Reorganization is considered under common control at carrying value. The consolidation of the Company has been prepared on the basis as if the reorganization had become effective as of the beginning of the first period presented in the consolidated financial statements.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION (cont.)

As of June 30, 2021, the Company’s principal subsidiaries and consolidated VIE are as follows:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Wholly owned subsidiaries
Hong Kong Snailinsur Group Limited (“U-BX HK”)	July 14, 2021	Hong Kong	100%	Investment holding
Beijing Lianghua Technology Co Ltd (“WFOE”)	July 23, 2021	PRC	100%	Investment holding
Consolidated VIE
Youjiayoubao (Beijing) Technology Co., Ltd. (“U-BX China” or the “VIE”)	March 27, 2018	PRC	100%	Provision of services
Consolidated VIE’s Subsidiaries
Rudongyoujia Smart Technology Co., Ltd. (“RDYJ”)	July 27, 2018	PRC	100%	Provision of services
Jiangsu Jingmo Technology Co., Ltd. (“Jiangsu Jingmo”)	July 9, 2020	PRC	100%	Provision of services
Jiangsu Youjiayouche Technology Co., Ltd. (“Jiangsu YJYC”)	June 29, 2020	PRC	100%	Provision of services
Jiangsu Youchehubao Technology Co., Ltd. (“Jiangsu YCHB”)	August 21, 2020	PRC	100%	Provision of services

The VIE contractual arrangements

In order to comply with the PRC laws and regulations which prohibit or restrict foreign control of companies involved in the internet sector, the Company operates its businesses in the PRC through the VIE, whose equity interests are controlled by the co-founders of the Company. The Company obtained control over the VIE by entering into a series of contractual arrangements with the legal shareholders who are also referred to as nominee shareholders. These nominee shareholders are the legal owners of the VIE. However, the rights of those nominee shareholders have been transferred to the Company through a series of contractual arrangements.

The principal terms of the contractual arrangements entered into by and among the WFOE, the VIE and the nominee shareholders of the VIE are described below:

Consultation and Services Agreement

Pursuant to the consultation and services agreement between Lianghua Technology and U-BX China, as amended, Lianghua Technology is engaged as exclusive provider of management consulting services to U-BX China. For such services, U-BX China agrees to pay service fees determined based on all of its net income to Lianghua Technology or Lianghua Technology has obligation to consolidate all of the losses of U-BX China in the consolidated financial statements.

The consultation and services agreement, as amended, remains in effect for 30 years until August 16, 2051. The agreement can be extended only if Lianghua Technology gives its written consent of extension of the agreement and U-BX China then may extend without reservation.

Business Operation Agreement

Pursuant to the business cooperation agreement between our WFOE, Lianghua Technology and U-BX China, Lianghua Technology has the exclusive right to provide U-BX China with technical support, business support and related consulting services, including but not limited to technical services, business consultations, equipment or property leasing, marketing consultancy, system integration, product research and development, and system

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION (cont.)

maintenance. In exchange, Lianghua Technology is entitled to a service fee that equals to all of the net income of U-BX China determined by U.S. GAAP. The service fees may be adjusted based on the services rendered by Lianghua Technology in that month and the operational needs of U-BX China.

Business cooperation agreement remains in effect unless Lianghua Technology commits gross negligence, or a fraudulent act, against U-BX China. Nevertheless, Lianghua Technology shall have the right to terminate this agreement upon giving 30 days’ prior written notice to U-BX China at any time.

Equity Pledge Agreement

Pursuant to the equity pledge agreements, the shareholders who collectively owned all of U-BX China, pledge all of the equity interests in U-BX China to Lianghua Technology as collateral to secure the obligations of U-BX China under the consultation and services agreement and business cooperation agreement. These shareholders may not transfer or assign transfer or assign the pledged equity interests or incur or allow any encumbrance that would jeopardize Lianghua Technology’s interests, without Lianghua Technology’s prior approval. In the event of default, Lianghua Technology as the pledgee will be entitled to certain rights and entitlements, including the priority in receiving payments by the evaluation or proceeds from the auction or sale of whole or part of the pledged equity interests of U-BX China. The agreement will terminate at the date these shareholders have transferred all of their pledged equity interests pursuant to the equity option agreement.

Exclusive Call Option Agreement

Pursuant to the equity option agreements, among Lianghua Technology, U-BX China and its shareholders. The shareholders of U-BX China jointly and severally grant Lianghua Technology an option to purchase their equity interests in U-BX China. The purchase price shall be the lowest price then permitted under applicable PRC laws. Lianghua Technology may exercise such option at any time until it has acquired all equity interests of U-BX China and may transfer the option to any third party. The agreements will terminate at the date on which all of these shareholders’ equity interests of U-BX China has been transferred to Lianghua Technology or its designee.

Voting Proxy Agreement

Pursuant to the voting rights proxy and financial supporting agreements, the shareholders of U-BX China give Lianghua Technology an irrevocable proxy to act on their behalf on all matters pertaining to U-BX China and to exercise all of their rights as shareholders of U-BX China, including the right to attend shareholders meeting, to exercise voting rights and to transfer all or a part of their equity interests in U-BX China. In consideration of such granted rights, Lianghua Technology agrees to provide the necessary financial support to U-BX China whether or not U-BX China incurs loss and agrees not to request repayment if U-BX China is unable to do so. The agreements shall remain in effect for 10 years till August 16, 2031 and will automatically be renewed for another 10 years at the end of the term, unless Lianghua Technology notifies other parties in writing 30 days before the expiration date.

Risks in relation to the VIE structure

The Company believes that the contractual arrangements with its VIE and their respective shareholders are in compliance with PRC laws and regulations and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce the contractual arrangements. If the legal structure and contractual arrangements were found to be in violation of PRC laws and regulations, the PRC government could:

•        revoke the business and operating licenses of the Company’s PRC subsidiary and VIE;

•        discontinue or restrict the operations of any related-party transactions between the Company’s PRC subsidiary and VIE;

•        limit the Company’s business expansion in China by way of entering into contractual arrangements;

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION (cont.)

•        impose fines or other requirements with which the Company’s PRC subsidiary and VIE may not be able to comply;

•        require the Company or the Company’s PRC subsidiary and VIE to restructure the relevant ownership structure or operations; or

•        restrict or prohibit the Company’s use of the proceeds of the additional public offering to finance.

The following financial statement amounts and balances of the VIE were included in the accompanying consolidated financial statements after elimination of intercompany transactions and balances:

	As of June 30,
	2021	2020
Total current assets	$2,460,470	$5,794,390
Total non-current assets	$4,161	$1,770
Total Assets	$2,464,631	$5,796,160
Total current liabilities	$2,389,138	$5,012,057
	For the Years Ended June 30,
	2021	2020
Revenues	$72,364,138	$61,560,986
Net (loss)	$(9,562)	$(246,800)

Net cash provided by (used in) operating activities	$1,023,444	$(71,240)
Net cash (used in) investing activities	$(1,589)	$(770)
Net cash (used in) provided by financing activities	$(1,266,126)	$483,063

The VIEs contributed 100.0% of the Company’s consolidated net revenues for the years ended June 30, 2021 and 2020. As of June 30, 2021 and 2020, the VIEs accounted for 99.9% of the consolidated total assets, and 100.0% of the consolidated total liabilities, respectively.

There are no terms in any arrangements, considering both explicit arrangements and implicit variable interests that require the Company or its subsidiaries to provide financial support to the VIE. However, if the VIE was ever to need financial support, the Company or its subsidiaries may, at its option and subject to statutory limits and restrictions, provide financial support to its VIE through loans to the shareholders of the VIE or entrustment loans to the VIE.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Liquidity

The Company’s liquidity is based on its ability to enhance its operating cash flow position, obtain capital financing from equity interest investors and borrow funds to fund its general operations and capital expenditures. The Company’s ability to continue as a going concern is dependent on management’s ability to execute its business plan successfully, which includes increasing market acceptance of the Company’s services to boost its sales volume while applying more effective marketing strategies and cost control measures to better manage operating cash flow position and obtaining funds from outside sources of financing to generate positive financing cash flows. As of June 30, 2021 and 2020, the Company’s balance of cash and cash equivalents was $788,964 and $948,605, respectively. If the Company does not have, or is not able to obtain, sufficient funds, the Company may have to adjust the pace of its operation expansion and reduce operating expenses devoted to the products.

Management has concluded, after giving consideration to its plans as noted above and existing balance of cash and cash equivalents as of June 30, 2021, that the Company has sufficient funds for sustainable operations and it will be able to meet its payment obligations from operations and debt related commitments for the next twelve months

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

from the issuance of the consolidated financial statements. Accordingly the consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations.

Basis of presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries, VIE and VIE’s subsidiaries for which the Company is the ultimate primary beneficiary.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power, has the power to appoint or remove the majority of the members of the board of directors, to cast a majority of votes at the meeting of the board of directors or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

All transactions and balances between the Company, its subsidiaries, VIE and VIE’s subsidiaries have been eliminated upon consolidation.

Use of estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the assessment of the allowance for doubtful accounts, depreciable lives of property and equipment, and realization of deferred tax assets. Actual results could differ from those estimates.

Functional Currency and Foreign Currency Translation

The functional currencies of the Company are the local currency of the county in which the subsidiaries operate. The Company’s financial statements are reported using U.S. Dollars. The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect on that date. The equity denominated in the functional currencies is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component in accumulated other comprehensive income included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of income and comprehensive income.

Since the Company operates primarily in the PRC, the Company’s functional currency is the Chinese Yuan (“RMB”). The Company’s consolidated financial statements have been translated into the reporting currency of U.S. Dollars (“US$”). The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in the translation.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The exchange rates as of June 30, 2021 and 2020 and for the years ended June 30, 2021 and 2020 are as follows:

	June 30,		For the years ended June 30,
	2021	2020	2021	2020
Foreign currency	Balance Sheet	Balance Sheet	Profits/Loss	Profits/Loss
RMB:1USD	6.4601	7.0795	6.6273	7.0198

Cash

Cash include cash on hand and demand deposits in accounts maintained with commercial banks. The Company maintains the bank accounts in Mainland China, which is not freely convertible into foreign currencies.

Accounts receivable, net

Accounts receivables are presented net of an allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts for estimated losses. The Company reviews its accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer payment history, customer’s current creditworthiness, and current economic trends. Accounts are written off against the allowance after unsuccessful collection.

Advances to suppliers

Advances to suppliers consist of balances paid to suppliers for services that have not been provided or received. The Company reviews its advances to suppliers on a periodic basis and makes general and specific allowances when there is doubt as to the ability of a supplier to provide supplies to the Company or refund an advance.

As of June 30, 2021 and 2020, total advance to suppliers was $401,964 and $2,970,963, respectively.

Property and equipment

Property and equipment are carried at cost and are depreciated on the straight-line basis over the estimated useful lives of the underlying assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation and amortization are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of its property and equipment, when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Estimated useful lives are as follows, taking into account the assets’ estimated residual value:

Category	Estimated useful lives
Office equipment	3 years
Furniture and fixtures	3-5 years

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair value of financial instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•        Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

•        Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, advances to suppliers, prepaid expenses and other current assets, short-term loans, accounts payable, advance from customers, due to related parties, taxes payable, and accrued expenses and other current liabilities approximate their recorded values due to their short-term maturities.

The Company’s non-financial assets, such as property and equipment would be measured at fair value only if they were determined to be impaired.

Revenue recognition

The Company recognizes revenue per ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented. According to ASC 606, revenue is recognized when control of the promised goods or services is transferred to the customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company determines revenue recognition through the following steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. We assess our revenue arrangements against specific criteria in order to determine if it is acting as principal or agent. Revenue arrangements with multiple performance obligations are divided into separate distinct goods or services. We allocate the transaction price to each performance obligation based on the relative standalone selling price of the goods or services provided.

The Company’s revenues are derived principally from digital promotion services, risk-assessment services and value-added services. Value added taxes (“VAT”) are presented as a reduction of revenues.

Digital promotion services

The Company generates revenues primarily from digital promotion services to insurance companies on its various website channels, including pay for performance marketing services whereby customers are charged based on effective clicks on their insurance product information, and display advertising services that allow customers to place advertisements on various websites.

Pursuant to the digital promotion contracts, the performance obligation of the Company is to provide promotion services for the planning, designing, customizing strategy scheme and promoting for the customer. The Company considers that both of the digital market planning and promotion services are highly interrelated and not

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

separately identifiable. The Company’s overall promise represents a combined output that is a single performance obligation. Revenues are recorded at a point in time when the performance obligation to deliver those digital promotion services is checked and accepted.

For the contracts that involve the third-party vendors, the Company considers itself as provider of the services as it has control of the specified services at any time before it is transferred to the customers which is evidenced by (i) the Company is primarily responsible for the planning and producing the content for the promotion and (ii) having latitude in select third party vendors for promotions and establish pricing. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis.

Risk-assessment services

The Company generate risk-assessment revenue from services fees of providing assessment reports to the insurance carriers. Utilizing the self-developed proprietary algorithmic model, the Company generates individualized risk report based on the vehicle brand, model, travel area, and driver’s information.

Pursuant to the risk assessment contracts, the performance obligation of the Company is to utilize self-developed risk assessment model and to provide risk assessment report to customers. Consideration received reflects stand-alone selling prices and are settled monthly based on standard unit prices and service volumes rendered during the period. Revenue recognized at a point in time upon the services delivery and acceptance by the customers.

For the contracts that involve technical services provided by third-party vendors, the Company considers itself as provider of the services as it has control of the specified services at any time before it is transferred to the customers which is evidenced by (i) the Company is primarily responsible for the production of the risk assessment report with self-developed models and (ii) having latitude in select outsourced technical services and establish pricing. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis.

Value-added bundled benefits services

The Company enters into value added benefits contracts with insurance companies. Pursuant to the value added benefits contracts, the Company provides the digital code with value added bundled benefits to customers. The bundled benefits including but not limited to auto maintenance service, auto value added service, vehicle moving notification services and other services. The Company is primarily responsible for selecting out-sourced vendors, integrating out-sourced services and services provided in house to generate various bundled benefits digital code and providing technical supports for the code. The Company’s overall promise represents a combined output that is a single performance obligation; there is no multiple performance obligations.

For the contracts that involve the third-party vendors, the Company considers itself as principal of the services as it has control of the specified services at any time before it is transferred to the customers which is evidenced by (i) the Company is primarily responsible for the generation of the code and integrating various services provided by itself and outsourced vendors with the Company’s promise to provide products and services according to the contract entered into with customers and (ii) having latitude in select third party vendors for some value added services and establish pricing. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis. Revenue from value-added bundled benefits is recognized at a point in time when the Company satisfies the performance obligation by transferring promised services upon acceptance by customers.

Contract balance

Accounts receivables are recorded when the Company performs a service in advance of receiving consideration and it has the unconditional right to receive consideration. Contract liabilities are recognized as advance from customers if the Company receives consideration but has not transferred the related goods or services to the customer.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Value Added Tax

The Company is subject to value-added-tax (“VAT”) on the revenues earned for services provided in the PRC. The applicable rate of value added tax is 6%. In the accompanying consolidated statements of comprehensive income/(loss), such VAT is excluded from net revenues.

Cost of revenue

Cost of revenues consists primarily of expenses incurred in connection with the third-party cloud infrastructure expenses, outsourcing service paid to suppliers and third-party procurement costs. These costs are charged to the consolidated statements of comprehensive income (loss) as incurred.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended June 30, 2021 and 2020. The Company does not believe that there was any uncertain tax provision on June 30, 2021 and 2020. The Company’s subsidiary and VIEs in China are subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the fiscal years ended June 30, 2021 and 2020.

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rate is approximately 6%. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company recorded a VAT payable or receivable net of payments in the accompanying consolidated financial statements. All of the VAT returns filed by the Company’s subsidiaries in the PRC, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of June 30, 2021 and 2020, there were no dilutive shares.

Comprehensive income (loss)

Comprehensive income consists of two components, net income and other comprehensive income(loss). Other comprehensive income(loss) refers to revenue, expenses, gains, and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income(loss) consists of foreign currency translation adjustment from the Company not using U.S. dollar as its functional currency.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Statement of cash flows

In accordance with ASC 230, Statement of Cash Flows, cash flows from the Company’s operations are formulated based upon the local currencies, and then translated at average translation rates for the periods. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Concentration and Risks

Currency risk

The revenues and expenses of the Company’s entities in the PRC are generally denominated in RMB and their assets and liabilities are denominated in RMB. The RMB is not freely convertible into foreign currencies. Remittances of foreign currencies into the PRC or remittances of RMB out of the PRC as well as exchange between RMB and foreign currencies require approval by foreign exchange administrative authorities with certain supporting documentation. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of RMB into other currencies.

Concentration and credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. In China, the insurance coverage of each bank is RMB500,000 (USD 77,398). As of June 30, 2021, cash balance of RMB 5,096,546 (USD 788,927) was deposited with financial institutions located in China, of which RMB 3,736,591 (USD 578,411) was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

Financial instruments that potentially expose the Company to concentrations of credit risk consist principally of cash, term deposits, short-term investments and accounts receivables.

The Company’s investment policy requires cash, restricted cash, term deposits and short-term investments to be placed with high-quality financial institutions and to limit the amount of credit risk from any one issuer. The Company regularly evaluates the credit standing of the counterparties or financial institutions.

The Company conducts credit evaluations on its customers prior to delivery of goods or services. The assessment of customer creditworthiness is primarily based on historical collection records, research of publicly available information and customer on-site visits by senior management. Based on this analysis, the Company determines what credit terms, if any, to offer to each customer individually. If the assessment indicates a likelihood of collection risk, the Company will not deliver the services or sell the products to the customer or require the customer to pay cash, post letters of credit to secure payment or to make significant down payments.

Uncertainty and COVID-19 Impact

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

The current COVID-19 pandemic has already affected the business of the Company. The Customers, user acquisition channels and other business partners have been gradually recovering from the general shutdown and delay in commencement of operations in China since the beginning of March 2020. Even though the business

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

is currently operational, the operating efficiency and capacity of the Company may still be adversely affected by the COVID-19 pandemic mainly due to the necessity to comply with disease control protocols in business facilities and hospitals. The global spread of COVID-19 pandemic in major countries of the world may also result in global economic distress, and the extent to which it may affect our results of operations will depend on future developments of the COVID-19 pandemic, which are highly uncertain and difficult to predict. There may be potential impacts on our results of operations if the pandemic and the resulting disruption were to extend over a prolonged period.

In addition, if the global spread of COVID-19 and deterioration cannot be contained, risks set forth in this prospectus may be exacerbated or accelerated at a heightened level.

Recent accounting pronouncements

The Company qualifies as an “emerging growth company”, or EGC, pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an EGC, the Company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. The Company adopts the following standards based on extended transition period provided to private companies or early adopts as necessary as permitted by the respective standards.

Recently adopted accounting pronouncements

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, to improve the effectiveness of disclosures in the notes to financial statements related to recurring or nonrecurring fair value measurements by removing amounts and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels, and the valuation processes for Level 3 fair value measurements. The new standard requires disclosure of the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The amendments in this update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company adopted this ASU on January 1, 2020 and the adoption did not have a material impact on its consolidated financial statements.

Recent accounting pronouncements not yet adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize a lease liability and a lease asset for all leases, including operating leases, with a term greater than 12 months on its balance sheet. The update also expands the required quantitative and qualitative disclosures surrounding leases. The standard is effective for the Company in the fiscal years beginning after December 15, 2021 and interim periods within the fiscal years beginning after December 15, 2022, with early adoption permitted. The Company will assess the impact of the adoption of the new lease standard before the effective date.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), to provide financial statement users with more useful information about expected credit losses. ASU 2016-13 also changes how entities measure credit losses on financial instruments and the timing of when such losses are recorded. ASU 2016-13 is effective for the Company in the fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. The Company will assess the impact of the adoption of the new standard before the effective date.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions to the general principles in Topic 740, and also improves consistent application of and simplify U.S. GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments in this update are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted. The Company will assess the impact of the adoption of the new standard before the effective date.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial position, statements of operations and cash flows.

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

	As of June 30,
	2021	2020
Trade accounts receivable	$1,094,280	$1,774,720
Less: allowance for doubtful accounts	(7,280)	(126)
Accounts receivable, net	$1,087,000	$1,774,594

NOTE 4 — PREPAYMENTS AND OTHER CURRENT ASSETS

Prepayments and other current assets consisted of the following:

	As of June 30,
	2021	2020
Staff advances	$142,129	$1,029
Value-added Tax (“VAT”) recoverable	18,831	86,744
Prepaid expenses and others current assets	27,085	12,632
	188,045	100,405
Less: allowance for doubtful accounts	(5,503)	(177)
Prepayments and other current assets	$182,542	$100,228

NOTE 5 — PROPERTY AND EQUIPMENT, NET

Property and equipment, stated at cost less accumulated depreciation, consisted of the following:

	As of June 30,
	2021	2020
Office Furniture	$106	$98
Electronic equipment	4,309	2,443
	4,415	2,541
Less: accumulated depreciation	(2,077)	(812)
Property and equipment, net	$2,338	$1,729

Depreciation expense was $1,265 and $454 for the fiscal years ended June 30, 2021 and 2020, respectively. No impairment for property, equipment and software was recorded for the years ended June 30, 2021 and 2020.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 6 — SHORT-TERM LOAN

In March 2020, the Company entered into a non-revolving loan facility of maximum credit limit of $4,000,000 (RMB30,000,000) with Asia Factor (CN) Co., Ltd, with daily interest rate of 0.04% (14.4% per annum), which was pledged by accounts receivable of the Company. The loan was repaid in August 2020. Interest expenses for the years ended June 30, 2021 and 2020 amounted to $3,474 and $9,729, respectively.

Financial information related to short-term loans is set forth in the following table:

	As of June 30,
	2021	2020
Beginning balance	$478,989	$—
Additions	254,114	1,205,594
Repayments	(733,103)	(726,605)
Short-term loans	$—	$478,989

NOTE 7 — TAX PAYABLES

Tax payables consisted of the following:

	As of June 30,
	2021	2020
Company income tax payable	$497,769	$239,405
Withholding tax payable	219	200
Others	811	2,478
Tax payables	$498,799	$242,083

NOTE 8 — ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following:

	As of June 30,
	2021	2020
Payroll and welfare payable	$27,238	$22,431
Other current liabilities	19,851	15,613
Accrued expenses and other current liabilities	$47,089	$38,044

NOTE 9 — RELATED PARTY TRANSACTIONS

The table below sets forth the major related parties and their relationships with the Company as of June 30, 2021:

Name of related parties	Relationship with the Company
Jian Chen	Founder and shareholder
Mingfei Liu	Founder and shareholder
	As of June 30,
	2021	2020
Amounts due to related parties, current*
Jian Chen	$117,109	$16,646
Mingfei Liu	1,548	1,413
	$118,657	$18,059

____________

*      The balances mainly represented the expenses paid on behalf of the Company for daily operation.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 10 — TAXATION

Value Added Tax (“VAT”)

All of the Company’s service revenues that are earned and received in the PRC are subject to a Chinese VAT at a rate of 6% of the gross proceeds or at a rate approved by the Chinese local government.

Corporation Income Tax (“CIT”)

Cayman Islands

The Company was incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

Under the current Hong Kong Revenue Ordinance, the Company’s subsidiaries in Hong Kong are subject to 16.5% Hong Kong profit tax on their taxable income generated from operations in Hong Kong. Additionally, payments of dividends by the subsidiaries incorporated in Hong Kong to the Company are not subject to any Hong Kong withholding tax.

PRC

The Company’s subsidiaries consolidated VIEs and subsidiaries of the VIEs established in the PRC are mainly subject to statutory income tax at a rate of 25%.

The following table reconciles the statutory rate to the Company’s effective tax rate:

	For the years ended June 30,
	2021	2020
Income tax (benefit)/expense computed at applicable tax rates (25%)	25.0%	25.0%
Non-deductible expenses	1.5%	(3.9)%
Change of Valuation Allowance	77.7%	(50.4)%
Effective tax rate	104.2%	(29.3)%

Significant components of the provision for income taxes are as follows:

	For the years ended June 30,
	2021	2020
Current income tax expenses	$239,425	$55,975
Deferred tax benefits	(3,072)	(76)
Income tax provision	$236,353	$55,899

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 10 — TAXATION (cont.)

The following table presents the significant components of the Company’s deferred tax assets for the periods presented:

	For the years ended June 30,
	2021	2020
Deferred tax assets
Net loss	$183,716	$91,448
Allowance for doubtful accounts	3,195	76
Less: valuation allowances	(185,088)	(91,483)
Total deferred tax assets	$1,823	$41

As of June 30, 2021, the Company has total of net operating loss carry forward of approximately $1,581,135 in the PRC that expire in 2023. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. For the years ended June 30, 2021 and 2020, the change in valuation allowance amounted to $93,605 and negative $15,403, respectively.

NOTE 11 — CONCENTRATION OF MAJOR CUSTOMERS AND SUPPLIERS

Customer concentration risk

No customers individually represent greater than 10.0% of total revenues of the Company for the fiscal year ended June 30, 2021 and 2020.

As of June 30, 2021, three customers accounted for 22.5%, 16.8% and 14.8% of the total balance of accounts receivable. As of June 30, 2020, two customers accounted for 24.8% and 19.9% of the total balance of accounts receivable.

Vendor concentration risk

For the year ended June 30, 2021, four vendors accounted for 35.4%, 21.7%, 14.6% and 14.0% of the Company’s total purchases, respectively. For the year ended June 30, 2020, three vendors accounted for 58.4%, 16.9% and 12.2% of the Company’s total purchases, respectively.

As of June 30, 2021, three vendors accounted for 51.2%, 27.9% and 19.4% of the total balance of accounts payable, respectively. No suppliers individually represent greater than 10.0% of total accounts payable of the Company as of June 30, 2020.

NOTE 12 — SEGMENT INFORMATION AND REVENUE ANALYSIS

The Company follows ASC 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decisions about allocating resources to each segment and evaluating their performances. The Company has one reporting segment. The Company’s chief operating decision maker has been identified as the chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company and hence the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. The Company’s long-lived assets are substantially all located in the PRC and all of the Company’s revenues are derived from the PRC.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 12 — SEGMENT INFORMATION AND REVENUE ANALYSIS (cont.)

Disaggregated information of revenues by business lines are as follows:

	For the years ended June 30,
	2021	2020
Digital promotion services	$39,144,098	$43,344,652
Risk-assessment services	12,861,825	11,637,530
Value-added services	20,358,215	6,578,803
Total	$72,364,138	$61,560,986

NOTE 13 — SHAREHOLDERS’ EQUITY

Ordinary shares

The Company was established under the laws of the Cayman Islands on June 30, 2021. The authorized number of ordinary shares was 500,000,000 shares with a par value of $0.0001 per ordinary share, and 15,000,000 ordinary shares were issued as of September 18, 2021. The Company has retroactively restated all shares and per share data for all the periods presented pursuant to ASC 260. As a result, the Company had 500,000,000 authorized ordinary shares, par value $0.0001 per share, of which 15,000,000 were issued and outstanding as of June 30, 2021 and 2020.

Statutory reserves and restricted net assets

Relevant PRC laws and regulations permit payments of dividends by the Company’s entities incorporated in the PRC only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. In addition, the Company’s entities in the PRC are required to annually appropriate 10% of their net after-tax income to the statutory general reserve fund prior to payment of any dividends, unless such reserve funds have reached 50% of their respective registered capital. As of June 30, 2021 and 2020, the Company’s PRC entities collectively attributed $69,978 and $14,141 of retained earnings for their statutory reserves, respectively.

As a result of these PRC laws and regulations and the requirement that distributions by the PRC entities can only be paid out of distributable profits computed in accordance with the PRC accounting standards and regulations, the PRC entities are restricted from transferring a portion of their net assets to the Company. Amounts restricted include paid-in capital and statutory reserves of the Company’s PRC subsidiaries, VIEs and VIEs’ subsidiaries. As of June 30, 2021 and 2020, the aggregate amounts of restricted net assets of the relevant entity in the Company amounted to $294,747 and $966,782, respectively.

NOTE 14 — COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has entered into non-cancellable agreements with initial or remaining terms in one year for the rental and property management fee of office premises. All of the Company’s leases are accounted for as operating leases. Lease expense was $96,320 and $82,196 for the years ended June 30, 2021 and 2020, respectively.

As of June 30, 2021, future minimum lease payments under non-cancellable operating lease agreement are as follows:

Year ended June 30,	Operating
2022	$80,570
Thereafter	—
Total minimum payments required	$80,570

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 14 — COMMITMENTS AND CONTINGENCIES (cont.)

Contingencies

From time to time, the Company is subject to legal proceedings, investigations and claims incidental to the conduct of its business. As of June 30, 2021 and 2020, the Company was not involved in any legal or administrative proceedings.

NOTE 15 — SUBSEQUENT EVENTS

Management has evaluated subsequent events through December 16, 2021, the date the consolidated financial statements were available for issuance.

On July 14, 2021, the Company established a wholly owned subsidiary in Hong Kong, HK Snailinsur Group Limited (“U-BX HK”). U-BX HK is a holding company of 100% of the equity or ownership of WFOE, Beijing Lianghua Technology Co., Ltd. (“WFOE”), a limited company established under the laws of the PRC on July 23, 2021.

On August 16, 2021, WFOE entered into a series of contractual arrangements with the shareholders of Youjiayoubao China. These agreements include Consultation and Service Agreement, Business Operation Agreement, Equity Pledge Agreements, Exclusive Call Option Agreement, and Shareholder Voting Proxy Agreement. Pursuant to the VIE Agreements, WFOE has the exclusive right to provide to VIE consulting services related to business operations including technical and management consulting services. The VIE Agreements are designed to provide WFOE with the power, rights, and obligations equivalent in all material respects to those it would possess as the sole equity holder of the VIE, including absolute control rights and the rights to the assets, property, and revenue of VIE.

Underwriting Agreement

On September 16, 2021, the Company entered into an agreement with Boustead Securities, LLC (“Boustead” or “Underwriter”). Boustead was engaged to act as the exclusive financial advisor to VIE and its affiliates and subsidiaries in connection with VIE’s planned initial public offering (“IPO”). The agreement will be expired in 18 months and can be terminated with mutual written agreement. For any extension of this agreement, Boustead will be paid an extension advisory fee of $25,000.

Success Fee

For any equity investment into the Company, Boustead will receive a cash success fee equal to 7% of the gross proceeds received and warrants equal to 5% of the number of shares of stock issued in the IPO. The warrant will be exercisable at the strike price equal to 150% of to the public offering price of the securities sold in the IPO. The warrants will be exercisable within five years from the issuance and also can be exercisable on a cashless basis.

Advisory Fee

VIE agrees to pay Boustead a total of $155,000 as an advisory fee in two instalments. $80,000 was paid upon execution of the agreement. $75,000 is payable upon the close of the IPO.

On January 24, 2022, the Company issued an aggregated 7,500,000 shares of ordinary shares, at par value of $0.0001, to all existing shareholders on a pro rata basis. Cash consideration of $750 for the issuance of 7,500,000 ordinary shares was all received on March 4, 2022. The issuance of the 7,500,000 shares was for initial capitalization structure purposes.

On January 28, 2022, the Company entered into an investment cooperation agreement with a third-party investor, pursuant to which the investor agreed to invest $195,000 in the Company for 1.6% equity interest. The consideration was received by the Company in September 2021.

U-BX TECHNOLOGY LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 15 — SUBSEQUENT EVENTS (cont.)

On February 28, 2022, the Company entered into an investment cooperation agreement with a third-party investor, pursuant to which the investor agreed to invest $700,000 in the Company for 2.7% equity interest. The consideration was received by the Company in August 2021.

On February 20, 2022, with approval of Lianghua Technology and approval of the board of directors of U-BX China, U-BX China issued 2.99% equity interest in U-BX China to a third-party investor in exchange for such third party investor’s promise to contribute RMB 40,428.54 (approximately US$6,258) to U-BX China. The issuance was completed on February 28, 2022. On February 28, 2022, Lianghua Technology exercised its call option under the Exclusive Call Option Agreements with certain shareholders of U-BX China, dated August 16, 2021, and entered into equity transfer agreements with all the shareholders of U-BX China to purchase all the equity interest in U-BX China. The third party investor’s promise to contribute RMB 40,428.54 (approximately US$6,258) to U-BX China was transferred to Lianghua Technology. Pursuant to U-BX China’s bylaws, Lianghua Technology can make the contribution at any time on or before December 31, 2028. As of the date of this prospectus, neither Lianghua Technology nor U-BX China has received the contribution. On March 3, 2022, Lianghua Technology entered into a termination agreement with U-BX China that terminated the Business Cooperation Agreement and Consultation and Services Agreement, Lianghua Technology also entered into each shareholder of U-BX China to terminate the Equity Pledge Agreement, Exclusive Call Option Agreement and Shareholders’ Voting Rights Proxy Agreement. The restructure was completed on March 3, 2022. As a result, U-BX China became a wholly owned subsidiary of Lianghua Technology and the VIE structure is dissolved. The VIE Agreements were terminated.

NOTE 16 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

As the parent company was not in existence until June 30, 2021 and the VIE agreements were not signed until August 2021, financial statements of the parent company are not required.

U-BX TECHNOLOGY LTD.
UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31, 2021	June 30, 2021
	(Unaudited)
ASSETS
Current Assets
Cash	$1,670,109	$788,964
Accounts receivable, net	6,574,765	1,087,000
Advance to suppliers, net	358,724	401,964
Prepayments and other current assets	273,493	182,542
Total current assets	8,877,092	2,460,470

Non-current assets
Property and equipment, net	3,806	2,338
Deferred tax assets, net	283	1,823
Total non-current assets	4,089	4,161

Total Assets	$8,881,180	$2,464,631

LIABILITIES AND EQUITY
Current Liabilities
Short-term loan	$—	$—
Accounts payable	7,191,804	1,659,905
Advance from customers	246,701	64,688
Tax payables	608,012	498,799
Accruals and other current payables	930,102	47,089
Amounts due to related parties, current	168,720	118,657
Total current liabilities	9,145,339	2,389,138

Total Liabilities	9,145,339	2,389,138

Commitments and contingencies

Shareholders’ Equity:
Ordinary Shares ($0.0001 par value, 500,000,000 authorized, 15,000,000 shares issued and outstanding as of June 30, 2021 and 2020, respectively)	1,500	1,500
Subscription receivable	(920)	(1,500)
Additional paid-in capital	147,033	147,033
Statutory reserves	147,714	147,714
Accumulated other comprehensive (loss)	2,443	(491)
Accumulated (deficit)	(561,929)	(218,763)

Total shareholders’ equity	(264,159)	75,493

Total liabilities and shareholders’ equity	$8,881,180	$2,464,631

The accompanying notes are an integral part of these consolidated financial statements.

U-BX TECHNOLOGY LTD.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)

	For the Six Months Ended December 31,
	2021	2020
	(Unaudited)	(Unaudited)
Revenues	$52,804,580	$55,464,474
Cost of revenues	(52,078,860)	(55,075,538)
Gross profit	725,721	388,936

Operating expenses:
General and administrative expenses	(1,046,756)	(342,262)
Total operating expenses	(1,046,756)	(342,262)

(Loss) income from operations	(321,035)	46,673

Other income (expenses):
Interest income	1,637	3,178
Interest (expenses)	—	(3,400)
Other income, net	72,854	104,219
Total other income, net	74,491	103,997

Loss (income) before income taxes	(246,544)	150,670

Income tax expenses	(96,622)	(111,380)

Net (loss) income attributable to shareholders	$(343,166)	$39,290

Comprehensive income (loss)
Foreign currency translation gain (loss)	2,934	(43,858)
Comprehensive (loss) income attributable to shareholders	$(340,232)	$83,149

Earnings (loss) per ordinary share
Basic and diluted	$(0.02)	$(0.01)

Weighted average number of ordinary shares outstanding
Basic and diluted	15,000,000	15,000,000

The accompanying notes are an integral part of these consolidated financial statements.

U-BX TECHNOLOGY LTD.
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS EQUITY

	Ordinary shares		Subscription receivable	Additional paid-in capital	Statutory reserves	Retained earnings (deficit)	Accumulated other comprehensive income (loss)	Total shareholders’ Equity
	Shares	Amount
Balance as of June 30, 2020	15,000,000	$1,500	$(1,500)	$889,046	$77,736	$(139,223)	$(43,456)	$784,103
Shareholder capital withdrawal	—	—	—	(742,013)	—	—	—	(742,013)
Net (loss)	—	—	—	—	—	39,290	—	39,290
Foreign currency translation adjustment	—	—	—	—	—	—	43,858	43,858
Balance as of December 31, 2020	15,000,000	$1,500	$(1,500)	$147,033	$77,736	$(99,933)	$402	$125,239

Balance as of June 30, 2021	15,000,000	$1,500	$(1,500)	$147,033	$147,714	$(218,763)	$(491)	$75,493
Capital injection	—	—	580	—	—	—	—	580
Net income	—	—	—	—	—	(343,166)	—	(343,166)
Foreign currency translation adjustment	—	—	—	—	—	—	2,934	2,934
Balance as of December 31, 2021	15,000,000	$1,500	$(920)	$147,033	$147,714	$(561,929)	$2,443	$(264,159)

The accompanying notes are an integral part of these consolidated financial statements.

U-BX TECHNOLOGY LTD.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended December 31,
	2021	2020
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net (loss) income	$(343,166)	$39,290
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	814	508
Provision for doubtful accounts	(2,376)	16,949
Deferred income tax, net	1,551	(3,241)
Changes in operating assets and liabilities:
Account receivable	(5,418,992)	766,824
Advance to supplier	48,133	2,831,661
Accounts payable	(91,571)	(42,101)
Advance from customers	5,461,411	3,249,026
Prepayments and other current assets	179,562	(5,734,887)
Tax payables	101,706	78,932
Accruals and other current payables	882,498	(7,814)
Amounts due to related parties, current	48,065	47,176
Net cash provided by operating activities	867,635	1,242,323

Cash flows from investing activities
Purchase of property and equipment	(2,239)	(1,150)
Net cash (used in) investing activities	(2,239)	(1,150)

Cash flows from financing activities
Capital withdrawal by shareholder	—	(738,236)
Capital injection from shareholders	580	—
Proceeds from short-term loan	—	1,801,069
Repayment of short-term loan	—	(2,301,741)
Net cash provided by (used in) financing activities	580	(1,238,908)
Effect of foreign exchange rate on cash	15,169	80,718
Net increase in cash	881,145	82,983
Cash at the beginning of the year	788,964	948,605
Cash at the end of the year	$1,670,109	$1,031,588

Supplemental disclosures of cash flow information:
Interest paid	$—	$1,928
Income taxes paid	$—	$3,400

The accompanying notes are an integral part of these consolidated financial statements.

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

U-BX Technology LTD. (“U-BX”) was an exempted company incorporated under the laws of the Cayman Islands on June 30, 2021 as Famingsur Develop Limited. On October 10, 2021, Famingsur Develop Limited filed a certificate of incorporation on change of name to change its name to U-BX Technology Ltd.

U-BX owns 100% of the equity interests of HK Snailinsur Group Limited (“U-BX HK”), a business company incorporated in accordance with the laws and regulations of Hong Kong on July 14, 2021.

U-BX HK owns 100% of the equity interests of Beijing Lianghua Technology Co., Ltd. (“WFOE”), a limited company established under the laws of the PRC on July 23, 2021.

On August 16, 2021, WFOE entered into a series of contractual arrangements with the shareholders of U-BX China. Pursuant to the VIE Agreements, WFOE has the exclusive right to provide to VIE consulting services related to business operations including technical and management consulting services.

On February 28, 2022, WFOE entered into an equity transfer agreement with U-BX China and the shareholder of U-BX China. Pursuant to the equity transfer agreement, each of the shareholders of U-BX China transferred to WFOE their respective equity interests in U-BX China at a consideration of nil. Upon completion of such transfers, U-BX China became a direct wholly-owned subsidiary of WFOE and an indirect-wholly owned subsidiary of the Company. As a result, the VIE structure is dissolved. The VIE Agreements were terminated.

The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the consolidated financial statements.

U-BX does not conduct any substantive operations on its own but instead conducts its business operations through its subsidiaries. U-BX,U-BX HK, WFOE, U-BX China and its subsidiaries (the “Company”) primarily provide value-added service using artificial intelligence-driven technology to businesses within the insurance industry in PRC.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Liquidity

The Company’s liquidity is based on its ability to enhance its operating cash flow position, obtain capital financing from equity interest investors and borrow funds to fund its general operations and capital expenditures. The Company’s ability to continue as a going concern is dependent on management’s ability to execute its business plan successfully, which includes increasing market acceptance of the Company’s services to boost its sales volume while applying more effective marketing strategies and cost control measures to better manage operating cash flow position and obtaining funds from outside sources of financing to generate positive financing cash flows. As of December 31, 2021 and June 30, 2021, the Company’s balance of cash and cash equivalents was $1,670,109 and $788,964, respectively. If the Company does not have, or is not able to obtain, sufficient funds, the Company may have to adjust the pace of its operation expansion and reduce operating expenses devoted to the products.

Management has concluded, after giving consideration to its plans as noted above and existing balance of cash and cash equivalents as of December 31, 2021, that the Company has sufficient funds for sustainable operations and it will be able to meet its payment obligations from operations and debt related commitments for the next twelve months from the issuance of the consolidated financial statements. Accordingly, the consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations.

Basis of presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied.

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Principles of consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries, VIE and VIE’s subsidiaries for which the Company is the ultimate primary beneficiary.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power, has the power to appoint or remove the majority of the members of the board of directors, to cast a majority of votes at the meeting of the board of directors or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

All transactions and balances between the Company, its subsidiaries, VIE and VIE’s subsidiaries have been eliminated upon consolidation.

Use of estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the assessment of the allowance for doubtful accounts, depreciable lives of property and equipment, and realization of deferred tax assets. Actual results could differ from those estimates.

Functional Currency and Foreign Currency Translation

The functional currencies of the Company are the local currency of the county in which the subsidiaries operate. The Company’s financial statements are reported using U.S. Dollars. The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect on that date. The equity denominated in the functional currencies is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component in accumulated other comprehensive income included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of income and comprehensive income.

Since the Company operates primarily in the PRC, the Company’s functional currency is the Chinese Yuan (“RMB”). The Company’s consolidated financial statements have been translated into the reporting currency of U.S. Dollars (“US$”). The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in the translation.

The exchange rates as of December 31, 2021 and June 30, 2021 and for the periods ended December 31, 2021 and 2020 are as follows:

	December 31, 2021	June 30, 2021	For the Six Months Ended December 31,
			2021	2020
Foreign currency	Balance Sheet	Balance Sheet	Profits/Loss	Profits/Loss
RMB:1USD	6.3757	6.4601	6.4323	6.7729

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash

Cash include cash on hand and demand deposits in accounts maintained with commercial banks. The Company maintains the bank accounts in Mainland China, which is not freely convertible into foreign currencies.

Accounts receivable, net

Accounts receivables are presented net of an allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts for estimated losses. The Company reviews its accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer payment history, customer’s current creditworthiness, and current economic trends. Accounts are written off against the allowance after unsuccessful collection.

Advances to suppliers

Advances to suppliers consist of balances paid to suppliers for services that have not been provided or received. The Company reviews its advances to suppliers on a periodic basis and makes general and specific allowances when there is doubt as to the ability of a supplier to provide supplies to the Company or refund an advance.

Property and equipment

Property and equipment are carried at cost and are depreciated on the straight-line basis over the estimated useful lives of the underlying assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation and amortization are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of its property and equipment, when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Estimated useful lives are as follows, taking into account the assets’ estimated residual value:

Category	Estimated useful lives
Office equipment	3 years
Furniture and fixtures	3 – 5 years

Fair value of financial instruments

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•        Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

•        Level 3 — inputs to the valuation methodology are unobservable.

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Unless otherwise disclosed, the fair value of the Company’s financial instruments including cash, accounts receivable, advances to suppliers, prepaid expenses and other current assets, short-term loans, accounts payable, advance from customers, due to related parties, taxes payable, and accrued expenses and other current liabilities approximate their recorded values due to their short-term maturities.

The Company’s non-financial assets, such as property and equipment would be measured at fair value only if they were determined to be impaired.

Revenue recognition

The Company recognizes revenue per ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented. According to ASC 606, revenue is recognized when control of the promised goods or services is transferred to the customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company determines revenue recognition through the following steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. We assess our revenue arrangements against specific criteria in order to determine if it is acting as principal or agent. Revenue arrangements with multiple performance obligations are divided into separate distinct goods or services. We allocate the transaction price to each performance obligation based on the relative standalone selling price of the goods or services provided.

The Company’s revenues are derived principally from digital promotion services, risk-assessment services and value-added services. Value added taxes (“VAT”) are presented as a reduction of revenues.

Digital promotion services

The Company generates revenues primarily from digital promotion services to insurance companies on its various website channels, including pay for performance marketing services whereby customers are charged based on effective clicks on their insurance product information, and display advertising services that allow customers to place advertisements on various websites.

Pursuant to the digital promotion contracts, the performance obligation of the Company is to provide promotion services for the planning, designing, customizing strategy scheme and promoting for the customer. The Company considers that both of the digital market planning and promotion services are highly interrelated and not separately identifiable. The Company’s overall promise represents a combined output that is a single performance obligation. Revenues are recorded at a point in time when the performance obligation to deliver those digital promotion services is checked and accepted.

For the contracts that involve the third-party vendors, the Company considers itself as provider of the services as it has control of the specified services at any time before it is transferred to the customers which is evidenced by (i) the Company is primarily responsible for the planning and producing the content for the promotion and (ii) having latitude in select third party vendors for promotions and establish pricing. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis.

Risk-assessment services

The Company generate risk-assessment revenue from services fees of providing assessment reports to the insurance carriers. Utilizing the self-developed proprietary algorithmic model, the Company generates individualized risk report based on the vehicle brand, model, travel area, and driver’s information.

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Pursuant to the risk assessment contracts, the performance obligation of the Company is to utilize self-developed risk assessment model and to provide risk assessment report to customers. Consideration received reflects stand-alone selling prices and are settled monthly based on standard unit prices and service volumes rendered during the period. Revenue recognized at a point in time upon the services delivery and acceptance by the customers.

For the contracts that involve technical services provided by third-party vendors, the Company considers itself as provider of the services as it has control of the specified services at any time before it is transferred to the customers which is evidenced by (i) the Company is primarily responsible for the production of the risk assessment report with self-developed models and (ii) having latitude in select outsourced technical services and establish pricing. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis.

Value-added bundled benefits services

The Company enters into value added benefits contracts with insurance companies. Pursuant to the value added benefits contracts, the Company provides the digital code with value added bundled benefits to customers. The bundled benefits including but not limited to auto maintenance service, auto value added service, vehicle moving notification services and other services. The Company is primarily responsible for selecting out-sourced vendors, integrating out-sourced services and services provided in house to generate various bundled benefits digital code and providing technical supports for the code. The Company’s overall promise represents a combined output that is a single performance obligation; there is no multiple performance obligations.

For the contracts that involve the third-party vendors, the Company considers itself as principal of the services as it has control of the specified services at any time before it is transferred to the customers which is evidenced by (i) the Company is primarily responsible for the generation of the code and integrating various services provided by itself and outsourced vendors with the Company’s promise to provide products and services according to the contract entered into with customers and (ii) having latitude in select third party vendors for some value added services and establish pricing. The Company make payments directly to the third-party vendors for the value-added services. The demand of insurance companies for value-added services is personalized and diversified, based on which the Company choose third party vendors and customize the suitable service scheme for insurance companies. Therefore, the Company acts as the principal of these arrangements and reports revenue earned and costs incurred related to these transactions on a gross basis. Revenue from value-added bundled benefits is recognized at a point in time when the Company satisfies the performance obligation by transferring promised services upon acceptance by customers.

Contract balance

Accounts receivables are recorded when the Company performs a service in advance of receiving consideration and it has the unconditional right to receive consideration. Contract liabilities are recognized as advance from customers if the Company receives consideration but has not transferred the related goods or services to the customer.

Value Added Tax

The Company is subject to value-added-tax (“VAT”) on the revenues earned for services provided in the PRC. The applicable rate of value added tax is 6%. In the accompanying consolidated statements of comprehensive income/(loss), such VAT is excluded from net revenues.

Cost of revenue

Cost of revenues consists primarily of expenses incurred in connection with the third-party cloud infrastructure expenses, outsourcing service paid to suppliers and third-party procurement costs. These costs are charged to the consolidated statements of comprehensive income (loss) as incurred.

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the six months ended December 31, 2021 and 2020. The Company does not believe that there was any uncertain tax provision on December 31, 2021 and June 30, 2021. The Company’s subsidiary and VIEs in China are subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the six months ended December 31, 2021 and 2020.

Value added tax (“VAT”)

Sales revenue represents the invoiced value of goods, net of VAT. The VAT is based on gross sales price and VAT rate is approximately 6%. The VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products. The Company recorded a VAT payable or receivable net of payments in the accompanying consolidated financial statements. All of the VAT returns filed by the Company’s subsidiaries in the PRC, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of December 31, 2021 and June 30, 2021, there were no dilutive shares.

Comprehensive income (loss)

Comprehensive income consists of two components, net income and other comprehensive income(loss). Other comprehensive income(loss) refers to revenue, expenses, gains, and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income(loss) consists of foreign currency translation adjustment from the Company not using U.S. dollar as its functional currency.

Statement of cash flows

In accordance with ASC 230, Statement of Cash Flows, cash flows from the Company’s operations are formulated based upon the local currencies, and then translated at average translation rates for the periods. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration and Risks

Currency risk

The revenues and expenses of the Company’s entities in the PRC are generally denominated in RMB and their assets and liabilities are denominated in RMB. The RMB is not freely convertible into foreign currencies. Remittances of foreign currencies into the PRC or remittances of RMB out of the PRC as well as exchange between RMB and foreign currencies require approval by foreign exchange administrative authorities with certain supporting documentation. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of RMB into other currencies.

Concentration and credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. In China, the insurance coverage of each bank is RMB500,000 (USD 77,398). The management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

Financial instruments that potentially expose the Company to concentrations of credit risk consist principally of cash, term deposits, short-term investments and accounts receivables.

The Company’s investment policy requires cash, restricted cash, term deposits and short-term investments to be placed with high-quality financial institutions and to limit the amount of credit risk from any one issuer. The Company regularly evaluates the credit standing of the counterparties or financial institutions.

The Company conducts credit evaluations on its customers prior to delivery of goods or services. The assessment of customer creditworthiness is primarily based on historical collection records, research of publicly available information and customer on-site visits by senior management. Based on this analysis, the Company determines what credit terms, if any, to offer to each customer individually. If the assessment indicates a likelihood of collection risk, the Company will not deliver the services or sell the products to the customer or require the customer to pay cash, post letters of credit to secure payment or to make significant down payments.

Uncertainty and COVID-19 Impact

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

The current COVID-19 pandemic has already affected the business of the Company. The Customers, user acquisition channels and other business partners have been gradually recovering from the general shutdown and delay in commencement of operations in China since the beginning of March 2020. Even though the business is currently operational, the operating efficiency and capacity of the Company may still be adversely affected by the COVID-19 pandemic mainly due to the necessity to comply with disease control protocols in business facilities and hospitals. The global spread of COVID-19 pandemic in major countries of the world may also result in global economic distress, and the extent to which it may affect our results of operations will depend on future developments of the COVID-19 pandemic, which are highly uncertain and difficult to predict. There may be potential impacts on our results of operations if the pandemic and the resulting disruption were to extend over a prolonged period.

In addition, if the global spread of COVID-19 and deterioration cannot be contained, risks set forth in this prospectus may be exacerbated or accelerated at a heightened level.

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recent accounting pronouncements

The Company qualifies as an “emerging growth company”, or EGC, pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an EGC, the Company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. The Company adopts the following standards based on extended transition period provided to private companies or early adopts as necessary as permitted by the respective standards.

Recently adopted accounting pronouncements

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, to improve the effectiveness of disclosures in the notes to financial statements related to recurring or nonrecurring fair value measurements by removing amounts and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels, and the valuation processes for Level 3 fair value measurements. The new standard requires disclosure of the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The amendments in this update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company adopted this ASU on January 1, 2020 and the adoption did not have a material impact on its consolidated financial statements.

Recent accounting pronouncements not yet adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize a lease liability and a lease asset for all leases, including operating leases, with a term greater than 12 months on its balance sheet. The update also expands the required quantitative and qualitative disclosures surrounding leases. The standard is effective for the Company in the fiscal years beginning after December 15, 2021 and interim periods within the fiscal years beginning after December 15, 2022, with early adoption permitted. The Company will assess the impact of the adoption of the new lease standard before the effective date.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326), to provide financial statement users with more useful information about expected credit losses. ASU 2016-13 also changes how entities measure credit losses on financial instruments and the timing of when such losses are recorded. ASU 2016-13 is effective for the Company in the fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. The Company will assess the impact of the adoption of the new standard before the effective date.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions to the general principles in Topic 740, and also improves consistent application of and simplify U.S. GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments in this update are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted. The Company will assess the impact of the adoption of the new standard before the effective date.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial position, statements of operations and cash flows.

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

	December 31, 2021	June 30, 2021
	(Unaudited)
Trade accounts receivable	$6,575,896	$1,094,280
Less: allowance for doubtful accounts	(1,131)	(7,280)
Accounts receivable, net	$6,574,765	$1,087,000

NOTE 4 — PREPAYMENTS AND OTHER CURRENT ASSETS

Prepayments and other current assets consisted of the following:

	December 31, 2021	June 30, 2021
	(Unaudited)
Staff advances	$91,467	$142,129
Value-added Tax (“VAT”) recoverable	188,457	18,831
Prepaid expenses and others current assets	2,994	27,085
	282,918	188,045
Less: allowance for doubtful accounts	(9,425)	(5,503)
Prepayments and other current assets	$273,493	$182,542

NOTE 5 — PROPERTY AND EQUIPMENT, NET

Property and equipment, stated at cost less accumulated depreciation, consisted of the following:

	December 31, 2021	June 30, 2021
	(Unaudited)
Office Furniture	$109	$106
Electronic equipment	6,623	4,309
	6,732	4,415
Less: accumulated depreciation	(2,926)	(2,077)
Property and equipment, net	$3,806	$2,338

Depreciation expense was $1,265 and $454 for the six months ended December 31, 2021 and 2020, respectively. No impairment for property, equipment and software was recorded for the periods ended December 31, 2021 and 2020.

NOTE 6 — TAX PAYABLES

Tax payables consisted of the following:

	December 31, 2021	June 30, 2021
	(Unaudited)
Company income tax payable	$601,239	$497,769
Withholding tax payable	222	219
Others	6,551	811
Tax payables	$608,012	$498,799

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 7 — ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following:

	December 31, 2021	June 30, 2021
	(Unaudited)
Payroll and welfare payable	$31,917	$27,238
Other current liabilities	898,184	19,851
Accrued expenses and other current liabilities	$930,102	$47,089

NOTE 8 — RELATED PARTY TRANSACTIONS

The table below sets forth the major related parties and their relationships with the Company as of December 31, 2021:

Name of related parties	Relationship with the Company
Jian Chen	Founder and shareholder
Mingfei Liu	Founder and shareholder
	December 31, 2021	June 30, 2021
	(Unaudited)
Amounts due to related parties, current*
Jian Chen	$168,720	$117,109
Mingfei Liu	—	1,548
	$168,720	$118,657

____________

*        The balances mainly represented the expenses paid on behalf of the Company for daily operation.

NOTE 9 — TAXATION

Value Added Tax (“VAT”)

All of the Company’s service revenues that are earned and received in the PRC are subject to a Chinese VAT at a rate of 6% of the gross proceeds or at a rate approved by the Chinese local government.

Corporation Income Tax (“CIT”)

Cayman Islands

The Company was incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

Under the current Hong Kong Revenue Ordinance, the Company’s subsidiaries in Hong Kong are subject to 16.5% Hong Kong profit tax on their taxable income generated from operations in Hong Kong. Additionally, payments of dividends by the subsidiaries incorporated in Hong Kong to the Company are not subject to any Hong Kong withholding tax.

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 9 — TAXATION (cont.)

PRC

The Company’s subsidiaries consolidated VIEs and subsidiaries of the VIEs established in the PRC are mainly subject to statutory income tax at a rate of 25%.

The following table reconciles the statutory rate to the Company’s effective tax rate:

	For the six months ended December 31,
	2021	2020
	(Unaudited)	(Unaudited)
Income tax (benefit)/expense computed at applicable tax rates (25%)	25.0%	25.0%
Non-deductible expenses	12.1%	12.9%
Change of Valuation Allowance	(6.4)%	36.0%
Effective tax rate	30.7%	73.9%

Significant components of the provision for income taxes are as follows:

	For the six months ended December 31,
	2021	2020
	(Unaudited)	(Unaudited)
Current income tax expenses	$96,028	$115,654
Deferred tax benefits	594	(4,274)
Income tax provision	$96,622	$111,380

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The following table presents the significant components of the Company’s deferred tax assets for the periods presented:

	December 31, 2021	June 30, 2021
	(Unaudited)
Deferred tax assets
Net loss	$38,096	$183,716
Allowance for doubtful accounts	2,639	3,195
Less: valuation allowances	(40,452)	(185,088)
Total deferred tax assets	$283	$1,823

As of December 31, 2021 and June 30, 2021, the Company has total of net operating loss carry forward of approximately $1.6 million in the PRC that expire in 2023. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences.

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 10 — CONCENTRATION OF MAJOR CUSTOMERS AND SUPPLIERS

Customer concentration risk

For the six months ended December 31, 2021, one customer accounted for 11.4% of the Company’s total revenues. No customers individually represent greater than 10.0% of total revenues of the Company for the six months ended December 31, 2020.

As of December 31, 2021, three customers accounted for 14.9%, 14.3% and 13.2% of the total balance of accounts receivable. As of June 30, 2021, three customers accounted for 22.5%, 16.8% and 14.8% of the total balance of accounts receivable.

Vendor concentration risk

For the six months ended December 31, 2021, four vendors accounted for 20.6%, 16.2%, 14.9% and 12.6% of the Company’s total purchases, respectively. For the six months ended December 31, 2020, four vendors accounted for 39.3%, 17.7%, 16.6% and 15.6% of the Company’s total purchases, respectively.

As of December 31, 2021, five vendors accounted for 30.5%, 22.2%, 16.8%, 12.0% and 11.7% of the total balance of accounts payable, respectively. As of June 30, 2021, three vendors accounted for 51.2%, 27.9% and 19.4% of the total balance of accounts payable, respectively.

NOTE 11 — SEGMENT INFORMATION AND REVENUE ANALYSIS

The Company follows ASC 280, Segment Reporting, which requires that companies disclose segment data based on how management makes decisions about allocating resources to each segment and evaluating their performances. The Company has one reporting segment. The Company’s chief operating decision maker has been identified as the chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company and hence the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. The Company’s long-lived assets are substantially all located in the PRC and all of the Company’s revenues are derived from the PRC.

Disaggregated information of revenues by business lines are as follows:

	For the six months ended December 31,
	2021	2020
	(Unaudited)	(Unaudited)
Digital promotion services	$39,529,384	$29,782,573
Risk-assessment services	4,553,648	8,990,951
Value-added services	8,721,548	16,690,950
Total	$52,804,580	$55,464,474

NOTE 12 — SHAREHOLDERS’ EQUITY

Ordinary shares

The Company was established under the laws of the Cayman Islands on June 30, 2021. The authorized number of ordinary shares was 500,000,000 shares with a par value of $0.0001 per ordinary share, and 15,000,000 ordinary shares were issued as of September 18, 2021. The Company has retroactively restated all shares and per share data for all the periods presented pursuant to ASC 260. As a result, the Company had 500,000,000 authorized ordinary shares, par value $0.0001 per share, of which 15,000,000 were issued and outstanding as of December 31, 2021 and June 30, 2020.

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 12 — SHAREHOLDERS’ EQUITY (cont.)

Statutory reserves and restricted net assets

Relevant PRC laws and regulations permit payments of dividends by the Company’s entities incorporated in the PRC only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. In addition, the Company’s entities in the PRC are required to annually appropriate 10% of their net after-tax income to the statutory general reserve fund prior to payment of any dividends, unless such reserve funds have reached 50% of their respective registered capital.

As a result of these PRC laws and regulations and the requirement that distributions by the PRC entities can only be paid out of distributable profits computed in accordance with the PRC accounting standards and regulations, the PRC entities are restricted from transferring a portion of their net assets to the Company. Amounts restricted include paid-in capital and statutory reserves of the Company’s PRC entities. As of December 31, 2021, the aggregate amounts of restricted net assets of the Company’s PRC entities amounted to $295,327.

NOTE 13 — COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has entered into non-cancellable agreements with initial or remaining terms in one year for the rental and property management fee of office premises. All of the Company’s leases are accounted for as operating leases.

As of December 31, 2021, future minimum lease payments under non-cancellable operating lease agreement are as follows:

Twelve months ended December 31,	Operating
2022	$30,267
Thereafter	—
Total minimum payments required	$30,267

Contingencies

From time to time, the Company is subject to legal proceedings, investigations and claims incidental to the conduct of its business. As of December 31, 2021, the Company was not involved in any legal or administrative proceedings.

NOTE 14 — SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 1, 2022, the date the consolidated financial statements were available for issuance.

On January 24, 2022, the Company issued an aggregated 7,500,000 shares of ordinary shares, at par value of $0.0001, to all existing shareholders on a pro rata basis. Cash consideration of $750 for the issuance of 7,500,000 ordinary shares was all received on March 4, 2022. The issuance of the 7,500,000 shares was for initial capitalization structure purposes.

On January 28, 2022, the Company entered into an investment cooperation agreement with a third-party investor, pursuant to which the investor agreed to invest $195,000 in the Company for 1.6% equity interest. The consideration was received by the Company in September 2021. The transaction was registered on May 5, 2022.

On February 28, 2022, the Company entered into an investment cooperation agreement with a third-party investor, pursuant to which the investor agreed to invest $700,000 in the Company for 2.7% equity interest. The consideration was received by the Company in August 2021. The transaction was registered on May 5, 2022.

U-BX TECHNOLOGY LTD.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for number of shares, or otherwise noted)

NOTE 14 — SUBSEQUENT EVENTS (cont.)

On February 20, 2022, with approval of Lianghua Technology and approval of the board of directors of U-BX China, U-BX China issued 2.99% equity interest in U-BX China for nil consideration to a third-party investor. The issuance was completed on February 28, 2022. On February 28, 2022, Lianghua Technology exercised its call option under the Exclusive Call Option Agreements with certain shareholders of U-BX China, dated August 16, 2021, and entered into equity transfer agreements with all the shareholders of U-BX China to purchase all the equity interest in U-BX China. The restructure was completed on March 3, 2022. As a result, U-BX China became a wholly owned subsidiary of Lianghua Technology and the VIE structure is dissolved. The VIE Agreements were terminated.

On May 5, 2022, the Company issued an aggregated 1,500,000 shares of ordinary shares, at par value of $0.0001, to all fourteen existing shareholders and two new investors. Cash consideration of $46.8 for the issuance of 468,000 ordinary shares to fourteen shareholders was all received on May 6, 2022. Cash consideration of $895,000 for the issuance of 1,032,000 ordinary shares to two new investors was all received in August and September 2021.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended memorandum and articles of association provides that every director, alternate director or officer shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own actual fraud or wilful default.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

The Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Rule 701 of Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

On June 30, 2021, the Company issued 10,000 ordinary shares to six shareholders in connection with the incorporation of the Company and received gross proceeds in the amount of $1. The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) promulgated thereunder as a transaction by the Company not involving any public offering.

On September 18, 2021, the Company issued 14,090,000 ordinary shares to fourteen shareholders of the Company, and received gross proceeds in the amount of $1,409. The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) promulgated thereunder as a transaction by the Company not involving any public offering.

On January 24, 2022, the Company issued 7,500,000 ordinary shares to fourteen existing shareholders of the Company as of the date of issuance, and received gross proceeds in the amount of $750. The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) promulgated thereunder as a transaction by the Company not involving any public offering.

On January 28, 2022, the Company entered into an investment cooperation agreement with a third-party investor, pursuant to which the investor agreed to invest $195,000 in the Company for 1.6% equity interest. The consideration was received by the Company in September 2021. The Company issued 384,000 ordinary shares on May 5, 2022. The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) promulgated thereunder as a transaction by the Company not involving any public offering.

On February 28, 2022, the Company entered into an investment cooperation agreement with a third-party investor, pursuant to which the investor agreed to invest $700,000 in the Company for 2.7% equity interest. The consideration was received by the Company in August 2021. The Company issued 648,000 ordinary shares on May 5, 2022. The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) promulgated thereunder as a transaction by the Company not involving any public offering.

In addition to the issuance of a total of 1,032,000 ordinary shares on May 5, 2022 as discussed above, on May 5, 2022, the Company also issued an aggregated 468,000 ordinary shares, at par value of $0.0001, to fourteen existing shareholders. Cash consideration of $46.8 for the issuance of 468,000 ordinary shares to the fourteen shareholders was all received on May 6, 2022.

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)    Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9.    UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or

Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3)    That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)    That for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That for the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

U-BX Technology Ltd.

Exhibit Index

Exhibit No.	Description
1.1***	Form of Underwriting Agreement
3.1***	Amended and Restated Memorandum and Articles of Association
4.1***	Specimen Certificate for ordinary share
4.2*	Form of Underwriter’s Warrant
5.1***	Opinion of Mourant Ozannes regarding the validity of the ordinary shares being registered
5.2***	Opinion of Ortoli Rosenstadt LLP, U.S. counsel to U-BX Technology Ltd., as to the enforceability of the Underwriters Warrants
8.1***	Opinion of Jiangsu Junjin Law Firm regarding certain PRC tax matters (included in Exhibit 99.1)
10.1***	Form of Equity Pledge Agreement
10.2***	Form of Exclusive Call Option Agreement
10.3***	Form of Shareholders’ Voting Rights Proxy Agreement
10.4***	Form of Business Cooperation Agreement
10.5***	Form of Consultation and Service Agreement
10.6***	Form of Employment Agreement by and between Executive Officers and the Company
10.7***	Form of Lock-Up Agreement
10.8***	English Translation of cooperation agreement between Rudongyoujia Smart Technology Co., Ltd. and Shandong BAOYING Information Technology Co., Ltd., dated August 16, 2020
10.9***	English Translation of cooperation agreement between Rudongyoujia Smart Technology Co., Ltd. and Zhejiang sloth Network Technology Co., Ltd, dated August 28, 2020
10.10***	English Translation of cooperation agreement between Rudongyoujia Smart Technology Co., Ltd. and Shandong Xinhui Information Technology Co., Ltd., dated May 11, 2020
10.11***	English Translation of cooperation agreement between Rudongyoujia Smart Technology Co., Ltd. and Anhui senrenhang Information Technology Co., Ltd., dated September 17, 2020
10.12***	English Translation of the Form of Equity Transfer Agreement
10.13***	English Translation of the Form of Investment Cooperation Agreement
10.14***

English Translation of Consulting and Service, Business Operation Termination Agreement between Beijing Lianghua Technology Co., Limited and each shareholder of Youjiayoubao (Beijing) Technology Limited, dated March 3, 2022

10.15***	English Translation of Employment Agreement between the Chief Executive Officer, Jian Chen, and the Company
10.16***	English Translation of Employment Agreement between the Chief Financial Officer, Xiaoli Zhong, and the Company
10.17***	English Translation of Employment Agreement between the Chief Operating Officer, Mingfei Liu, and the Company
10.18***	English Translation of the form of Termination Agreement between Beijing Lianghua Technology Co., Limited and each shareholder of Youjiayoubao (Beijing) Technology Limited
14.1***	Code of Business Conduct and Ethics of the Registrant
21.1***	List of Subsidiaries
23.1*	Consent of Wei, Wei & Co., LLP
23.2***	Consent of Mourant Ozannes (included in Exhibit 5.1)
23.3***	Consent of Jiangsu Junjin Law Firm (included in Exhibits 8.1 and 99.1)
23.4***	Consent of Enze Liang
23.5***	Consent of H. Michael Feng
23.6***	Consent of Kongfei Hu

Exhibit No.	Description
99.1***	Opinion of Jiangsu Junjin Law Firm, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters
99.2***	Audit Committee Charter
99.3***	Compensation Committee Charter
99.4***	Nomination Committee Charter
99.5***	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107***	Filing Fee Table.

____________

*        Filed herewith.

***    Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on  September 14, 2022.

U-BX Technology Ltd.
By:	/s/ Jian Chen
	Name:	Jian Chen
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on September 14, 2022.

Signature	Title
/s/ Jian Chen	Chief Executive Officer and Director
Name: Jian Chen	(Principal Executive Officer)
/s/ Xiaoli Zhong	Chief Financial Officer
Name: Xiaoli Zhong	(Principal Executive Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of U-BX Technology Ltd., has signed this registration statement or amendment thereto in New York on September 14, 2022.

Authorized U.S. Representative Cogency Global Inc.
By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President